================================================================================

              THE THIRTEEN ENTITIES IDENTIFIED ON EXHIBIT A HERETO
                                                  ---------

                                                   as Issuers,


                             LASALLE NATIONAL BANK,
                                                   as Trustee

                                      and

                          MIDLAND LOAN SERVICES, L.P.,

                                                   as Servicer


                              ____________________


                       INDENTURE AND SERVICING AGREEMENT
                  Dated and effective as of November 25, 1997


                              ____________________


             Collateralized Fixed Rate Notes due November 15, 2004

                          Series A-1 Fixed Rate Notes
                          Series B-1 Fixed Rate Notes
                          Series C-1 Fixed Rate Notes
                          Series D-1 Fixed Rate Notes
                          Series E-1 Fixed Rate Notes

             Collateralized Fixed Rate Notes due November 15, 2007

                          Series A-2 Fixed Rate Notes
                          Series B-2 Fixed Rate Notes
                          Series C-2 Fixed Rate Notes
                          Series D-2 Fixed Rate Notes
                          Series E-2 Fixed Rate Notes

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
RECITALS OF THE ISSUERS.......................................................1
GENERAL COVENANT..............................................................1

             ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                                  APPLICATION
SECTION 1.1 Definitions.......................................................2
SECTION 1.2 Form of Documents Delivered to Trustee...........................21
SECTION 1.3 Acts of Holders..................................................22
SECTION 1.4 Computation of Principal Amount..................................23
SECTION 1.5 Notices..........................................................23
SECTION 1.6 Notice to Holders of Notes.......................................25
SECTION 1.7 Successors and Assigns...........................................26
SECTION 1.8 Separability Clause..............................................26
SECTION 1.9 Benefits of Indenture............................................27
SECTION 1.10 Governing Law...................................................27
SECTION 1.11 Legal Holidays..................................................27
SECTION 1.12 Security Agreement..............................................28
SECTION 1.13 Third-Party Beneficiary.........................................28
SECTION 1.14 Obligations are Without Recourse................................28
SECTION 1.15 Issuer Representative...........................................30
SECTION 1.16 Execution in Counterparts.......................................31
SECTION 1.17 Consolidation and Splitting of Prior Notes......................31

                         ARTICLE II FORMS OF THE NOTES
SECTION 2.1 Forms Generally..................................................32
SECTION 2.2 Form of Trustee's Certificate of Authentication..................33
SECTION 2.3 Form of the Notes................................................33
SECTION 2.4 Legends..........................................................35
SECTION 2.5 Restricted Notes.................................................38
SECTION 2.6 Global Notes.....................................................38

                             ARTICLE III THE NOTES
SECTION 3.1 Equal and Ratable Securities; Amount; Authorization..............40
SECTION 3.2 Denominations....................................................41
SECTION 3.3 Conditions Precedent to Issuance of Notes........................41
SECTION 3.4 Execution, Authentication and Delivery of the Notes..............43
SECTION 3.5 Payment Account; Holdover Account................................44
SECTION 3.6 Registration; Paying Agent.......................................47
SECTION 3.7 Holder Lists.....................................................49
SECTION 3.8 Transfer and Exchange............................................49

                                      -i-
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

SECTION 3.9 Mutilated, Destroyed, Lost and Stolen Notes.......................56
SECTION 3.10 Interest.........................................................57
SECTION 3.11 Payment of Principal and Interest................................58
SECTION 3.12 Interest on New Notes............................................60
SECTION 3.13 Cancellation.....................................................61
SECTION 3.14 Information......................................................61
SECTION 3.15 Paying Agent to Hold Money in Trust..............................61

              ARTICLE IV SATISFACTION AND DISCHARGE OF INDENTURE
SECTION 4.1 Satisfaction and Discharge of Indenture...........................62
SECTION 4.2 Defeasance of Notes...............................................63
SECTION 4.3 Application of Trust Money........................................64
SECTION 4.4 Repayment to Issuers..............................................64
SECTION 4.5 Reinstatement.....................................................65
SECTION 4.6 Partial Release of Collateral.....................................65

                              ARTICLE V REMEDIES
SECTION 5.1 Events of Default.................................................66
SECTION 5.2 Acceleration of Maturity; Rescission and Annulment................67
SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee...69
SECTION 5.4 Trustee May File Proofs of Claim..................................69
SECTION 5.5 Trustee May Enforce Claims Without Possession of Notes............70
SECTION 5.6 Application of Money Collected....................................70
SECTION 5.7 Limitation on Suits...............................................73
SECTION 5.8 Unconditional Right of Holders to Receive Principal and Interest..73
SECTION 5.9 Restoration of Rights and Remedies................................74
SECTION 5.10 Rights and Remedies Cumulative...................................74
SECTION 5.11 Delay or Omission Not Waiver.....................................74
SECTION 5.12 Control by Holders...............................................74
SECTION 5.13 Waiver of Past Defaults..........................................75
SECTION 5.14 Undertaking for Costs............................................75

                            ARTICLE VI THE TRUSTEE
SECTION 6.1 Certain Duties and Responsibilities...............................76
SECTION 6.2 Money Held in Trust...............................................82
SECTION 6.3 Notice of Defaults................................................82
SECTION 6.4 Certain Rights of Trustee.........................................83
SECTION 6.5 Compensation and Reimbursement....................................84
SECTION 6.6 Confidentiality...................................................85
SECTION 6.7 Corporate Trustee Required; Eligibility...........................86
SECTION 6.8 Representations and Warranties of the Trustee.....................86


SECTION 6.9 Merger, Conversion, Consolidation or Succession to Business.......88
SECTION 6.10 Resignation and Removal; Appointment of Successor................88
SECTION 6.11 Acceptance of Appointment by Successor...........................89
SECTION 6.12 Conflicting Interests............................................90
SECTION 6.13 Self Dealing.....................................................90
SECTION 6.14 Investments......................................................91
SECTION 6.15 Unclaimed Funds..................................................93
SECTION 6.16 Illegal Acts.....................................................94
SECTION 6.17 Communications to be Sent to the Rating Agency, Holders and the
             Initial Purchasers...............................................94
SECTION 6.18 Separate Trustees and Co-trustees................................95
SECTION 6.19 Streit Act.......................................................97
SECTION 6.20 Withholding and Information Reporting............................97

                           ARTICLE VII THE SERVICER
SECTION 7.1 Servicer to Act as Servicer.......................................97
SECTION 7.2 Sub-Servicing Agreements..........................................98
SECTION 7.3 Certain Duties and Responsibilities...............................99
SECTION 7.4 Payment of Impositions, etc. ....................................100
SECTION 7.5 Maintenance of Insurance and Errors and Omissions and Fidelity
            Coverage.........................................................101
SECTION 7.6 Collection Account...............................................102
SECTION 7.7 Realization upon Mortgaged Property..............................104
SECTION 7.8 Trustee to Cooperate; Release of Original Security Documents.....106
SECTION 7.9 Title and Management of Foreclosed Property......................107
SECTION 7.10 Sale of Foreclosed Property.....................................108
SECTION 7.11 Servicing Compensation..........................................110
SECTION 7.12 Reports to the Trustee; Statements to the Issuer................110
SECTION 7.13 Annual Statement as to Compliance...............................111
SECTION 7.14 Annual Independent Public Accountants' Servicing Report.........111
SECTION 7.15 Access to Certain Documentation Regarding the Loan..............112
SECTION 7.16 Inspections.....................................................112
SECTION 7.17 Advances........................................................112
SECTION 7.18 Rights of the Issuers with Respect to the Servicer..............114
SECTION 7.19 Limitation on the Liability of the Servicer and Others..........115
SECTION 7.20 Servicer Not to Resign; Termination of Servicer by Holders......117
SECTION 7.21 Merger or Consolidation of the Servicer.........................118


SECTION 7.22 Servicer Default................................................119
SECTION 7.23 Remedies of Trustee.............................................121
SECTION 7.24 Directions by Holders and Duties of Trustee During Servicer
             Default.........................................................122
SECTION 7.25 Trustee to Act as Servicer; Appointment of Successor............122
SECTION 7.26 Notification to Holders.........................................124
SECTION 7.27 Waiver of Past Events of Default................................124
SECTION 7.28 Representations and Warranties of the Servicer..................124

                           ARTICLE VIII THE ISSUERS
SECTION 8.1 Reports by the Issuers...........................................126
SECTION 8.2 Representations and Warranties of the Issuers....................126

                ARTICLE IX SUPPLEMENTAL INDENTURES; AMENDMENTS
SECTION 9.1 Supplemental Indentures or Amendments Without Consent of Holders.128
SECTION 9.2 Supplemental Indentures With Consent of Holders..................130
SECTION 9.3 Delivery of Supplements..........................................131
SECTION 9.4 Opinion of Counsel...............................................131

                        ARTICLE X COVENANTS; WARRANTIES
SECTION 10.1 Payment of Principal and Interest...............................132
SECTION 10.2 Maintenance of Office or Agency.................................132
SECTION 10.3 Paying Agents; Transfer Agent; Money for Note Payments to be
             Held in Trust...................................................132
SECTION 10.4 Withholding; Payment of Additional Amounts......................133
SECTION 10.5 Corporate Existence.............................................135
SECTION 10.6 Payment of Taxes and Other Claims...............................136
SECTION 10.7 Maintenance of Lien and Recording...............................136
SECTION 10.8 Performance and Enforcement.....................................137
SECTION 10.9 Negative Covenants..............................................137
SECTION 10.10 Statement as to Compliance.....................................138
SECTION 10.11 Notices to Rating Agency.......................................138
SECTION 10.12 Resale of Certain Securities...................................138
SECTION 10.13 Completion of Capital/Environmental Items......................139

                        ARTICLE XI REDEMPTION OF NOTES
SECTION 11.1 Applicability of Article........................................139
SECTION 11.2 Election to Redeem; Notice to Trustee...........................141
SECTION 11.3 Selection by Trustee of Notes to be Redeemed....................142
SECTION 11.4 Notice of Redemption............................................143
SECTION 11.5 Deposit of Redemption Price.....................................144
SECTION 11.6 Notes Payable on Redemption Date................................144


SECTION 11.7 Notes Redeemed in Part..........................................144

                     ARTICLE XII LIQUIDATION OF COLLATERAL

                   ARTICLE XIII MEETINGS OF HOLDERS OF NOTES
SECTION 13.1 Purposes for Which Meetings May Be Called.......................145
SECTION 13.2 Call, Notice and Place of Meetings..............................145
SECTION 13.3 Persons Entitled to Vote at Meetings............................146
SECTION 13.4 Quorum; Action..................................................146
SECTION 13.5 Determination of Voting Rights; Conduct and Adjournment of
             Meetings........................................................147
SECTION 13.6 Counting Votes and Recording Action of Meetings.................148

             ARTICLE XIV ASSUMPTION OF OBLIGATIONS UNDER THE NOTES
EXHIBITS

Exhibit A    Issuers/Shopping Centers
Exhibit A-1  Schedule of Issuer Affiliates
Exhibit B    Form of Note
Exhibit C-1  Owner Securities Certification
Exhibit C-2  Depositary Securities Certification
Exhibit C-3  Transferee Securities Certification
Exhibit C-4  Form of Certification for Transfer or Exchange of Restricted Note
             to Global Note
Exhibit C-5  Form of Certification for Transfer or Exchange of Restricted Global
             Note to Regulation S Temporary Global Note
Exhibit C-6  Form of Certification for Transfer or Exchange of Restricted Global
             Note to Unrestricted Global Note
Exhibit C-7  Form of Instruction for Exchange; Exchange Instructions
Exhibit C-8  Transferee Certification
Exhibit D    Form of Certification Requesting Documentation Pursuant to
             Agreement Section 6.17
Exhibit E    Authorized Persons
Exhibit F    Request for Release of Documents
Exhibit G    Deferred Maintenance and Other Capital and Environmental Items

      INDENTURE AND SERVICING AGREEMENT, dated and effective as of November 25, 1997 (this "Indenture"), among THE THIRTEEN ENTITIES IDENTIFIED ON EXHIBIT A HERETO, each having an address c/o GGP Limited Partnership, 55 West Monroe Street, Suite 3100, Chicago, Illinois 60603, Attention: Mr. Bernard Freibaum, LaSalle National Bank, a nationally chartered bank, as trustee (defined herein, together with its successors and any separate or co-trustee appointed pursuant to Section 6.18, as the "Trustee"), having an address at 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust
Services: General Growth Properties, and Midland Loan Services, L.P., a Missouri limited partnership, having an address at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Alan L. Atterbury (defined herein as the "Servicer").

                            RECITALS OF THE ISSUERS

      The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their notes or other evidences of indebtedness (herein individually called a "Note" and collectively called the "Notes") to be issued as provided in this Indenture in the form of Collateralized Fixed Rate Notes due November 15, 2004 and Collateralized Fixed Rate Notes due November 15, 2007 in an aggregate principal amount of up to $560,000,000 and in such additional forms as may be permitted hereunder.

      All things necessary to make the Notes, when executed by each Issuer and authenticated and delivered by the Trustee hereunder and duly issued by each Issuer, the valid and legally binding obligations of each Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of each Issuer, the Servicer and the Trustee enforceable in accordance with its terms, except in each case as such enforcement may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), have been done.

                               GENERAL COVENANT

      IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Trustee (or any Authenticating Agent), and the Collateral is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, and each Issuer does hereby represent and warrant, and covenant and agree, to and with the Trustee, for the equal and proportionate benefit and security of the Trustee for the benefit of the Holders of the Notes as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

1.1  SECTION 1.1  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America;

     (c) the word "including" shall be construed to be followed by the words "without limitation";

     (d) Section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

     (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (f) the words "immediately available funds" shall have the same meaning as "same day funds" when used herein.

     2004 Fixed Rate Notes means the Collateralized Fixed Rate Notes due November 15, 2004 issuable hereunder, which are designated as Series A-1 Fixed Rate Notes, Series B-1 Fixed Rate Notes, Series C-1 Fixed Rate Notes, Series D-1 Fixed Rate Notes and Series E-1 Fixed Rate Notes.

     2007 Fixed Rate Notes means the Collateralized Fixed Rate Notes due November 15, 2007 issuable hereunder, which are designated as Series A-2 Fixed Rate Notes, Series B-2 Fixed Rate Notes, Series C-2 Fixed Rate Notes, Series D-2 Fixed Rate Notes and Series E-2 Fixed Rate Notes.

     Acceleration means that the principal of and interest on the Notes shall become and thereafter be immediately due and payable in full in accordance with their respective terms and the terms of this Indenture, whether automatically or by action of the Servicer, the Trustee or the Holders.

     Accepted Servicing Practices has the meaning stated in Section 7.1.

     Act has the meaning stated in Section 1.3.

     Additional Amounts has the meaning stated in Section 10.4(b).

     Additional Notes means any Notes (including any Global Notes) representing obligations of the Issuers that are secured by the Collateral and are issued pursuant to a supplemental indenture hereto as set forth in Section 9.1(6).

     Advance means any Interest Advance or Carrying Cost Advance.

     Advance Interest Rate has the meaning stated in Section 7.17(c).

     Affiliate means a Person or Persons, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

     Agent means any Registrar, Paying Agent or Transfer Agent.

     Agent Members has the meaning stated in Section 2.6(e).

     Allocated Amount has the meaning stated in the Mortgage.

     Applicable Procedures has the meaning stated in Section 3.8(d)(iii).

     Assignment of Leases has the meaning stated in the Mortgage.

     Assignment of Contracts has the meaning stated in the Mortgage.

     Authenticating Agent means the Trustee and/or any Person authorized by the Trustee to act on behalf of the Trustee to authenticate and deliver the Notes. Written notice of such authorization shall be transmitted to the Issuers by the Trustee in a timely manner.

     Authorized Newspaper means, so long as the Notes are listed on a securities exchange and the rules of such exchange so require, a newspaper published in the city in which such securities exchange is located; provided, however, that for so long as the Notes are listed on the Bourse de Luxembourg, "Authorized Newspaper" shall include the

Luxembourg Wort (subject to the next sentence). If, because of temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or, in the opinion of the Trustee, impracticable to make reasonable publication of any notice required herein in a newspaper published in the city in which the securities exchange is located, "Authorized Newspaper" shall mean any publication in an English language newspaper of general circulation in Europe.

     Authorized Person, when used with respect to an Issuer, has the meaning stated in Section 3.4 and, when used with respect to the Servicer, means a Servicing Officer.

     Basic Carrying Costs means the sum of the following costs with respect to the Mortgaged Properties (computed on a monthly basis): (i) Impositions, (ii) insurance premiums, (iii) all ground rent and other charges due by any of the Issuers pursuant to any lease or Operating Agreement relating to any Mortgaged Property, (iv) the fees payable to the Servicer under the Servicer Fee Agreement and the fees payable to the Trustee under the Trustee Fee Agreement, (v) the costs and expenses of the Servicer (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with a release of a Mortgaged Property or any portion thereof from the lien of the Mortgage and any other Security Documents and (vi) all other costs and expenses reimbursable by any Issuer to the Trustee and the Servicer pursuant to this Indenture.

     Board of Directors means, with respect to each Issuer, the board of directors of the entity identified on Exhibit A-1 for such Issuer, or, to the extent such board of directors has authorized any committee thereof such committee.

     Board Resolution means, with respect to each Issuer, a copy of a resolution certified by the Secretary or an Assistant Secretary of the entity identified on Exhibit A-1 for such Issuer or, in the case of a transferee Issuer, the direct or indirect owner of such transferee Issuer having a comparable relationship to such Issuer, to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect on the date of such certification.

     Business Day means, any day (i) other than a Saturday or a Sunday or (ii) other than a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York and in the city in which the Corporate Trust Office then is located.

     Carrying Cost Advance means, subject to the next succeeding sentence, (A) all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, costs and expenses incurred in connection with
(i) the operation, preservation, restoration and protection of any of the Mortgaged Properties which, in the Servicer's judgment and discretion, are necessary to prevent an immediate or material loss to the Holders' interest in such Mortgaged Property, (ii) the payment of Basic Carrying Costs and any other amounts necessary to preserve the priority of the liens created by the Mortgage and the other Security Documents, if unpaid by the Issuers, (iii) any enforcement, foreclosure or other judicial proceedings, including, but not limited to, court costs, reasonable attorneys' fees and expenses, and costs for environmental and engineering consultants and any other third-party experts, and
(iv) the management and liquidation of any of the Mortgaged Properties if any of the Mortgaged Properties are acquired in full or partial satisfaction of the Secured Obligations, including Liquidation Expenses, and (B) to the extent not covered by clause (A) above, all costs and expenses incurred by the Servicer for any deferred maintenance with respect to a Mortgaged Property which has not been completed at the time the Servicer, in the name of the Trustee, for the benefit of the Holders, takes possession of such Mortgaged Property by foreclosure or otherwise. In no event shall the term "Carrying Cost Advance" include (a) any principal due on the Notes, (b) any loss due to an Uninsured Cause, (c) amounts disbursed to pay capital improvements to any Mortgaged Property, other than those necessary to prevent an immediate or material loss to the Holders' interest in the Mortgaged Properties or as otherwise described in clause (B) above with respect to deferred maintenance or (d) any amounts required to cure a failure of any of the Mortgaged Properties to comply with any applicable Environmental Law, or (except in connection with the foreclosure or other acquisition of a Mortgaged Property upon the occurrence of an Event of Default) to investigate, test, monitor, contain, clean-up or remedy an environmental condition present at any of the Mortgaged Properties.

     Cash means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

     Casualty Account has the meaning stated in Section 10.8(b).

     CEDEL means Cedel Bank, societe anonyme.

     CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     Class means the Notes of any two series having the same initial letter designation. For example, all Notes designated as Series A-1 Fixed Rate Notes and Series A-2 Fixed Rate Notes belong to the same Class (i.e. "Class A").

     Class A Notes means the Series A-1 Notes and the Series A-2 Notes, collectively.

     Class B Notes means the Series B-1 Notes and the Series B-2 Notes, collectively.

     Class C Notes means the Series C-1 Notes and the Series C-2 Notes, collectively.

     Class D Notes means the Series D-1 Notes and the Series D-2 Notes, collectively.

     Class E Notes means the Series E-1 Notes and the Series E-2 Notes, collectively.

     Closing Date means November 25, 1997.

     Code means the United States Internal Revenue Code of 1986, as amended, and applicable Treasury Department regulations thereunder.

     Collateral means the Security Documents and all monies, accounts, instruments and other property (other than the proceeds of the issuance of the Notes), including the interest of the Trustee in the Mortgaged Properties as mortgagee or beneficiary under the Security Documents (including, without limitation, all rent, revenues, issues, Proceeds, profits, security and other monies payable or receivable thereunder or with respect thereto and the after-acquired property clauses thereof) subject or intended to be subject to this Indenture or constituting a part of the security for the Holders of the Notes for the performance by each Issuer of its obligations thereunder or hereunder as of any particular time, and the proceeds of the foregoing, or evidenced and assigned to the Trustee after the date hereof (whether by the Issuers or any other Person) and all amounts in the Payment Account and any other property that is conveyed to the Trustee in trust for the benefit of the Holders of the Notes.

     Collateral Value means as of any date with respect to Eligible Investments theretofore delivered to the Trustee, the aggregate amount of payments of principal of U.S. Government Securities and Debt Securities and the predetermined and certain income therefrom that will be paid or payable to the Trustee on or before the Business Day prior to each day on which payments are due on the obligations in respect of which such Eligible Investments were delivered, without consideration of any reinvestment of such income, plus the face amount of any Cash, all as certified in writing to the Trustee by a recognized and reputable independent certified public accounting firm or investment banking firm selected by the Issuers (unless reasonably disapproved by the Trustee).

     Collection Account has the meaning stated in Section 7.6.

     Confidential Information has the meaning stated in Section 6.6.

     Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which as of the Closing Date is 135 South LaSalle Street, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services: General Growth Properties, and, with respect to presentations of the Notes, the New York presenting office of the Trustee shall be IBJ Schroder Trust Bank Stock Transfer Department, One State Street Plaza, New York, New York 10015 for the account of LaSalle National Bank, ABS Trust Services Group.

     Custodian means LaSalle National Bank, and any successor custodian, as custodian of the Global Notes for DTC under custody agreements, or any similar successor agreement or agreements.

     Debt Securities means debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (x) are not subject to prepayment or redemption prior to maturity and (y) are rated not less than the then Required Rating; or any combination of the foregoing.

     Debt Service Coverage Ratio has the meaning stated in the Mortgage.

     Debt Service Reports means, with respect to the most recently completed quarter and calendar year, reports, prepared by the Servicer within thirty (30) days after the receipt from the Issuers of the financial reports to be delivered by them under Section 18 of the Mortgage for such quarter or year, providing (a) the debt service owed and paid by the Issuers on the Notes for the relevant period (in the aggregate and broken out by Series), (b) the average principal amount of the Notes outstanding during the relevant period (in the aggregate and broken out by Series), (c) the aggregate Debt Service Coverage Ratio for the relevant period and (d) a schedule identifying each of the Mortgaged Properties, if any, that has been released from (or encumbered by) the lien of the Mortgage since the Closing Date.

     Default Interest has the meaning stated in Section 3.11(b).

     Default Rate has the meaning stated in Section 3.11(b).

     Defeasance Portion has the meaning stated in Section 4.2.

     Defeasance Property has the meaning stated in Section 4.2.

     Depositary means, with respect to the Global Notes, DTC or such other Person as shall be designated as Depositary by the Issuers pursuant to Section 2.6(a) of this Indenture.

     Depositary Securities Certification has the meaning stated in Section 2.3(b)(ii).

     Dollars, U.S.$ and $ mean such coin or currency of the United States as, at the time, shall be legal tender for the payment of public or private debts.

     DTC means The Depository Trust Company, a New York corporation.

     Eligible Account means either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution (as defined below) or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each Eligible Account (x) shall be a separate and identifiable account from all other funds held by the holding institution, (y) shall be established and maintained in the name of the Trustee (and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the Notes), and (z) shall be under the sole dominion and control of the Trustee or the Servicer, as applicable, and should contain only funds held for its benefit. With respect to clause (i) above, if at any time the rating assigned by the Rating Agency to the depository institution at which any Eligible Account is held falls below the lowest rating permitted in the definition of "Eligible Institution", the Trustee or the Servicer, as applicable, shall move any amounts held by it in such account to another Eligible Account within thirty (30) days of the date the Trustee or Servicer, as applicable, first learns of the downgrading of such Eligible Institution.

     Eligible Institution means an institution whose (i) commercial paper, short-term debt obligations or other short-term deposits are rated at least "P-1" (or the equivalent) by the Rating Agency, if the deposits are to be held in the account for less than 35 days, or (ii) long-term senior unsecured debt obligations are rated at least "Aa3" (or the equivalent) by the Rating Agency, if the deposits are to be held in the account for more than 30 days. Following a rating downgrade, withdrawal, qualification or suspension of any such institution's rating, each account with that institution must promptly (and in any case within not more than 30 calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted.

     Eligible Investments has the meaning stated in Section 6.14.

     Environmental Indemnity has the meaning stated in the Mortgage.

     Environmental Laws has the meaning stated in the Mortgage.

     Euroclear means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

     Event of Default has the meaning stated in Section 5.1.

     Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

     Exculpated Persons has the meaning stated in Section 1.14(a).

     Excusable Delay has the meaning stated in the Mortgage.

     FHLMC means Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     First Interest Period means the period commencing on the Closing Date and ending on but excluding the first Interest Payment Date.

     Fixed Rate Notes means the 2004 Fixed Rate Notes together with the 2007 Fixed Rate Notes.

     FNMA means Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act or any successor thereto.

     Foreclosed Property means any Mortgaged Property if acquired by the Servicer in the name of the Trustee for the benefit of the Holders by foreclosure or acceptance of a deed in lieu of foreclosure or otherwise.

     Foreclosure Proceeds means proceeds, net of any related expenses of the Servicer or the Trustee, received in respect of any Foreclosed Property (including, without limitation, proceeds from the rental of such Foreclosed Property) prior to the final liquidation of the Foreclosed Property.

     General Growth means General Growth Properties, Inc., a Delaware corporation, and its successors and assigns.

     GGP means GGP Limited Partnership, a Delaware limited partnership, and its successors and assigns.

     Global Note means any Regulation S Temporary Global Note, any Restricted Global Note or any Unrestricted Global Note, as the case may be, and Global Notes means any two or more of such Notes.

     Hazardous Substances has the meaning stated in the Mortgage.

     Holder means, with respect to any Note, the Person in whose name such Note is registered in the Register.

     Holdover Account has the meaning stated in Section 3.5(d).

     Impositions has the meaning stated in the Mortgage.

     Independent when used with respect to any specified Person means such a Person who (i) does not have any direct financial interest or any material indirect financial interest in any Issuer, the Trustee or the Servicer or in any of their respective Affiliates and (ii) is not connected with any Issuer, the Trustee or the Servicer or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Indenture has the meaning stated in the introductory paragraph hereto.

     Initial Purchasers means Goldman, Sachs & Co., a Delaware limited partnership, and Goldman Sachs International, a company organized under the laws of the United Kingdom.

     Insurance Proceeds has the meaning stated in the Mortgage.

     Interest Advance means, with respect to any Servicer Advance Date, an advance of interest with respect to the Notes equal to the Interest Advance Amount.

     Interest Advance Amount means, with respect to any Interest Payment Date, an amount equal to the amount of interest that was to have been deposited by the Issuers in the Payment Account for payment to Holders on such Interest Payment Date (but excluding any Default Interest in excess of the regular non default interest payable on the Notes and excluding Additional Amounts), less any amounts then already on deposit in the Payment Account.

     Interest Installment means an installment of interest payable with respect to any Note issued hereunder in accordance with the terms of this Indenture.

     Interest Payment Date means, with respect to the Notes, the fifteenth
(15th) day of each calendar month beginning in December 1997, except as otherwise provided in Section 1.11 hereof.

     Interest Period means, with respect to the Notes, (i) the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and (ii) each successive period beginning on (and including) the preceding Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

     Interested Person means, as of any date of determination, each Issuer, the Servicer, the Manager, the Trustee and any Holder, or, in each such case, any of their respective Affiliates.

     Investment Grade means having a long term unsecured debt rating (or, with respect to the providers of insurance, claims paying ability rating) not lower than Baa3 (or its equivalent) by the Rating Agency.

     Issuer means any one or more of the Issuers or all Issuers taken together, as the context may require.

     Issuer Action has the meaning stated in Section 1.15.

     Issuer Representative has the meaning stated in Section 1.15.

     Issuer Request or Issuer Order means a written request or order signed in the name of any Issuer by any Authorized Person.

     Issuers means, collectively, the thirteen entities described in Exhibit A, and any permitted successors or assigns thereto permitted hereunder and under the terms of the other Security Documents.

     Ivanhoe Entities has the meaning stated in the Mortgage.

     Lease has the meaning stated in the Mortgage.

     Liquidated Mortgaged Property means a Mortgaged Property that has been liquidated and, with respect to which the Servicer, has determined that all amounts which it expects to recover from or on account of such Mortgaged Property have been recovered.

     Liquidation Expenses means reasonable and customary expenses (other than expenses actually covered by insurance and reimbursed by the insurer to the Servicer or the Trustee) incurred by the Servicer or the Trustee in connection with the liquidation of a Mortgaged Property, such expenses including, without limitation, legal fees and expenses, appraisal fees, the costs of any environmental reports, receivership fees, brokerage fees, trustee and co trustee fees, if any, fees and expenses in connection with the maintenance and preservation of such Mortgaged Property, any unreimbursed amount expended by the Servicer and any unreimbursed expenditures for Basic Carrying Costs or for property restoration or preservation relating to such Mortgaged Property. Liquidation Expenses shall not include any expenses actually incurred by the Trustee or the Servicer that were subsequently reimbursed to the Servicer or the Trustee or that were netted against income from the Foreclosed Property and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

     Liquidation Proceeds means amounts received by the Servicer in connection with the liquidation of a Mortgaged Property, whether through judicial foreclosure, sale or otherwise, other than amounts required to be paid to any Issuer pursuant to law or the terms of this Indenture or the other Security Documents.

     Loan means the indebtedness evidenced by the Notes and secured by the Mortgage and the other Security Documents.

     Make Whole Payment means, with respect to any Fixed Rate Note being prepaid hereunder in whole or in part, the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of such Fixed Rate

Note (or the portion of all such interest payments corresponding to the portion of such Fixed Rate Note to be prepaid or redeemed) for the period from the date of such prepayment or acceleration to the applicable Scheduled Maturity Date, discounted monthly at a rate equal to the Treasury Constant Yield and based on a 360-day year of twelve 30-day months and (B) the present value of the then current outstanding principal amount of such Fixed Rate Note (or the then unpaid portion thereof to be prepaid or accelerated) were such amount paid in full on the applicable Scheduled Maturity Date, discounted monthly at a rate equal to the Treasury Constant Yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of such Fixed Rate Note (or the then unpaid portion thereof to be prepaid or accelerated). The calculation of a Make-Whole Amount shall be made by the Trustee and shall, absent manifest error, be final, conclusive and binding upon the Issuers and the Holders. As used in this definition, the Treasury Constant Yield means, with respect to each Series of Fixed Rate Notes, the sum of the Make-Whole Spread applicable to such Series plus the arithmetic mean of the monthly equivalents of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared or the five Business Days preceding the date on which notice of prepayment shall be furnished to the Trustee and the Servicer by the Issuers pursuant to Section 11.2, as shown on the USD screen of the Telerate service or, if such service is not available, the Bloomberg service, or if neither the Telerate nor the Bloomberg service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the remaining life to the applicable Scheduled Maturity Date; if no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). If the Make-Whole Payment as calculated pursuant to the above provisions of this definition would not be a positive number, the Make-Whole Payment is zero. The Make-Whole Payment, if any, to be paid in connection with any prepayment, shall be determined by the Trustee and written notice of the amount thereof shall be furnished to the Issuers and the Servicer by the Trustee five
(5) Business Days prior to the date fixed for such prepayment or redemption or, in the case of an acceleration, promptly after such acceleration.

      Make-Whole Spread means, with respect to each Series as follows:

                                             Make-Whole
               Series                          Spread
               ------                        ----------
               Series A-1/A-2                   .15%
               Series B-1/B-2                   .25%


               Series C-1/C-2                   .35%
               Series D-1/D-2                   .50%
               Series E-1/E-2                   .60%

     Management Fee means, as to any Foreclosed Property, a fee payable out of the Collateral to the Manager for managing such property while it is owned by or on behalf of the Trustee, which shall be reasonable and customary in the market in which such Foreclosed Property is located.

     Manager has the meaning stated in Section 7.9(a).

     Maturity means, with respect to any of the Notes, the date on which the principal of such Notes shall become due and payable as herein provided, whether at the Scheduled Maturity Date, or by acceleration, call for redemption or otherwise.

     Maturity Date means, with respect to any Notes, the date on which the principal of such Notes shall become due and payable as herein provided, whether at the Scheduled Maturity Date, as applicable, or by acceleration, call for redemption or otherwise.

     Mortgage means that certain Mortgage, Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of the date hereof, among the Issuers, First American Title Insurance Company, as deed trustee solely with respect to the Mortgaged Property located in the State of California, Robert Meckfessel, as deed trustee solely with respect to the Mortgaged Property located in the State of Missouri, First American Title Insurance Company, as deed trustee solely with respect to the Mortgaged Property located in the State of Nebraska, and the Trustee, granting the Trustee, for the benefit of the Holders, first priority mortgage liens on each Issuer's interests in the Mortgaged Properties, as the same may be amended or supplemented from time to time.

     Mortgaged Properties means the Issuers' respective fee, leasehold (where applicable) and other ownership interests in the shopping center properties known as Colony Square Mall, Columbia Mall, Fallbrook Square Mall, Fox River Shopping Center, Lockport Mall, Market Place Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, The Oaks Mall, Westroads Mall and Westwood Mall, which have been pledged to the Trustee for the benefit of the Holders pursuant to the Mortgage.

      Mortgagee has the meaning stated in the Mortgage.

      Mortgagor has the meaning stated in the Mortgage.

     Mortgagors has the meaning stated in the Mortgage.

     New Note has the meaning stated in Section 3.9.

     Nonrecoverable Advance means any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer or the Trustee, as applicable, and which, in the good faith business judgment of the Servicer or the Trustee, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the Secured Obligations. The judgment or determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced, in the case of the Servicer, by a certificate of a Servicing Officer delivered to the Trustee and the Issuers, and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee delivered to the Issuers, which in each case sets forth such judgment or determination and the procedures and considerations of the Servicer or Trustee, as applicable, forming the basis of such determination (including, but not limited to information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspection reports, the written responses to any Servicer or Trustee inquiries and third party engineering and environmental reports). Notwithstanding the above, the Trustee shall be entitled to rely upon any determination by the Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance.

     Note means any physical note issued hereunder, including, without limitation, each Global Note; provided, however, that with respect to any Global Note, the term "Note" also includes, when appropriate within the context of any Section of this Indenture, any interest in such Global Note in the authorized denomination as provided herein of any Person as shown on the records of Euroclear, CEDEL or the Depositary.

     Offering Circular has the meaning stated in Section 3.3(g).

     Officer's Certificate means a certificate signed on behalf of each applicable Issuer by an Authorized Person.

     Operating Agreements has the meaning stated in the Mortgage.

     Opinion of Counsel means, when required to be delivered by any Issuer, a written opinion of counsel selected by such Issuer, which shall be delivered at the expense of such Issuer, and when required to be delivered by any other Person, a written opinion of counsel reasonably acceptable to the Trustee and to any other party hereto to whom such opinion is to be delivered pursuant to the applicable terms of this Indenture, who may be regular counsel to such Person.

     Outstanding, when used with respect to the Notes, means, as of the date of determination, any Note theretofore authenticated and delivered under this Indenture (including, as of such date, all Notes represented by Global Notes authenticated and delivered under this Indenture), except the reduced portion or portions of any Global Note, as such reduction or reductions shall have been endorsed on such Global Note by the Trustee as provided herein and except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full);

          (ii) Notes for the payment or redemption of which Cash and/or Eligible Investments in the necessary amount have been deposited with the Trustee in trust for the Holders of such Notes in accordance with this Indenture; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, any Notes owned by any Issuer, or any Affiliate of any Issuer, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, vote, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the sole satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not an Issuer, or an Affiliate of any Issuer.

     Owner Securities Certification has the meaning stated in Section
2.3(b)(ii).

     Paying Agent means any Person authorized by the Issuers pursuant to Section 3.6(b) hereof to pay the principal of and interest on any Notes on behalf of the Issuers, and shall include the Principal Paying Agent unless otherwise specified.

     Payment Account means the segregated trust account or accounts established by the Trustee pursuant to Section 3.5.

     Permitted Exceptions has, with respect to each Mortgaged Property, the meaning stated in the Mortgage.

     Person means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

     Predecessor Note of any particular Note means every previous Note evidencing all or a portion of the same indebtedness as that evidenced by such particular Note.

     Principal Paying Agent means the Trustee, until replaced in accordance with
Section 3.6(b), and thereafter shall mean such successor.

     Prior Advances means, as of any date, all unreimbursed Advances and all accrued but unpaid interest thereon at the Advance Interest Rate.

     Proceeds has the meaning stated in the Mortgage.

     Purchase Agreement means the Purchase Agreement, dated as of November 20, 1997, among GGP, each Issuer and Goldman, Sachs & Co. and any related pricing agreement or agreements.

     QIB means a "qualified institutional buyer" within the meaning of Rule
144A.

     Rated Maturity Date means, with respect to the Notes of any Series, the third anniversary of the Maturity Date applicable to such Series.

     Rating Agency means Moody's Investors Service, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Rating Agency" shall be deemed to refer to any other nationally recognized rating agency selected by the Issuers (and not reasonably disapproved by the Trustee).

     Rating Confirmation, with respect to the matter in question, means that as a condition thereto the Rating Agency shall have confirmed in writing that such investment, replacement, transfer, or other action, in and of itself, will not result in a reduction, withdrawal or qualification of any rating then assigned by the Rating Agencies to any Outstanding Notes.

     Redemption Date, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture in accordance with Article XI.

     Redemption Price, when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed calculated pursuant to Article XI.

     Register has the meaning stated in Section 3.6(a).

     Registrar has the meaning stated in Section 3.6(a).

     Regular Record Date means the fifth (5th) Business Day immediately prior to the related Interest Payment Date.

     Regulation S means Regulation S under the Securities Act.

     Regulation S Restricted Period means, with respect to any Series, the period of 40 consecutive days beginning on and including the later of (i) the day that Goldman, Sachs & Co. (acting on behalf of Goldman Sachs International) advises the Issuers and the Trustee in writing is the day on which Notes of such Series are first offered to Persons (other than distributors) in reliance upon Regulation S, and (ii) the Closing Date.

     Regulation S Temporary Global Note has the meaning stated in Section 2.3(b)(i).

     Release Property has the meaning stated in Section 4.6.

     Required Rating means the higher of (i) the highest rating then assigned by the Rating Agency to any of the outstanding Notes, and (ii) "A2" (or its equivalent) by the Rating Agency.

     Responsible Officer means any officer of the Trustee customarily performing functions with respect to corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Restricted Global Note has the meaning stated in Section 2.3(c).

     Restricted Global Notes has the meaning stated in Section 2.3(c).

     Restricted Notes has the meaning stated in Section 2.5.

     Rule 144 means Rule 144 under the Securities Act.

     Rule 144A means Rule 144A under the Securities Act.

     Rule 144A Information means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

     Scheduled Maturity Date means November 15, 2004 with respect to the 2004 Fixed Rate Notes and November 15, 2007 with respect to the 2007 Fixed Rate Notes, except as otherwise provided in Section 1.11 hereof; provided, that if either such date is not a Business Day, the applicable Scheduled Maturity Date shall be the next succeeding Business Day and no further interest or other payment shall be due any Holder as a result of such adjustment.

     Secured Obligations has the meaning stated in the Mortgage.

     Securities Act means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder from time to time.

     Security Documents means the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Contracts, the Subordination of Management Agreement, the Notes, the Indenture, the Trustee Fee Agreement, the Servicer Fee Agreement, the financing statements now or hereafter executed in connection herewith and any and all other agreements, certificates (including, without limitation, Officer's Certificates), instruments or documents executed by the Issuers or any of them evidencing, securing or delivered in connection with the Loan and/or the transactions contemplated hereby.

     Series means any group of Notes having the same letter and number designation. For example, all Notes designated as Series A-1 Fixed Rate Notes belong to the same Series. The Notes are issuable in each of the following ten
Series: A-1, A-2, B-1, B-2, C-1, C-2, D-1, D-2, E-1 and E-2.

      Series A-1 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B hereto and designated as a Series A-1 Fixed Rate Note.

     Series A-2 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B hereto and designated as a Series A-2 Fixed Rate Note.

     Series B-1 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series B-1 Fixed Rate Note.

          Series B-2 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series B-2 Fixed Rate Note.

          Series C-1 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series C-1 Fixed Rate Note.

          Series C-2 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series C-2 Fixed Rate Note.

          Series D-1 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series D-1 Fixed Rate Note.

          Series D-2 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series D-2 Fixed Rate Note.

          Series E-1 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series E-1 Fixed Rate Note.

          Series E-2 Note means a Note executed by the Issuers and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B and designated as a Series E-2 Fixed Rate Note.

          Servicer means Midland Loan Services, L.P., a Missouri limited partnership, or its successor in interest, or, if any successor servicer is appointed as herein provided, such successor servicer.

          Servicer Advance Date means, with respect to each Interest Payment Date, the Business Day preceding such Interest Payment Date.

          Servicer Default has the meaning stated in Section 7.22.

          Servicer Fee Agreement means the letter agreement regarding fees for services under this Indenture from the Servicer to the Issuers dated the date hereof.

          Servicing Officer means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Loan whose name and specimen signature appear on a written list of servicing officers furnished to the Trustee on the

Closing Date by the Servicer, as such list may from time to time be amended by the Servicer.

     Special Record Date has the meaning stated in Section 3.11(b).

     Subordination of Management Agreement has the meaning stated in the Mortgage.

     Taking Proceeds has the meaning stated in the Mortgage.

     Transfer Agent means the Trustee or such other person as the Trustee may appoint from time to time to act as a transfer agent for any Series of the Notes.

     Transferee Securities Certification has the meaning stated in Section 3.8(d)(ii).

     Trustee means (i) LaSalle National Bank, a nationally chartered bank, until a successor Person or successor Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder and (ii) any separate or co-trustee appointed pursuant to Section 6.18.

     Trustee Fee Agreement means the letter agreement regarding fees for services under this Indenture from the Trustee to the Issuers dated the date hereof.

     Uninsured Cause means any cause of damage to a Mortgaged Property such that the complete restoration of the property is not fully reimbursable (but without regard to any applicable deductible provisions) by any insurance policy required to be maintained with respect thereto under the Mortgage, and any uninsured loss arising from defect in title to a Mortgaged Property.

     United States means the United States of America, the District of Columbia, Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     United States Alien means any person not subject to United States federal income tax on a net income basis with respect to the Notes who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     Unrestricted Global Note has the meaning stated in Section 2.3(b)(i).

     Unrestricted Global Notes has the meaning stated in Section 2.3(b)(i).

     U.S. Government Securities means securities evidencing an obligation to pay principal and interest in a full and timely manner that are (y) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (z) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt.

     SECTION I.2  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by any specified Person, it is not necessary that all such matters be certified by only one such Person, or that they be so certified by only one document, but one such Person may certify with respect to some matters and one or more other such Persons may certify with respect to other matters, and any such Persons may certify as to such matters in one or several documents.

     Any certificate of an officer of any Issuer may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which the certificate is based are erroneous. Any such opinion of counsel may be based, insofar as it relates to factual matters relating to any Issuer, upon a certificate of, or representations by, an officer or officers of such Issuer stating that the information with respect to such factual matters is in the possession of such Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION I.3  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be embodied in and evidenced by the record of Holders voting in favor thereof in person at any meeting of Holders duly called and held in accordance with the provisions of Article XIII. Except as herein otherwise expressly provided, such action will become effective when such instrument or instruments of record or both are delivered to the Trustee, and, where it is expressly required by this Indenture, to the Issuers. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agency or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture or any other Security Document and (subject to Section 6.1) conclusive in favor of the Servicer, Trustee and the Issuers if made in the manner provided in this Section
1.3. The record of any meeting of Holders of Notes shall be proved in the manner provided in this Section 1.3. With respect to authorization to be given or taken by Holders of Notes, the Trustee shall be authorized to follow the written directions or the vote of Holders of Notes of not less than 66 2/3% of Outstanding Notes (or a particular Series thereof, if the vote in question only affects Holders of Notes of such Series) unless any greater or lower percentage is required or permitted by the terms hereof.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register for the Notes.

     (d) Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Servicer, Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

     (e) Any provision of this Indenture which permits or requires Holders of Notes to make any request, demand, authorization, direction, notice, consent, election, declaration, waiver or any other act, shall, unless otherwise provided in such provision, require (i) the specified percentage of Holders of Notes of a particular Series or group of Series, if Holders of such Series or group of Series shall be affected thereby, or (ii) the specified percentage of all Holders if Holders of Notes of all Outstanding Series shall be affected thereby.

     SECTION I.4    Computation of Principal Amount.

     Whenever this Indenture states that any action may be taken by a specified percentage of Holders, such statement shall mean that such action may be taken by the Holders of such specified percentage of the aggregate principal amount of the Outstanding Notes to which such vote relates.

     SECTION I.5    Notices.

     Any notice, direction, request, consent, election, waiver or demand which by any provision of this Indenture is required or permitted to be given may be served by national overnight courier service or may be given or served by facsimile only during business hours (9 a.m. - 5 p.m.) of the addressee on a Business Day (with a confirmation copy sent by certified or registered mail, return receipt requested, or by national overnight courier) or by certified or registered mail, in each case return receipt requested, postage prepaid, to the address or addresses set forth below or such other address or addresses in the continental United States as such Person may designate in accordance with the provisions hereof.

     If to any Issuer, addressed to such Issuer at:

          c/o GGP Limited Partnership
          55 West Monroe Street, Suite 3100
          Chicago, Illinois  60603
          Facsimile No. (312) 551-5463
          Attention:  Bernard Freibaum,

          with a copy to:

          Neal, Gerber & Eisenberg
          Two North LaSalle Street
          Chicago, Illinois  60602
          Facsimile No. (312) 269-1747
          Attention:  Marshall E. Eisenberg, Esq.;

          and

          Ivanhoe Equities V L.P.
          World Trade Centre Montreal

     413 St. Jacques Street
     Montreal, Quebec H2Y 3Z4
     CANADA
     Facsimile No. (514) 841-7762
     Attention: Legal Affairs

if to the Servicer, addressed to it at:

     Midland Loan Services, L.P.
     210 West 10th Street, 6th Floor,
     Kansas City, Missouri 64105
     Facsimile No. (816) 435-2326
     Attention: Alan L. Atterbury,

     with a copy to the Trustee and to:

     Morrison & Hecker, L.L.P.
     2600 Grand Avenue
     Kansas City, Missouri 64108
     Facsimile No. (816) 474-4208
     Attention: William A. Hirsch;

if to the Trustee, addressed to it at:

     LaSalle National Bank
     135 South LaSalle Street
     Chicago, Illinois 60603
     Facsimile No. (312) 904-2084
     Attention: Asset-Backed Securities Trust Services:
                General Growth Properties,

     with a copy to:

     The Servicer, at the address provided above;

if to the Rating Agency, addressed to:

     Moody's Investors Service, Inc.
     99 Church Street
     4th Floor
     New York, New York 10007
     Facsimile No. (212) 553-7820
     Attention: Commercial Mortgage Monitoring Group --
                Structured Finance;

  if to the Initial Purchasers, addressed to them at:

     c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004
     Facsimile No. (212) 357-5505
     Attention: Commercial Mortgage Trading Desk,

     with a copy to:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004
     Facsimile No. (212) 558-3588
     Attention:  Arthur S. Adler, Esq.

     SECTION I.6 Notice to Holders of Notes.

     Where this Indenture provides for notice to the Holders of the Notes from the Trustee, the Trustee, subject to reimbursement by the Issuers, shall (i) publish such notice (excluding, for publication purposes, any documents required to accompany such notice) in an Authorized Newspaper (if applicable), (ii) in the case of a Global Note, mail such notice by overnight mail to the Depositary,
(iii) in the case of Notes other than the Global Notes, mail such notice by first class mail, postage prepaid (except with respect to any redemption notice, which shall be sent by overnight mail) to the Holders thereof at the addresses appearing on the Register and (iv) give notice to the Luxembourg Stock Exchange (for so long as the Notes are listed thereon), with a copy of all such notices delivered (by mail or otherwise) to the Issuers. Any such notice so sent shall be conclusively presumed to have been received by such Holders.

     In case by reason of the suspension of regular mail service or overnight mail service, as the case may be, or by reason of any other cause it shall be impracticable to give any notice in the manner required above, then any other method of notification found satisfactory in the reasonable judgment of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to the Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of the Notes.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     All requests, demands, authorizations, directions, notices, consents, waivers and other communications required or permitted under this Indenture shall be in writing in the English language. Notice to any Holder will be deemed to have been given on the date of such publication or mailing.

     SECTION I.7    Successors and Assigns.

     All covenants and agreements in this Indenture by any party shall bind such party and its successors and assigns, whether so expressed or not.

     SECTION I.8    Separability Clause.

     In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION I.9    Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION I.10   Governing Law.

     (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     (b) Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Note or the Collateral may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York located in the borough of Manhattan, The City of New York, and each Issuer irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. Each Issuer hereby waives any right to remove any such action or proceeding by reason of improper venue. As long as any of the Notes remain Outstanding, each Issuer will at all times have an authorized agent in New York City upon whom process may be served in any legal action or proceeding relating in any way to this Indenture or any Note. Service of process upon such agent and written notice of such notice mailed or delivered to any Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service upon such Issuer in any such legal action or proceeding. Each Issuer's authorized agent for service of process shall initially be Corporation Service Company at 80 State Street, Albany, New York 12207-2543, or such other person as such Issuer shall identify in a notice to the Trustee and the Servicer in accordance with Section 1.5.

     SECTION I.11   Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Servicer Advance Date, Maturity Date or the Maturity of any of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest on and/or principal of such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Servicer Advance Date or Maturity Date; provided, however, that no interest shall accrue on the amount so payable with respect to such Interest Payment Date, Redemption Date or Maturity Date for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, if paid on the next succeeding Business Day.

     SECTION I.12   Security Agreement.

     This Indenture shall constitute a security agreement under the Uniform Commercial Code as in effect in the states where the Payment Account, the Holdover Account and any other similar account established by the Trustee or the Servicer in furtherance of such entity's responsibilities under this Indenture or any other Security Document are located (with respect to the liens and security interests granted in Section 3.1(c)). Upon the occurrence of any Event of Default, and in addition to any other rights available under this Indenture, the Security Documents or any other instruments included in the Collateral or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party under the Uniform Commercial Code to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell at public or private sale or apply, as appropriate, all monies or other property then on deposit in the Payment Account, the Holdover Account and any other similar account established by the Trustee or the Servicer in furtherance of its rights or responsibilities under this Indenture or any other Security Document and any other rights and other interests assigned or pledged hereby in accordance with the terms of this Indenture. All amounts received hereunder and under the other Security Documents and any other instruments included in the Collateral shall be applied in accordance with the priorities established in Section 5.6.

     SECTION I.13   Third-Party Beneficiary.

     This Indenture shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as otherwise provided in this Article I, no other Person shall have any right or obligation hereunder.

     SECTION I.14 Obligations are Without Recourse. (a) The obligations of the Issuers under this Indenture are joint and several. Anything contained in this Indenture or the other Security Documents to the contrary notwithstanding, the recourse for the satisfaction of the indebtedness due under the Notes and for the payment and performance of all of the obligations and liabilities of the Issuers under the Indenture or the other Security Documents shall be limited

          (x) solely to each Issuer's interest in the Pledged Assets (as defined in the Mortgage), and none of the Issuers, General Growth, GGP, the Ivanhoe Entities or any of their respective successors or assigns, or any partner (general or limited, or a subpartner at any level), member tenant in common, officer, director, trustee, beneficiary, shareholder, controlling person, employee, agent, contractholder or policyholder, or any Affiliate of any of the foregoing (collectively, "Exculpated Persons"), shall be liable in any other respect for (i) the payment of the principal of or interest or Make-Whole Payment, if any, or Additional Amounts, if any, on the Notes, or (ii) the payment of any other amount due under the Notes, this Indenture or the other Security Documents, or (iii) damages for the breach of, or any costs or expenses associated with the performance of or failure to perform, any of the covenants, obligations, representations, warranties or indemnifications contained herein or in the Notes or the other Security Documents, and

          (y) with respect to each Issuer, such that the total liability of that Issuer under the Notes, this Indenture, the Mortgage and each other Security Document shall not

               (i) at any time during the period from the date hereof to a date one year and a day after the date hereof exceed the sum of (A) the Allocated Amount for the Mortgaged Property identified on Exhibit A as being owned by such Issuer plus (B) such Issuer's Net Worth on the date hereof, less (C) $1,000, and

               (ii) at any time after the period referred to in clause (i) above exceed the sum of (A) the Allocated Amount for the Mortgaged Property identified on Exhibit A as being owned by such Issuer plus (B) the greater of such Issuer's Net Worth on the date hereof and such Issuer's Net Worth on the date such determination is being made (it being understood that for purposes of determining such Issuer's Net Worth on any date subsequent to the date that is one year and a day after the date hereof, such Issuer's liabilities shall only include liabilities that are permitted under the terms of the Security Documents), less (C) $1,000.

     For purposes of the foregoing, "Net Worth" of an Issuer shall mean the positive net worth of such Issuer, based on the sum of (x) the fair saleable value of its assets (determined after giving effect to distributions, if any, by such Issuer to such Issuer's partners, members or other equity investors, as applicable, of the proceeds of the Loan received by such Issuer on account of the issuance of the Notes and determined in accordance with applicable laws governing determinations of the insolvency of debtors), less (y) its liabilities (determined as in (x) above), including for purposes of this clause (y) a portion of the Loan equal to the Allocated Amount for the Mortgaged Property identified on Exhibit A as being owned by such Issuer, but excluding amounts payable under the Notes, this Indenture, the Mortgage and any other Security Documents in excess of such Allocated Amount.

Each document that is executed by any Issuer and/or any other Exculpated Persons pursuant to or in connection with this Indenture and/or any other Security Documents shall either expressly incorporate, or shall be deemed to incorporate, the non-recourse provisions contained in this Section 1.14. For purposes of this
Section 1.14(a), each and every reference to "the Issuers" (including the possessory thereof) shall mean the Issuers, their successors and assigns, and all persons and/or entities whose rights under this document arise by, through or under the Issuers, their successors and/or assigns.

     (b) In furtherance of the foregoing, it is expressly understood and agreed that nothing herein nor any act of any Issuer nor any document or instrument executed by the Issuers (or any of them) in connection herewith shall create or impose on any Issuer or any other Exculpated Persons any personal liability, and this Indenture is executed by each Issuer with the express understanding and agreement that nothing contained herein, in the Notes or under any of the other Security Documents (including the Mortgage and the Notes) shall be construed as creating any liability on the part of the Issuers or any other Exculpated Persons personally, to pay the principal obligation or any interest that may accrue thereon or any indebtedness that may accrue hereunder or under any of the other Security Documents or to perform any covenant, either express or implied, herein contained, and that every Person now or hereafter claiming any right or security hereunder shall look solely to the Pledged Assets for the payment thereof and the enforcement of any lien hereby created or the enforcement of any covenant, condition or agreement contained herein or under any of the other Security Documents.

     (c) The provisions of Section 1.14(a) and (b) hereof shall not (i) constitute a waiver, release or impairment of any obligation of any Issuer (without recourse to its partners, members or other equity investors) evidenced or secured by the Notes, this Indenture, the Mortgage or any other Security Document to the extent that it would impair the Trustee's right or ability to declare an Event of Default or accelerate the maturity of the Notes, (ii) constitute a waiver of the Trustee's right under Section 1111(b) of the United States Bankruptcy Code to claim against any Issuer (without recourse to its partners, members or other equity investors) the full amount of the indebtedness evidenced by the Notes or incurred pursuant to any of the other Security Documents or (iii) impair the right of the Trustee to obtain a deficiency judgment (without recourse to any partner, member or other equity investor in any Issuer) in any action or proceeding in order to preserve its rights and remedies against Collateral as to which a lien is granted hereunder, including, without limitation, foreclosure, nonjudicial foreclosure or the exercise of a power of sale, under the Mortgage.

     SECTION I.15   Issuer Representative.

     Each of the Issuers hereby designates and appoints Lockport L.L.C. as the representative of the Issuers (the "Issuer Representative") which shall be and hereby is authorized to make any and all elections and to grant any and all consents, waivers or approvals and to take any such other actions as may be required or permitted to be taken by the Issuers under this Indenture, the Mortgage or any other Security Document (each an "Issuer Action") for and on behalf of the Issuers as a group, and the Trustee and the Servicer shall be entitled to rely on any instruction or request made by the Issuer Representative as if the same had been made by each of the Issuers. In addition, whenever, in this Indenture, the Mortgage or any of the other Security Documents, the Trustee or the Servicer is authorized to make any payment or return any funds or instruments to the Issuers without specifying any particular Issuer, the Trustee and Servicer shall have satisfied their obligations hereunder and thereunder by delivering such funds or instruments to the Issuer Representative. The Issuer named above shall continue as the Issuer Representative throughout the term of this Indenture, and any Issuer Action taken by such Issuer Representative shall be binding upon and shall inure to the benefit of each of the Issuers and their successors until such time as the Issuers deliver to the Trustee and the Servicer an Officer's Certificate signed by or on behalf of each of the Issuers notifying the Trustee and the Servicer of the appointment of another Issuer as the replacement Issuer Representative. Any Issuer Representative hereunder shall not be released from its obligations under this Indenture, nor shall its Mortgaged Property be released from the lien of the Mortgage, unless the entities that will be Issuers after such release have appointed a replacement Issuer Representative in accordance with the foregoing. The Issuers covenant and agree to maintain the appointment of an Issuer Representative at all times during the term of this Indenture, and the Trustee and the Servicer shall not be required to accept or act upon any Issuer Action, unless such action is taken by an Issuer Representative or is otherwise evidenced by a written instrument signed by or on behalf of every Issuer.

     SECTION I.16   Execution in Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION I.17   Consolidation and Splitting of Prior Notes.

     Concurrently with the execution and delivery hereof, certain of the Issuers and the Trustee are executing and delivering (i) a Consolidation and Splitting Agreement with respect to that certain Amended and Restated Promissory Note dated as of October 15, 1996 in the original principal amount of $7,000,000.00 (the "First Note") made payable to the order of Goldman Sachs Mortgage Company ("GSMC") and that certain Demand Note in the original principal amount of $5,200,000.00 dated the date hereof (the "Second Note") and made payable to the order of GSMC, and (ii) a Consolidation and Splitting Agreement with respect to that certain Promissory Note dated as of June 9, 1997 in the original principal amount of $19,200,000.00 and made payable to the order of GSMC (the "Third Note") and that certain Promissory Note dated as of June 11, 1997 in the original principal amount of $19,200,000.00 and made payable to the order of GSMC (the "Fourth Note"). Pursuant to such Consolidation and Splitting Agreements (a) the First Note, the Second Note, the Third Note and the Fourth Note are being consolidated and renewed, and replaced by, that certain single Consolidated Demand Note in the original principal amount of $560,000,000.00, dated the date hereof, executed by the Issuers and made payable to the order of the Trustee (the "Consolidated Note"), (b) the Consolidated Note is being split into the Notes, and (c) the lien of the mortgages or trust deeds securing the First Note, the Second Note, the Third Note and the Fourth Note are being consolidated and renewed, and amended and restated, into the Mortgage, and by their acceptance of the Notes, the Holders acknowledge, ratify and confirm, and are deemed to authorize, acknowledge, ratify and confirm, the execution and delivery of the Consolidation and Splitting Agreements by the Trustee on behalf of the Holders, and the taking of all other actions by the Trustee, in connection with said agreement (including, without limitation, the Trustee's acceptance of an assignment of each of the First Note, the Second Note, the Third Note, the Fourth Note and the respective mortgages or trust deeds securing such notes.

                                  ARTICLE II

                              FORMS OF THE NOTES

     SECTION II.1   Forms Generally.

     (a) The Notes and the Trustee's certificate of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange on which any of the Notes may be listed, any depositary or any governmental agency or as may, consistent herewith, be determined by the officers executing any Notes, as evidenced by their execution of such Notes.

     (b)  Notes that are Restricted Notes (including each Restricted Global
Note) shall bear a legend as set forth in Section 2.4(a) and as required by
Section 2.5. Notes that are

Global Notes shall bear a legend as set forth in Section 2.4(b). Each Regulation S Temporary Global Note shall bear a legend as set forth in Section 2.4(c). Each Note shall be dated the date of its authentication.

     (c) The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any Note may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Trustee may deem appropriate and as are not inconsistent with this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Notes may be listed, or to conform to market practice.

     SECTION II.2   Form of Trustee's Certificate of Authentication.

     The Trustee's certificates of authentication for the Notes shall be in substantially the following form:

     This Note is one of the Notes referred to in the above-mentioned Indenture.

          LaSalle National Bank,
          as Trustee

          By:____________________________________
             Authorized Officer

          or

          LaSalle National Bank,
          as Trustee

          By:____________________________________,
             as Authenticating Agent

          By:______________________________
             Authorized Officer


     SECTION II.3   Form of the Notes.

     (a) Except as otherwise provided pursuant to this Section 2.3, the Notes are issuable in definitive, fully registered form without coupons in substantially the form of

Exhibit B hereto, with such applicable legends as are provided for in Sections
2.4 and 2.5. The Notes are not issuable in bearer form.

          (b) (i) Notes of any fixed rate Series that are to be offered and sold in reliance on Regulation S shall be issued initially in the form of a single temporary Global Note (a "Regulation S Temporary Global Note") in fully registered form without interest coupons, substantially in the form of Exhibit B hereto, with such applicable legends as are provided for in
     Section 2.4. Any Regulation S Temporary Global Note shall be duly executed by each Issuer and authenticated by the Trustee, as provided herein, and shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, as Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Member then acting for Euroclear or CEDEL, as the case may be, for credit to the respective beneficial owners of such Note in accordance with the rules thereof. On or after the termination of the relevant Regulation S Restricted Period, interests in any Regulation S Temporary Global Note will be exchangeable for corresponding interests in an unrestricted Global Note (individually, an "Unrestricted Global Note" and, collectively, "Unrestricted Global Notes"), respectively, each in definitive, fully registered form without interest coupons, substantially in the form of Exhibit B hereto, and each with such applicable legends as are provided for in Section 2.4 and in clause (ii) below. The aggregate principal amount of a Regulation S Temporary Global Note and an Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

          (ii) A holder of a beneficial interest in a Regulation S Temporary Global Note of any Series may arrange to receive Interest Installments through Euroclear or CEDEL on such Regulation S Temporary Global Note only after delivery by such Person to Euroclear or CEDEL, as the case may be, of a written certification (an "Owner Securities Certification") substantially in the form of Exhibit C-1 hereto, and upon delivery by Euroclear or CEDEL, as the case may be, to the Principal Paying Agent of a certification or certifications (each, a "Depositary Securities Certification") substantially in the form of Exhibit C-2 hereto. The delivery by such holder of a beneficial interest in such Regulation S Temporary Global Note of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange (1) such holder's beneficial interest in the Regulation S Temporary Global Note for a beneficial interest in the Unrestricted Global Note of the same Series upon the expiration of the relevant Regulation S Restricted Period in accordance with the next succeeding paragraph. No interest shall be paid to any holder of a beneficial interest in a Regulation S Temporary Global Note until the foregoing Owner Securities Certification has been provided to Euroclear or CEDEL, as the case may be, by such holder and no interest shall be paid to Euroclear or CEDEL in respect of such holder's interest in a Regulation S Temporary Global Note unless Euroclear or CEDEL, as the case may be, has provided a Depositary Securities Certification to the Principal Paying Agent with respect to such interest.

          Upon

          (A)  the expiration of the relevant Regulation S Restricted Period,

          (B) receipt by Euroclear or CEDEL, as the case may be, and the Principal Paying Agent of the certificates described in the preceding paragraph,

          (C)  receipt by the Depositary of

               (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Global Note in a principal amount equal to that of the beneficial interest in a corresponding Regulation S Temporary Global Note for which the necessary certificates have been delivered, and

               (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and

          (D) receipt by the Trustee of notification from the Depositary of the transactions described in (C) above,

the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of such Regulation S Temporary Global Note and to increase the principal amount of such Unrestricted Global Note, by the principal amount of the beneficial interest in such Regulation S Temporary Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Temporary Global Note was reduced upon such transfer.

          (c) Notes of any Series that are to be offered and sold to QIBs in accordance with Rule 144A shall be issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit B hereto, with such applicable legends as are provided for in Section 2.4. The Notes of any such Series may be issued in the form of a single Global Fixed Rate Note (individually, a "Restricted Global Note" and, collectively, the "Restricted Global Notes"). Restricted Global Notes shall be duly executed by each Issuer and authenticated by the Trustee as provided herein and shall be registered in the name of a nominee of the Depositary and deposited with the Trustee, as Custodian, at its Corporate Trust Office, for credit to the respective account of the Depositary's Agent Members who hold interests in such Restricted Global Notes. The aggregate principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.


          SECTION II.4  Legends.

          (a) Restricted Notes (including Restricted Global Notes) shall bear a legend substantially in the following form:

     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, EXCEPT (A)(I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION (IF AVAILABLE) FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR (III) IN A TRANSACTION OUTSIDE OF THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THIS NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER UNLESS THE REGISTRAR OR TRANSFER AGENT IS SATISFIED THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE INDENTURE.

          (b) So long as DTC is acting as Depositary, Global Notes shall bear a legend substantially in the following form:

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO EACH ISSUER OR ITS RESPECTIVE

     AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

          (c) Regulation S Temporary Global Notes shall bear a legend substantially in the following form:

     THIS NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE REGULATION S RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL NOTE OR IN AN UNRESTRICTED GLOBAL NOTE UNTIL AFTER THE LATER OF THE DATE OF TERMINATION OF THE REGULATION S RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITARY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

          (d) Notes, other than Global Notes, will bear a legend substantially in the following form:

     THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD A MINIMUM AGGREGATE BENEFICIAL INTEREST IN SUCH GLOBAL NOTE OF AT LEAST ONE HUNDRED THOUSAND DOLLARS ($100,000).


          SECTION II.5  Restricted Notes.

          During the period beginning on the Closing Date and ending on the date two years from the Closing Date, all Notes offered and sold to QIBs in reliance on Rule 144A shall be deemed "Restricted Notes" and shall bear on their face, and be subject to the restrictions on transfer provided in, the legend set forth in Section 2.4(a); provided, however, that the term "Restricted Notes" shall not include Notes as to which restrictions have terminated in accordance with
Section 3.8(c).


          SECTION II.6  Global Notes.

          (a) (i) Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, provided, however, that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note. Notwithstanding any other provision of this Indenture, a Global Note shall not be exchanged in whole or in part for a Fixed Rate Note registered in the name of any person other than the Depositary or one or more nominees thereof, unless (1) the Depositary (A) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (B) ceases to be a clearing agency registered under the Exchange Act, and in either case the Issuers fail to appoint a successor Depositary (as described below) or (2) there shall have occurred and be continuing an Event of Default with respect to the Notes. Any Global Note exchanged pursuant to clause
(1) above shall be so exchanged from time to time in whole and not in part and any Global Note exchanged pursuant to clause (2) above may be exchanged from time to time in whole or in part as directed by the Depositary.

          (ii) The Issuers hereby designate DTC as the Depositary with respect to the Global Notes. If at any time DTC notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time DTC has ceased to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, the Issuers shall be entitled to appoint a successor depositary with respect to each Global Note and provide notice to the Trustee of such appointment. If (x) a successor depositary for such Global Note is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes represented by such Global Note advise DTC, with a copy to the Trustee and the Issuers, to cease acting as depositary for such Global Note or (z) the Issuers, in their sole discretion, determine at any time that all (but not less than all) Outstanding Notes issued or issuable in the form of a Global Note shall no longer be represented by such Global Note and advise the Trustee and DTC of such determination, then the Issuers shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Notes. On or after the earliest date on which such interests may be so exchanged as described above, each Global Note shall be surrendered for exchange by DTC to the Trustee; provided, however, that such exchange is subject to the terms of
Section 3.8(b) herein.

          (b) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Transfer Agent located in the Borough of Manhattan, The City of New York, to be so exchanged. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered or exchanged or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. Any Note delivered in exchange for the Global Note or any portion thereof shall, except as otherwise provided by Section 3.8, bear the legend regarding transfer restrictions required by Section 2.5.

          (c) Subject to the provisions in the legends required by Section 2.4 above, the registered Holder may grant proxies and otherwise authorize any Person, including any Agent Member and any Person who may hold an interest in an Agent Member, to take any action that such Holder is entitled to take under this Indenture.

          (d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.6, the Issuers will promptly make available to the Trustee a reasonable supply of certificated Fixed Rate Notes of each Series in definitive, fully registered form.

          (e) Neither members of, or participants in, the Depositary ("Agent Members" and each an "Agent Member") nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of any of the Issuers or the Trustee (including, without limitation, the Servicer) as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent any Issuer, the Trustee or any agent of any Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. With respect to any Global Note deposited on behalf of the subscribers for the Notes represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to Global Notes.

                                  ARTICLE III

                                   THE NOTES

          SECTION III.1  Equal and Ratable Securities; Amount; Authorization.

          (a) The Issuers may issue Notes from time to time in one or more Series which may be in the form of Fixed Rate Notes, as more particularly set forth herein or, with respect to any Additional Notes, in the applicable indenture supplement. Each Note of each Class shall rank pari passu with each other Note of such Class (except, with respect to Additional Notes, to the extent set forth in the applicable supplemental indenture). The Notes of all Classes shall be equally and ratably secured by the Collateral, provided that (i) payment of principal and interest on the Notes of any Class shall be subject to the priorities of distributions set forth in Section 3.5 and Section 5.6 and (ii) payments of Additional Amounts, if any, on any Notes and payments of Make-Whole Payments, if any, on any Fixed Rate Note shall be subordinate to any payment of principal and interest on any Outstanding Note, also as set forth in Section 3.5 and
     Section 5.6. The aggregate principal amount of the Notes that may be authenticated, delivered and Outstanding under this Indenture and which may be Outstanding at any time is limited to $560,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to the provisions of this Indenture or the Notes) or such greater amount as may be specified in any supplemental indenture hereto in connection with the issuance of Additional Notes. All Notes shall be substantially identical except as to denominations and tenor and except as expressly permitted in this Indenture and, with respect to any Additional Notes, any applicable supplemental indenture.

          (b) (i) The 2004 Fixed Rate Notes shall be known and designated as the "Collateralized Fixed Rate Notes Due November 15, 2004" and shall be issuable hereunder in the following Series: Series A-1 Fixed Rate Notes; Series B-1 Fixed Rate Notes; Series C-1 Fixed Rate Notes; Series D-1 Fixed Rate Notes; and Series E-1 Fixed Rate Notes. The Scheduled Maturity Date for the 2004 Fixed Rate Notes shall be November 15, 2004.

          (ii) The 2007 Fixed Rate Notes shall be known and designated as the "Collateralized Fixed Rate Notes Due November 15, 2007" and shall be issuable hereunder in the following Series: Series A-2 Fixed Rate Notes; Series B-2 Fixed Rate Notes; Series C-2 Fixed Rates Notes; Series D-2 Fixed Rate Notes; and Series E-2 Fixed Rate Notes. The Scheduled Maturity Date for the 2007 Fixed Rate Notes shall be November 15, 2007.

     (c) Each Issuer hereby grants, and this Indenture shall evidence, a continuing lien and security interest in the Payment Account, the Holdover Account and any other similar account established by the Trustee or the Servicer in furtherance of its rights or responsibilities under this Indenture or any other Security Document to secure the full payment of the principal of and interest, and all other amounts payable, on all the Notes, which shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes; provided, however, that Additional Notes may be subordinate to other Notes to the extent so provided in any supplemental indenture.

     (d) Notes may be transferred at the option of the Holder thereof to the Depositary for credit to the account of any Agent Member in accordance with this Indenture. Thereafter, the Depositary or its nominee shall be the Holder of the portion of the Global Note evidencing any Notes so transferred and the beneficial ownership thereof.

     SECTION III.2  Denominations.

     The Notes shall be issuable in fully registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     SECTION III.3  Conditions Precedent to Issuance of Notes.

     On the date hereof, Notes may be executed by the Issuers and authenticated and delivered by the Trustee to the specified parties upon an Issuer Request (directing the Trustee to authenticate the Notes and designating to whom the Trustee shall deliver the authenticated Notes) only if each Issuer shall have delivered the following to the Trustee:

     (a) A copy of the certificate of formation, certificate of limited partnership, certificate of incorporation or any other charter or organizational document (as applicable) of such Issuer, and any amendments thereto, certified by the appropriate government official of its jurisdiction of incorporation or organization.

     (b) A certificate of the Secretary or Assistant Secretary of the entity identified on Exhibit A-1 hereto with respect to such Issuer, given under its corporate seal stating that:

          (i) the copy of the applicable charter or organizational document, as amended, provided under clause (a) above is true and complete;

          (ii) the attached copy of resolutions of such Issuer's Board of
     Directors: (A) authorizing the issuance of the Notes and (B) authorizing the officers (or classes of officers) identified therein to execute documents on such Issuer's behalf, is true and complete and that such resolutions remain in full force and effect and have not been modified or amended; and

          (iii) the persons who, as officers of such entity (acting on behalf of such Issuer), executed this Indenture, the Notes, the Mortgage and each other Security Document, and any certificates or other papers delivered to the Trustee in connection with the execution and delivery of this Indenture, the Mortgage and each other Security Document and the issuance of the Notes, were validly elected to, and the incumbents of, the offices they purported to hold at the time of such execution, delivery and issuance, and that their signatures set forth on such certificate are genuine.

     (c) Executed counterparts of this Indenture, the agreements between the Issuers and the Agents referred to in the penultimate paragraph of Section 3.6(b), the Notes, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Subordination of Management Agreement and the Assignment of Contracts (as defined in the Mortgage).

     (d) Copies of any orders of any governmental body or any other third party consents identified in any opinion of counsel to any Issuer as being required in connection with the issuance of the Notes or the execution and delivery of this Indenture and each other Security Document.

     (e) Opinions of Counsel for such Issuer addressed to the Trustee and the Initial Purchasers and substantially to the effect set forth in the Purchase Agreement.

     (f) Executed counterparts of the Trustee Fee Agreement and the Servicer Fee Agreement.

     (g) An Officer's Certificate from the Issuers, dated the Closing Date, stating that, to the best knowledge of the signer(s) thereof, (i) there is no Event of Default continuing under this Indenture, (ii) no Issuer has sustained since the date of the latest unaudited financial statements included in the final offering circular, dated November 20, 1997 and relating to the offering and sale of the Notes (the "Offering Circular"), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that could reasonably be expected to have a material adverse effect on any Issuer or any of the Mortgaged Properties and
(iii) since the respective dates as of which information is given in the Offering Circular, there has not been any change in the long-term debt of any Issuer or any material change, or any development involving a prospective change in, or affecting, the general affairs, management, financial position, equity or results of operations of any Issuer.

     (h) Executed UCC-1 financing statements naming each Issuer as debtor and the Trustee as secured party hereunder (to be filed by or on behalf of the Issuer in the appropriate filing offices in Illinois).

     (i) ALTA form title insurance policies (or fully effective, "marked-up" commitments therefor) insuring the Mortgagee's interest in each of the Mortgaged Properties, in each case in an amount at least equal to the Allocated Amount applicable to such Mortgaged Property (and, in the case of the Mortgaged Properties known as Lockport Mall and The Oaks Mall, at least equal to the fair market value of each such property, as reasonably estimated by the Issuers as of the Closing Date) in form and substance and with such endorsements and affirmative insurance as may be satisfactory to the Issuers and the Initial Purchasers, such approval to be conclusively evidenced by the delivery thereof to the Trustee.

     (j) Such other opinions, certificates, letters, and documents as the Trustee shall reasonably request.

     SECTION III.4  Execution, Authentication and Delivery of the Notes.

     Each Note shall be executed manually or in facsimile on behalf of each Issuer by any person so authorized and listed on Exhibit E hereto to sign documents on behalf of such Issuer in connection with the performance of such Issuer's obligations under this Indenture and the other Security Documents (each, an "Authorized Person"), notwithstanding that such persons, or any of them, shall have ceased, for any reason, to be so authorized prior to the authentication and delivery of such Note or was not so authorized at the date of any such Note. Each Issuer shall have the right to add to or delete from the names listed on Exhibit E upon written notice to the Trustee and the Servicer signed by an Authorized Person and, in the case of additions to the list of Authorized Persons, accompanied by a specimen signature of each newly designated Authorized Person. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by an Authorized Person executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as to denomination and as provided herein.

     The Trustee is hereby authorized, upon receipt of Notes duly executed on behalf of each Issuer for the purposes of the original issuance of such Notes and receipt of the other documents set forth in Section 3.3, to authenticate such Notes in an aggregate principal amount not in excess of $560,000,000 and to deliver such Notes to the Issuers or any other Person designated by the Issuers and, thereafter, to authenticate and deliver Notes in accordance with the provisions hereinafter set forth.

     The Trustee may, with the consent of the Issuer, appoint by an instrument or instruments in writing one or more Authenticating Agents (which may include the Trustee itself) for the authentication of Notes and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any Authenticating Agent acts. The Issuers (by written notice to the Trustee and the Authenticating Agent whose appointment is to be terminated) may also terminate any such appointment at any time; provided, however, that if the Trustee is acting as the Authenticating Agent, it may be terminated as Authenticating Agent if it is also being terminated as Trustee. The Trustee hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuers) of such appointments; provided, however, that the Trustee shall not be required to solicit such written acceptances from any of its affiliates who act in the capacity of Paying Agent. In its acceptance of such appointment, each Authenticating Agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Indenture. The Principal Paying Agent and Paying Agent shall also be Authenticating Agents.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 2.2, executed by the Trustee or an Authenticating Agent by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     SECTION III.5  Payment Account; Holdover Account.

     (a) On or prior to the date hereof, the Trustee shall establish one or more segregated trust accounts, or in the case of an account established in Luxembourg, segregated accounts (collectively, the "Payment Account"), in the Trustee's name, each of which shall be an Eligible Account, each bearing a designation clearly indicating that such account and all funds deposited therein (including all investments of such deposited funds and all income or other gain from such investments) are held for the exclusive benefit of the Holders. The Issuers shall deposit, or cause to be deposited in the Payment Account, on or before the close of business (in the city in which the Corporate Trust Office then is located) on the fourth (4th) Business Day preceding each Interest Payment Date, any amount needed to make the payment of all interest that will be required to be paid by the Issuers in respect of any Notes Outstanding on such Interest Payment Date, and if such deposit shall have not been made on or before 12:00 noon (New York time) the second (2nd) Business Day prior to each Interest Payment Date, then the same shall constitute an Event of Default hereunder and the Issuers shall owe interest on such amount as set forth in Section 3.11(b). The Trustee will promptly advise the Servicer by facsimile of all amounts received hereunder. The Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making withdrawals from the Payment Account in accordance with this Indenture. Funds in the Payment Account shall not be commingled with any other monies. All monies deposited from time to time in the Payment Account and all investments made with such monies, including all income or other gain from such investments, shall be held by the Trustee in the Payment Account for the benefit of the Holders as provided herein and, to the extent specified in Section 6.14, the Issuers.

     (b) So long as no Event of Default shall have occurred and be continuing, all of the funds on deposit in the Payment Account shall be invested and reinvested by the Trustee in one or more Eligible Investments specified in an Issuer Request (or, if no Issuer Request is delivered to the Trustee, in accordance with the priorities established in Section 6.14) if such funds are reasonably expected to be on deposit for a period in excess of two days, subject to the following requirements:

          (i) such Eligible Investments shall not mature later than the Business Day prior to the date such amounts are required to be applied under this Indenture;

          (ii) securities purchased with the monies in the Payment Account shall be deemed a part of the Payment Account;

          (iii) each such Eligible Investment shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee under its complete and exclusive dominion and control (or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered);

          (iv) the Trustee shall have the sole control over such investment, the income thereon and the proceeds thereof;

          (v) other than the investments described in clause (iii) above, any certificate or other instrument evidencing such investment, if any, shall be delivered directly to the Trustee or its agent; and

          (vi) the proceeds of each investment (which shall be made as provided in Section 6.14) shall be remitted by the purchaser thereof (if not the Trustee) directly to the Trustee.

     All net income or other gain from investments of monies deposited in the Payment Account shall be applied in accordance with the last sentence of Section
6.14 and any net loss resulting from such investments shall be charged to the Payment Account. The Trustee shall not be liable to the Holder of any Note, any Issuer or any other Person for any loss resulting from any such investment or sale in accordance with this Indenture, whether by depreciation in value or otherwise, unless such loss results from the Trustee's negligence or willful misconduct.

     (c) Except as otherwise provided in Sections 5.6 and 11.3 hereof, on each Interest Payment Date, Redemption Date or Maturity Date, as applicable, the Trustee shall apply all amounts on deposit in the Payment Account to pay, pursuant to Section 3.11, the following amounts in the following order of priority:

          (i) any interest due and payable on the Notes (excluding Additional Amounts) shall be paid to the Holders, first, to the Holders of Class A Notes, then to the Holders of Class B Notes, then to the Holders of Class C Notes, then to the Holders of Class D Notes and then to the Holders of Class E Notes, until, in each case, all such interest has been paid in full; provided, however, that if there are not sufficient funds in the Payment Account to pay all interest then due and payable on the Notes of any Class, any amounts available shall be allocated between the Holders of the Notes of such Class so that the amount paid to Holders of Notes of each Series within such Class is equal to the total amount available multiplied by the ratio of (x) the amount of interest then due and payable on the Notes of such Series over (y) the total amount of interest then due and payable to all Holders of Notes of such Class;

          (ii) any principal (excluding Make-Whole Payments, if any) due and payable on any Notes shall be paid to the Holders thereof in the order of priority described in clause (i) above with respect to payments of interest, until, in each case, all such principal due and payable on each Class of Notes has been paid in full; provided, however, that if there are not sufficient funds in the Payment Account to pay all principal then due and payable on the Notes of any Class, the amounts available shall be allocated among the Holders of such Class pro rata according to the principal amounts of Notes of such Class owned by such Holders immediately prior to any such payments of principal hereunder;

          (iii) Additional Amounts due and payable on any Notes shall be paid to the Holders thereof in the order of priority described in clause (i) above with respect to payments of interest, until, in each case, all Additional Amounts due and payable on each Class have been paid in full provided, however, that if there are not sufficient funds in the Payment Account to pay all Additional Amounts then due and payable on the Notes of any Class, the amount available shall be allocated among the Holders of such Class to whom such Additional Amounts are payable so that the amount paid to each such Holder is equal to the total amount available multiplied by the ratio of (x) the amount of Additional Amounts then due and payable to such Holder in respect of the Notes of such Class over (y) the total amount of Additional Amounts then due and payable to all Holders of Notes of such Class;

          (iv) any Make-Whole Payments due and payable on any of the Notes shall be paid to the Holders thereof, in the order of priority described in clause (i) above with respect to payments of interest, until, in each case, all such principal due and payable on each Class of Notes has been paid in full; provided, however, that if there are not sufficient funds in the Payment Account to pay all Make-Whole Payments then due and payable on the Notes of any Class, any amounts available shall be allocated among the Holders of such Class pro-rata based on the principal amounts of Notes of such Class owned by such Holders immediately prior to any such payments of principal hereunder; and

          (v) the balance, if any, except amounts representing unclaimed funds which shall be deposited in the Holdover Account, shall be returned to the Issuers.

     (d) Funds in the Payment Account for payments of amounts due and payable and not claimed in accordance with this Indenture on any Outstanding Note shall be deposited by the Trustee in a segregated trust account (the "Holdover Account") in the Trustee's name with the Trustee and shall be held for the account of the Holder or Holders of such Notes pursuant to Section 6.15. Upon the written request of the Issuers, the Trustee shall invest such funds pursuant to Section 6.14, but the Trustee shall not otherwise be under any obligation to do so. Any investment income earned on amounts held in the Holdover Account shall be held for the benefit of the Issuers as provided in the last sentence of
Section 6.14.

     SECTION III.6  Registration; Paying Agent.

     (a) General. The Issuers shall cause to be kept at the Corporate Trust Office a register (the "Register"), within the meaning of Section 163(f) of the Code and any regulations thereunder, for the registration or transfer of the Notes. The Register shall be maintained by the Trustee, which is hereby appointed as "Registrar" for the purpose of registering Notes and transfers of Notes as provided herein. The name and address of the Holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Register under such reasonable regulations as the Trustee may prescribe. There shall be no more than one Holder for each Note, including all beneficial interests therein. The Trustee may appoint one or more co-registrars, and the term "Registrar" includes any such co-registrar. The Registrar shall (i) at all reasonable times during office hours make the Register available to any Issuer or any Person authorized by any Issuer in writing for inspection and the making of copies thereof or extracts therefrom and (ii) mail a copy of the Register to any Issuer or any other such Person promptly after request therefor from any Issuer.

     Upon surrender for registration of transfer of any Note at the Corporate Trust Office, accompanied by a written instrument of transfer in the form approved by the Issuers and the Trustee (it being understood that, until notice to the contrary is given to Holders, the Issuers and the Trustee shall each be deemed to have approved the form of instrument of transfer, if any, printed on the Notes), executed by the registered owner, in person or by such Holder's attorney thereunto duly authorized in writing, such Note shall be transferred upon the Register, and each Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more newly registered Notes of any authorized denominations and of a like aggregate principal amount. Transfers and exchanges of Notes shall be subject to the restrictions set forth in this Section 3.6 and in the text of the Notes and such reasonable regulations as may be prescribed by the Issuers. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

     Any Note (subject, in the case of a Regulation S Temporary Global Note, to the requirements of Section 2.3(b)) may be exchanged for two or more Notes of any authorized denominations and of a like aggregate principal amount in accordance with the provisions of Section 3.2 hereof if the Note to be so exchanged is surrendered for cancellation at the Corporate Trust Office accompanied by the written request of the Holder thereof specifying the denominations of the new Notes to be issued in exchange therefor. New Notes, executed by each Issuer and payable to such Holder in the denominations so requested (but in denominations not less than the principal amount of $100,000 and integral multiples of $100,000 in excess thereof, except as such amounts may be adjusted following a partial redemption and related elections under Article XI or elsewhere in this Indenture), and in an aggregate principal amount equal to the principal amount of the surrendered Notes, shall be authenticated and delivered by the Trustee to such Holder in exchange for the surrendered Note and any exchange of a Note, Global Note, Restricted Global Note or Regulation S Temporary Global Note provided for in this Indenture shall only be permitted between Notes of the same Series.

     No provision of this Indenture permitting the exchange of any Note, Global Note, Restricted Global Note, Restricted Note, Regulation S Temporary Global Note or Regulation S Global Note shall ever be interpreted as permitting exchanges between Notes of different Series.

     (b) In addition to the Principal Paying Agent, the Trustee may, at its discretion, appoint one or more Paying Agents and Transfer Agents, and the Paying Agent, Registrar, Transfer Agent and Authenticating Agent may be the same Person. If, at any time, and then only so long as any Notes are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee (on behalf of the Issuers) shall maintain a Paying Agent and Transfer Agent in Luxembourg. The Trustee shall promptly notify each Issuer of the name and address of each Paying Agent appointed by it and of the country or countries in which a Paying Agent may act in that capacity, and will notify each Issuer of the resignation or termination of any Paying Agent. Subject to the provisions of this Section 3.6 and the third paragraph of Section 3.4, the Issuers may vary or terminate the appointment of any Agent at any time and from time to time upon giving notice to such Agent and to the Trustee. Each Paying Agent shall have a long-term unsecured debt rating of not less than Investment Grade or be a wholly-owned subsidiary of an entity that is so rated. Each Paying Agent hereunder shall be entitled to the same protections and exculpations as are available to the Trustee under Article VI hereof.

     In respect of the Notes, the Trustee (on behalf of the Issuers) shall cause notice of any resignation, termination or appointment of any Paying Agent (including the Principal Paying Agent) or of the Trustee, and of any change in the office outside the United States through which any such Agent will act, to be given to the Holders as provided in Section 1.6 hereof.

     Each Issuer (or the Trustee on each Issuer's behalf) shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and shall provide a copy of any such agreement to the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such.

     Each Issuer initially appoints the Trustee as Registrar, Principal Paying Agent, Transfer Agent and Authenticating Agent.

     SECTION III.7  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers or any other obligor upon the Notes shall furnish to the Trustee in writing at least four Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably request of the names and addresses of the Holders.

     SECTION III.8  Transfer and Exchange.

     (a) General. At the option of each Holder but subject to the provisions of this Section 3.8, Notes of any Series may be exchanged for other Notes of that Series of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency of the Trustee appointed in or pursuant to Section 3.6 for such purpose. Subject to the terms of this Section 3.8, upon surrender for registration of transfer of any Note at any such office or agency of the Trustee, the Issuers shall prepare and each Issuer shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount. The Trustee will, throughout the term of this Indenture, retain in its permanent records executed originals of all retired Notes delivered to it in connection with any exchanges or replacements hereunder.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of each Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar (it being understood that, until notice to the contrary is given to Holders of Notes, each Issuer and the Registrar shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive Note), duly executed by the Holder or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any registration, registration of transfer or exchange of Notes, but the Issuers and the Trustee shall have the right to require payment from the Holder requesting any such registration of transfer or exchange of an amount in United States Dollars sufficient to pay or discharge any stamp duty, tax or other governmental charge or insurance charge that may be imposed in connection with such registration of transfer or exchange.

     Neither the Issuers nor the Trustee shall be required to register the transfer of, or exchange, any Note called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (b) Redemption Period. Neither the Issuers nor the Trustee shall issue Notes, register the transfer of Notes or exchange Notes during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending on the relevant Redemption Date if the Global Note for which exchange is requested may be among those selected for redemption.

     (c) Restricted Notes. Every Restricted Note, including any Note issued upon transfer or exchange thereof, shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of such Restricted Note pursuant to Section 2.5, unless such restrictions on transfer shall be waived by the written consent of the Issuers, and the Holder of each Restricted Note, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Restricted Note must be accompanied by a transferor's certificate in substantially the form set forth in Exhibit C-4 and, in the case of transfers of Restricted Notes being effected in reliance on the exemption from registration provided by Rule 144A, a transferee's certificate substantially in the form set forth in Exhibit C-8. Neither the Registrar nor any Transfer Agent shall be required to accept for such registration of transfer or exchange any Restricted Note unless such Registrar or Transfer Agent is satisfied that such transfer or exchange is being effected in compliance with the restrictions on transfer as set forth in this Indenture.

     The restrictions imposed by this Section 3.8(c) and Section 2.5 upon the transferability of any particular Restricted Note shall cease and terminate when such Restricted Note has been (i) sold pursuant to an effective registration statement, (ii) transferred pursuant to Rule 144 (or any successor provision thereto), unless the transferor in such transfer is an affiliate of any Issuer within the meaning of Rule 144 (or such successor provision), or (iii) transferred pursuant to Regulation S. Any Restricted Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note for exchange to the Registrar or any Transfer Agent in accordance with the provisions of this
Section 3.8 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuers, addressed to each Issuer and in form acceptable to the Issuers, to the effect that the transfer of such Restricted Note has been made in compliance with Rule 144 or such successor provision) be exchanged for a new Note, of like aggregate principal amount, which shall not bear the restrictive legend required by
Section 2.5. The Issuers shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     As used in the preceding two paragraphs of this Section 3.8(c), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Note.

     (d) Transfer of Global Notes and Interests Therein. Notwithstanding any other provision of this Indenture or the Notes, transfers of a Global Note, in whole or in part, and transfers of interests therein of the kind described in clauses (iii), (iv) or (v) below, shall be made only in accordance with this
Section 3.8(d), and all transfers of an interest in a Regulation S Temporary Global Note shall comply with Sections 3.8(d)(ii), (v) and (vi) below.

          (i) General. A Global Note may not be transferred, in whole or in part, to any person other than the Depositary or a nominee thereof, and no such transfer to any such other person may be registered; provided, however, that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such person. Nothing in this Section 3.8(d)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 3.8(d).

          (ii) Regulation S Temporary Global Note. If the holder of a beneficial interest in a Regulation S Temporary Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Temporary Global Note, such transfer may be effected, subject to Applicable Procedures (as defined below), only in accordance with this Section 3.8(d)(ii). Upon delivery (i) by a beneficial owner of an interest in a Regulation S Temporary Global Note to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification, (ii) by the proposed transferee of such beneficial interest in the Regulation S Temporary Global Note to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Exhibit C-3 hereto and (iii) by Euroclear or CEDEL, as the case may be, to the Trustee of a Depositary Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Regulation S Temporary Global Note from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

          (iii) Restricted Global Note to Regulation S Temporary Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Temporary Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear or CEDEL and the Agent Member who acts on behalf of Euroclear and CEDEL, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 3.8(d)(iii). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Temporary Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be transferred, (B) a written order from the Agent Member and/or Euroclear or CEDEL, as applicable, given in accordance with the Applicable Procedures containing information regarding the Euroclear or CEDEL account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of Exhibit C-5 attached hereto given by the transferor of such beneficial interest in the Restricted Global Note and
     (2) the Trustee, as Registrar, at its Corporate Trust Office of (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in (1)(C) above, then the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of a Restricted Global Note, and to increase the principal amount of a Regulation S Temporary Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the Agent Member for Euroclear and/or CEDEL or both, as the case may be) a beneficial interest in such Regulation S Temporary Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

          (iv) Restricted Global Note to Unrestricted Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 3.8(d)(iv). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or CEDEL account for which such Agent Member's account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of Exhibit C-6 attached hereto given by the holder of such beneficial interest to be transferred and (2) the Trustee, as Registrar, at its Corporate Trust Office of (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in (1)(C) above, the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of a Restricted Global Note, and to increase the principal amount of an Unrestricted Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

          (v) Regulation S Temporary Global Note or Unrestricted Global Note to Restricted Global Note. If the holder of a beneficial interest in a Regulation S Temporary Global Note on or after the termination of the Regulation S Restricted Period, or the holder of a beneficial interest in an Unrestricted Global Note at any time, wishes to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected only in accordance with the Applicable Procedures and this Section 3.8(d)(v); provided, that with respect to any transfer of a beneficial interest in a Regulation S Temporary Global Note (except a transfer pursuant to Section 3.8(d)(vii)(2)) the transferor and Euroclear or CEDEL, as the case may be, also must have previously delivered the certificates described in the first paragraph of Section 2.3(b)(ii) with respect to such beneficial interest. Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Note equal to that of the beneficial interest in a Regulation S Temporary Global Note or an Unrestricted Global Note to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and, if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be) to be debited for, such beneficial interest, and (2) the Trustee, as Registrar, at its Corporate Trust Office of notification from the Depositary of the transaction described in (1) above, the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of such Regulation S Temporary Global Note or Unrestricted Global Note as the case may be and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in such Regulation S Temporary Global Note or Unrestricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Temporary Global Note or Unrestricted Global Note was reduced upon such transfer.

          (vi) Interests in Regulation S Temporary Global Note to be Held Through Euroclear or CEDEL. Until the later of the termination of the Regulation S Restricted Period and the delivery of the certifications required by Section 2.3(b)(ii), (A) interests in any Regulation S Temporary Global Note may be held only through Agent Members acting for and on behalf of Euroclear and CEDEL, and (B) any purchaser of Notes in a sale made in reliance on Regulation S may not sell or offer to sell such Notes within the United States or to a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Regulation S.

          (vii) Other Exchanges. (1) In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Notes or for beneficial interests in a Global Note of the same Series as the definitive Note to be so exchanged (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (vi) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Note comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Issuers and the Trustee; provided, that, except as permitted in paragraph (2) hereof, no beneficial interest in a Regulation S Temporary Global Note shall be exchangeable for a definitive Note until the expiration of the Regulation S Restricted Period and then only if the certifications described in Section 2.3(b)(ii) have been provided in respect of such interest.

          (2) Notwithstanding any other provision of this Section 3.8, an Initial Purchaser may exchange beneficial interests in a Regulation S Temporary Global Note held by it for one or more Restricted Notes (including an interest in a Restricted Global Note) upon delivery by such Initial Purchaser of instructions for such exchange substantially in the form of Exhibit C-7. Upon receipt of the instruction described in the preceding sentence, the Trustee shall instruct the Depositary to reduce the principal amount of a Regulation S Temporary Global Note by the principal amount of the beneficial interest in such Regulation S Temporary Global Note to be so transferred and either (A) the Trustee shall instruct the Depositary to increase the principal amount of the Restricted Global Note and credit or cause to be credited to the account of the Initial Purchasers a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Global Note was reduced upon such transfer or (B) authenticate and deliver one or more Restricted Notes in definitive form and in the aggregate principal amount of the beneficial interest in the Regulation S Temporary Global Note to be so transferred, pursuant to the instructions described in the first sentence of this subclause (2).

     (e) Transfer of Restricted Notes (Other Than a Restricted Global Note) to a Global Note. If the holder of a Restricted Note (other than a Restricted Global
Note) wishes at any time to transfer such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, a Regulation S Temporary Global Note or an Unrestricted Global Note, such transfer may be effected, subject to the other provisions of this Indenture and the Applicable Procedures, only in accordance with this Section 3.8(e). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Restricted Global Note, a Regulation S Temporary Global Note or an Unrestricted Global Note, as the case may be, in a principal amount equal to the principal amount of the Restricted Note to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear and CEDEL account for which such Agent Member's account is held, or if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be) to be credited with such beneficial interest and (C) an appropriately completed certificate substantially in the form of Exhibit C-4 hereto and (2) the Trustee of (A) the Restricted Note to be transferred, (B) notification from the Depositary of the transaction described in (1) above and (C) the certificate described in (1)(C) above, the Trustee shall cancel the Restricted Note and instruct the Depositary to increase the principal amount of a Restricted Global Note, Regulation S Temporary Global Note or Unrestricted Global Note, as the case may be, by the principal amount of the Restricted Note so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which, in the case of any increase in the principal amount of such Regulation S Temporary Global Note, shall be the Agent Member for Euroclear or CEDEL or both, as the case may be) a corresponding principal amount of such Restricted Global Note, such Regulation S Temporary Global Note or such Unrestricted Global Note. Any transfer of a Restricted Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note other than a Restricted Global Note may only be effected in accordance with Regulation S or Rule 144.

     (f) Notwithstanding any other provision of this Section 3.8, transfers of any Note or a beneficial interest in a Global Note made in reliance on Rule 144A may be effected only after delivery to the Depositary or the Trustee by the proposed transferee of an appropriately completed certificate substantially in the form of Exhibit C-8.

     (g) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Trustee may require payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

     (h) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of each Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     SECTION III.9  Mutilated, Destroyed, Lost and Stolen Notes.

     If any mutilated Note is surrendered to the Trustee, each Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Note (a "New Note") of like tenor and principal amount and bearing a number not contemporaneously outstanding. Each New Note issued pursuant to this Section in exchange for, in substitution for, or in lieu of a Predecessor Note shall be dated the date of, and be in the form of, such Predecessor Note.

     If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by each of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, each Issuer shall execute and upon their request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a New Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. In every case of mutilation or defacement, the applicant shall surrender to the Trustee the Note so mutilated or defaced. Upon the issuance of any substitute Note, the Issuers may require the payment by the applicant of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed or incurred in relation thereto and any other expenses connected therewith.

     Every New Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of each Issuer evidencing the same debt as the Predecessor Note, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone having rights in such New Note thereunder and hereunder, and any such New Note shall be entitled to all the benefits of this Indenture and of the other Security Documents to the same extent as such Predecessor Note.

     All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or negotiable instruments without their surrender.

     SECTION III.10 Interest.

     (a) Each Note shall bear interest from and including its date of issuance until its respective Maturity Date. Such interest shall accrue during each Interest Period for the Notes and be payable by the Issuers in arrears for such Interest Period on the related Interest Payment Date and upon the redemption or maturity thereof. Interest on each Note shall, except to the extent that funds are not available in the Payment Account, cease to accrue from Maturity or, if earlier, the date of redemption.

     (b) (i) For the period from the initial issuance to, but not including, the Maturity Date, or earlier redemption, the per annum interest rate for each Interest Period applicable to the Notes shall be: for the Series A-1 Notes, 6.537%; for the Series B-1 Notes, 6.635%; for the Series C-1 Notes, 6.762%; for the Series D-1 Notes, 6.917%; for the Series E-1 Notes, 7.052%; for the Series A-2 Notes, 6.602%; for the Series B-2 Notes, 6.728%; for the Series C-2 Notes, 6.806%; for the Series D-2 Notes, 6.992%; and for the Series E-2 Notes, 7.224%.

          (ii) Interest on each Note shall, from the Closing Date to, but not including, the applicable Maturity Date, be payable monthly on each Interest Payment Date commencing December 15, 1997. Interest on the Fixed Rate Notes shall be computed based on a year of 360 days comprised of twelve 30-day months.

     SECTION III.11 Payment of Principal and Interest.

     (a) Each Issuer hereby authorizes and directs the Trustee to make or cause to be made payment, from funds available in the Payment Account and any other funds made available to the Trustee for such purpose, of the principal of and any interest (and Make-

Whole Payment and Additional Amounts, if any) on the Notes as set forth in this Indenture.

     (b) Subject to the provisions set forth below with respect to Default Interest, any interest on the Notes shall be paid on each Interest Payment Date to the Person who was the Holder thereof at the close of business on the Regular Record Date for such Interest Payment Date; provided, however, that interest payable at Maturity of the Notes of any Series shall be payable to the Person to whom principal shall be payable. Payments of principal of (and Make-Whole Payments, if any, on) the Notes shall be payable at Maturity against surrender thereof at the Corporate Trust Office and at the offices of such other Paying Agents as the Trustee shall have appointed pursuant to Section 3.6(b).

     So long as the Notes are held through the Depositary's book-entry system, payments of interest and principal (and Additional Amounts and Make-Whole Payments, if any) on the Notes will be made, subject to applicable laws and regulations, by wire transfer from the Trustee to the Depositary and will be forwarded to investors in accordance with the payment procedures of the Depositary and the Agent Members thereof. If any Note is not held through the Depositary, payments of principal (and Make-Whole Payment, if any) with respect to the Notes shall be made at Maturity upon surrender of such Notes and payments of any interest (and Additional Amounts, if any) on such Notes shall be made on the applicable Interest Payment Date, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the Person entitled thereto at such Person's address appearing on the Register, or, in the case of payments of principal, to such other address as the Holder shall provide in writing at the time of such surrender (or, in the case of a Holder that provides the Trustee with wire instructions and complies with any other reasonable requirements of the Principal Paying Agent, by wire transfer to such account as such Holder shall designate by written instruction received by the Principal Paying Agent not less than five (5) Business Days prior to the Regular Record Date).

     If, for any reason, interest on any Note is not paid or provided for by the Issuers on or prior to 12:00 noon on the date which is two (2) Business Days prior to the Interest Payment Date on which such interest is due, or the principal of any Notes is not repaid or provided for by the Issuers on or prior to 12:00 noon on the Maturity Date applicable to such Notes, the Issuers will be required to pay default interest at a per annum rate equal to the higher of (i) the regular per annum interest rate applicable thereto plus 400 basis points or
(ii) the Advance Interest Rate (such rate, the "Default Rate", and such interest, "Default Interest") for every day that such nonpayment continues until the Issuers have paid all such amounts, all Default Interest incurred by the Issuers in connection therewith as provided below and all other amounts then due and payable under this Indenture and the other Security Documents. The portion of such Default Interest equal to the product of the relevant aggregate principal balance and the Advance Interest Rate will be payable to the Servicer (or the Trustee, as back-up Servicer, if applicable), to the extent, but only to the extent, that the Servicer (or the Trustee) has advanced the regular interest payment in question, as reimbursement for the Interest Advance in accordance with Section
5.6 and the excess, if any, of the Default Interest payable over the product of relevant aggregate principal balance and the Advance Interest Rate will be payable to the Holders of the Notes; provided, however, that payments of any such amounts payable to Holders will be subordinate to payments of principal and interest as set forth in Section 5.6. If the Issuers default in the timely payment of interest or principal on any Notes and the Servicer (and the Trustee, as back-up Servicer) is not required to make, or defaults in its obligation to make, an Interest Advance, the Holders of such Notes will be entitled to receive 100% of the Default Interest payable by the Issuers in respect of such default. Upon a default by the Issuers in the payment of interest or principal on the Notes, any Default Interest payable in connection therewith shall forthwith cease to be payable to the Holders on the relevant Regular Record Date, and Default Interest (to the extent payable to Holders under this Section 3.11, as opposed to the Servicer or the Trustee as back-up Servicer) shall be paid by the Issuers to the Person or Persons registered as Holders at the close of business on a Special Record Date for the payment of such Default Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Default Interest which shall be not more than ten (10) Business Days and not less than five (5) Business Days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify each Issuer and the Servicer of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Default Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at the address of such Holder as it appears in the Register, not less than five (5) Business Days prior to such Special Record Date. Notice of the proposed payment of such Default Interest and the Special Record Date therefor having been so mailed, such Default Interest shall be paid to the Person in whose name each respective Note (or their respective Predecessor Note) is registered at the close of business on such Special Record Date.

     At the Maturity Date of each Note, the Trustee shall pay the principal amount of such Note, and any unpaid interest thereon in immediately available funds from funds in the Payment Account as promptly as possible after presentation to the Trustee of such Note but shall initiate such payment no later than 3:00 p.m. (New York time) on the day of such presentation, provided that such presentation has been made no later than 11:00 a.m. (New York time). If presentation is made after 11:00 a.m. (New York time) on any day, such presentation shall be deemed to have been made not later than 11:00 a.m. (New York time) on the immediately succeeding Business Day.

     In the event that a Note is not presented for payment by 11:00 a.m. (New York time) at its Maturity Date, the Trustee shall transfer any principal thereof and interest thereon to the Holdover Account. If the Holder of such Note shall present such Note to the Trustee within two (2) years after its Maturity Date, the Trustee shall pay such Note from funds in the Holdover Account. In no event (other than following a default by any of the Issuers) shall such Note earn interest after its Maturity Date. If such Note is not presented for payment within two (2) years after its Maturity Date, the Trustee shall not honor a demand for payment of such Note and the Trustee shall act in accordance with
Section 6.15 in respect of the unclaimed funds in the Holdover Account in respect of such Note.

     If at 4:00 p.m. (New York time) of any day, any funds remain in the Payment Account after (i) the payment of each Note with a Maturity Date of such day which are presented by 11:00 a.m. (New York time) for payment on such date and
(ii) the transfer of funds to the Holdover Account for each Note with a Maturity Date of such day which is not presented for payment on such date (or is presented after 11:00 a.m. (New York time) on such date), then such remaining funds shall be transferred by the Trustee to the Issuers in accordance with written wire transfer instructions given by the Issuers to the Trustee.

     SECTION III.12 Interest on New Notes.

     Interest shall be deemed to have been paid on each New Note issued pursuant to Section 3.9 hereof in exchange for, in substitution for, or in lieu of a Predecessor Note to the date to which interest was paid on such Predecessor Note.

     SECTION III.13 Cancellation.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which any Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee.

     No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.13, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be retained by the Trustee in accordance with Section 3.8(a).

     SECTION III.14 Information.

     For so long as any of the Notes remain Outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Issuers will, during any period in which such Issuer is neither subject to Section 13 or 15(d) under the

Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available to any Holder of a Restricted Note or any owner of a beneficial interest in a Restricted Global Note, to a prospective purchaser of such Note or beneficial interest therein who is a QIB, or to the Trustee for delivery to such Holder or beneficial owner or prospective purchaser, as the case may be, in connection with any sale thereof, in each case at a Holder's or the Trustee's written request to the Issuers, the Rule 144A Information; provided, that the Issuers shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. person" within the meaning of Regulation S if such Note may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto).

     SECTION III.15 Paying Agent to Hold Money in Trust.

     The Trustee shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by any Issuer or any other obligor upon the Notes in making any such payment or in depositing the funds to make such payment with the Paying Agent. While any such default continues, the Trustee may require a Paying Agent to pay all money and other property, if any, held by it to the Trustee. The Issuers at any time may require a Paying Agent to remit all money and other property, if any, held by it to the Trustee (for deposit into the Payment Account). Upon payment over to the Trustee, the Paying Agent shall have no further liability for such funds so remitted. If any Issuer acts as Paying Agent, it shall segregate and hold as a separate trust fund all money and other property, if any, held by it as Paying Agent.

                                  ARTICLE IV

                    SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION IV.1 Satisfaction and Discharge of Indenture.

     This Indenture shall upon an Issuer Request cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein expressly provided for and except, in the case of clause (1)(b) below, for the rights of the Holders of the Notes hereunder to receive payment of the principal of and interest on the Notes, and any Additional Amounts or Make-Whole Payments, if any, and any other rights of the Holders of the Notes hereunder with respect to amounts deposited with the Trustee), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of the collateral to the Issuers, when

     (1) either

          (a) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.9 and (ii) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 6.15) have been delivered to the Trustee for cancellation; or

          (b) all such Notes not theretofore delivered to the Trustee for cancellation

               (i)   have become due and payable, or

               (ii) will become due and payable at their Maturity Date within one (1) year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in the case of (i), (ii) or (iii) above, the Issuers have deposited or caused to be deposited with or delivered to the Trustee as trust funds in trust for these purposes Cash and Eligible Investments with Collateral Value sufficient, without consideration of any reinvestment of interest therefrom, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, or principal and any interest (and Additional Amounts, if any) to the date of such deposit (in the case of Notes that have become due and payable) or to the Maturity Date or Redemption Date, as the case may be; provided, however, that, in the case of (ii) or (iii) above with respect to Notes that are not yet due and payable, the Issuers shall direct by Issuer Order how any Cash received pursuant to this Section 4.1 will be invested and no satisfaction and discharge will be permitted unless the Issuers deliver to the Trustee an Opinion of Counsel addressed to each Issuer and the Trustee from counsel experienced in federal income tax matters to the effect that, based on such stipulations of the Issuers, any action taken pursuant to this Section 4.1 will not (a) result in any payments to Holders being subject to United States federal withholding taxes or (b) be treated as an exchange pursuant to Section 1001 of the Code;

     (2) the Issuers have paid or caused to be paid all other sums payable hereunder and under the other Security Documents by any Issuer to the Trustee, and each of the Holders; and

     (3) each of the Issuers has delivered to the Trustee an Officer's Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the foregoing, but subject to the provisions of Section
1.12 and Section 1.14 hereof, each Issuer's obligations under this Indenture and in respect of the

Notes shall survive the discharge of this Indenture if and to the extent that any payment of any amount paid by any Issuer to the Trustee or any Holder is avoided as a preferential transfer or otherwise rescinded or required to be restored under applicable law. Upon the payment of all of the Outstanding Notes in full, the Trustee shall notify the Rating Agency of such event. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of each Issuer to the Trustee under Section 6.5 hereof and of the Trustee to the Holders of Notes under Section 4.2 hereof shall survive.

     SECTION IV.2 Defeasance of Notes.

     The Issuers may elect, at any time and from time to time, to be released from part or all of their obligations under the Notes (and thereby effect a reduction of the principal amount secured by the Mortgage and the other Security Documents) by notifying the Trustee in writing of the specific Notes to be defeased and irrevocably conveying to the Trustee, in trust for the payment of any interest (and Additional Amounts, if any) then due and the principal amount (or any part thereof) of the Notes that the Issuers wish to defease, Eligible Investments with Collateral Value sufficient, without consideration of any reinvestment of interest therefrom, to pay (i) all amounts then due under such Notes, (ii) the outstanding principal amount of such Notes (the "Defeasance Portion") and (iii) the portion of the interest (and Additional Amounts, if any are then known) that will become due under such Notes on any date prior to and including the Scheduled Maturity Date (all such interest as described in this clause (iii) together with the Defeasance Portion and any and all other amounts previously conveyed to the Trustee pursuant to clauses (ii) and (iii) of this
Section 4.2 being hereinafter referred to as the "Defeasance Property"); provided, however, that each Issuer's right to proceed as aforesaid shall be subject to the delivery by the Issuers of an Opinion of Counsel, from counsel experienced in the relevant subject matter, to the effect that (a) the delivery of such Eligible Investments will not (x) result in any Issuer or the Trustee being regarded as an investment company under the Investment Company Act of 1940, (y) result in any payments to Holders being subject to United States federal withholding taxes or (z) be treated as an exchange pursuant to Section 1001 of the Code, and (b) the Trustee will have a perfected security interest in such Eligible Investments and (c) the delivery of the Eligible Investments shall not constitute a voidable preference under the Bankruptcy Code (the last of which opinion may rely on the fact that the appraised values of the Mortgaged Properties being released are equal to or greater than the value of the Defeasance Property being conveyed to the Trustee in respect of the Notes being defeased). When specifying Notes to be defeased, the Issuers may only defease Notes in the order of priority that would apply if the Issuers were seeking to redeem those Notes pursuant to Article XI. All Eligible Investments conveyed by the Issuers to the Trustee pursuant to this Section 4.2, and any interest accruing thereon, shall be owned by the Trustee free and clear of any claim of the Issuers, and not as security for repayment of obligations under the Notes. In the event of a release in part of the obligations of any Issuer under one or more of the Notes, the Mortgage may be enforced against the Mortgaged Properties only to the extent of the amount of the principal balance remaining outstanding on the Notes at the time of enforcement (after giving effect to any partial releases granted by the Mortgagee as a result of the delivery of the Defeasance Property) and the amount of the other obligations under this Indenture, the Mortgage and the other Security Documents. The defeasance by the Issuers of 100% of the Outstanding Notes shall not, in and of itself, relieve the Trustee of its obligations to the Holders hereunder.

     SECTION IV.3 Application of Trust Money.

     Subject to Section 4.5, the Trustee shall hold in trust Cash or Eligible Investments deposited with it pursuant to Section 4.1 or Section 4.2 of this Indenture, as the case may be, and shall apply the deposited Cash and the money from Eligible Investments in accordance with this Indenture to the payment either directly or through any Paying Agent as the Trustee may determine, to Persons entitled thereto, of principal of and interest (and Additional Amounts, if any, and, in the case of a redemption pursuant to Section 4.1(1)(b)(iii), Make-Whole Payments, if any) on the Notes.

     SECTION IV.4 Repayment to Issuers.

     Subject to the other provisions of this Indenture and any other applicable Security Documents, the Trustee shall promptly pay to the Issuers upon written request any excess money held by it in the Payment Account or any other account established by the Trustee in furtherance of its rights or obligations under this Indenture of any other Security Document (exclusive of money to be held by the Trustee pursuant to Section 6.15) at any time and thereupon shall be relieved from all liability with respect to such money.

     SECTION IV.5 Reinstatement.

     If the Trustee is unable to apply any Cash or Eligible Investments in accordance with Section 4.1 or Section 4.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 or Section 4.2 until such time as the Trustee has received the final order or decree of such court or governmental authority permitting it to apply all such Cash or Eligible Investments in accordance with Section 4.1 or Section 4.2, as applicable; provided that, if any of the Issuers has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, such Issuers shall be subrogated to the rights of the Holders of the Notes to receive such payment from the Cash or Eligible Investment held by the Trustee.

     SECTION IV.6 Release of Collateral.

     Upon the release of any Mortgaged Property from the lien of the Mortgage or any portion of the other Collateral from the lien and security interest of this Indenture, the Mortgage or any other Security Document in accordance with the relevant provisions hereof and thereof, the Trustee and the Servicer (if applicable) shall execute such instruments as may be reasonably requested and presented by the Issuers to effect and/or acknowledge such release. The above-referenced instruments may include, at the Issuers' election, (i) one or more amendments and/or restatements of the Mortgage, the Assignment of Leases and/or any other Security Document (in each case, without any representation or warranty by or recourse to the Trustee or the Servicer) as may be appropriate to separate the Liens created thereby against the Mortgaged Property to be released (as used herein, the "Release Property") from the Liens encumbering the remaining Mortgaged Properties and, thereafter, one or more assignments of the resulting Security Documents relating to the Release Property to any designee or nominee of the Issuers and (ii) such uniform commercial code financing statements, each in customary form and as may be mutually agreed upon by the Issuers and the Trustee; provided, however, that neither the Trustee nor the Servicer shall be required to take any action or execute any instruments pursuant to the foregoing unless such entity is satisfied, in its reasonable judgment, that such action or instrument will not compromise in any way the validity or enforceability of the Lien of any Security Document with respect to any of the Mortgaged Properties that are not Release Property. Concurrently with any release transaction contemplated hereby the Trustee and Servicer shall return to the Issuer that owns the Release Property the duplicate originals of any amendment or restatement of any collateral agreement to which it is a party which relates solely to the Release Property and in which the Trustee or Servicer, as applicable, will no longer have any interest after such release.

                                   ARTICLE V

                                   REMEDIES

     SECTION V.1 Events of Default.

     "Event of Default", wherever used herein with respect to Notes, means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) an Event of Default as described in the second sentence of Section 3.5(a) hereof; or

          (2) a default in the payment of the principal of any Note at Maturity or any payment of the Make-Whole Payment, if any, owing in respect of any Fixed Rate Note when the same becomes due and payable to the Holders of such Notes; or

          (3) a default in the performance of any material covenant, or breach of any material representation or warranty, of any Issuer in this Indenture, in any other Security

Document or in any certificate delivered pursuant to this Indenture (other than a material covenant, representation or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and continuance of such default or breach for a period of thirty (30) Business Days after there has been given, by registered or certified mail, to the Issuers by the Trustee (or the Servicer on the Trustee's behalf) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided that in the case of any such failure that is susceptible of cure but that cannot with diligence be cured within such thirty (30) Business Day period, if the Issuer shall have promptly commenced to cure the same within such thirty (30) Business Day period and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof, although such extended period shall not exceed one hundred and eighty (180) days unless, in the case of a cure that requires construction or remedial work, such cure cannot with diligence reasonably be achieved within one hundred and eighty (180) days, in which case such period shall be extended for an additional one hundred and eighty (180) days, subject to Excusable Delays; or

     (4) the entry by a court having jurisdiction over any Issuer of (A) a decree or order for relief in respect of such Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law or (B) a decree or order adjudging such Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of such Issuer under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

     (5) the commencement by any Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any Issuer to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of any Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Issuer in furtherance of any such action; or

          (6) an "Event of Default" as defined in the Mortgage shall have occurred and be continuing.

     SECTION V.2 Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default specified in Section 5.1(4) or 5.1(5) hereof occurs and is continuing, the amounts specified in the next sentence shall automatically become and be due and payable immediately without any action whatsoever on the part of the Trustee, the Servicer or the Holders. If an Event of Default specified in Section 5.1(1), 5.1(2), 5.1(3), or 5.1(6) (other than an Event of Default which arises thereunder solely by virtue of the occurrence of an Event of Default arising under Section 5.1(4) or Section 5.1(5) of this Indenture) occurs and is continuing, then in every such case the Trustee may and at the direction of the Holders of not less than 66-2/3% in aggregate principal amount of the Outstanding Notes shall, by a notice in writing to the Issuers and the Servicer, declare the sum of (i) the principal amount of all Outstanding Notes and (ii) any other amounts, including but not limited to, accrued interest, Additional Amounts, if any, and Make-Whole Payments, if any, payable to the Holders under the Notes, to the extent such amounts are permitted by law to be paid, to be due and payable immediately, and upon any such declaration such amounts shall become immediately due and payable.

     At any time after such an automatic acceleration or a declaration of acceleration of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee or the Servicer as hereinafter provided in this Article, the Holders of not less than 66-2/3% in aggregate principal amount of the Outstanding Notes, by written notice to the Issuers, the Trustee and the Servicer, may rescind and annul such declaration and its consequences if

          (1) the Issuers have paid or caused to be deposited with the Trustee a sum sufficient to pay:

          (a) all interest (and Additional Amounts, if any) due and payable on all Outstanding Notes,

          (b) the principal of and Make-Whole Payment, if any, on any Outstanding Notes that have become due, if any, otherwise than by such declaration of acceleration, and interest and all other amounts due thereon at the rate or rates or in the amount prescribed therefor in such Notes,

          (c) all sums paid or advanced by the Trustee or the Servicer hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Servicer and their respective agents and counsel, and

          (d) any other amounts then due and payable under the Indenture or any other Security Document (other than principal that became due solely as a consequence of such acceleration;

     and

          (2) all Events of Default, other than the non-payment of the principal of the Outstanding Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          If the Issuers fail to make a payment when due, and then deliver to the Trustee funds sufficient to make all payments current, absent acceleration, and the Trustee on behalf of the Holders agrees in writing to accept that payment and to rescind the declaration of an Event of Default or acceleration, or Holders of not less than 66-2/3% in aggregate principal amount of the Outstanding Notes, prior to an acceleration, agree to rescind the declaration of an Event of Default, in either case, the Holders shall also be deemed to waive the right to claim that the failure to make the payment when due was an Event of Default and is continuing.

     SECTION V.3 Collection of Indebtedness and Suits for Enforcement by
Trustee.

     If the Issuers fail to pay all amounts due upon an acceleration under
Section 5.2 forthwith upon demand, the Trustee (and the Servicer on its behalf), in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and, subject to the provisions of Section
1.12 and Section 1.14 hereof, may enforce the same against the Issuers and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral and pursuant to the Security Documents, wherever situated, or may institute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law, and may take such actions through a mortgage trustee if necessary or advisable under applicable law.

     If an Event of Default with respect to the Notes occurs and is continuing, subject to the provisions of Section 1.12 and Section 1.14 hereof, the Trustee (and the Servicer on its behalf) may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee (or the Servicer) shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION V.4 Trustee May File Proofs of Claim.

     In the case of pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, rehabilitation, arrangement, adjustment, composition or other judicial proceeding relative to any Issuer, or the property of any Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, to the extent not prohibited by applicable law, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of the principal of and any interest (and Make-Whole Payment and Additional Amount, if any) on the Notes owing and unpaid and all other sums owing and unpaid under the Notes, the Mortgage, this Indenture, or any other Security Document, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), except as a result of its or their gross negligence or bad faith, and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any monies, notes or other property payable or deliverable on any such claims and to distribute the same in accordance with this Indenture;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

     Nothing contained in this Article V shall be interpreted as limiting the right or responsibility of the Servicer to take any actions on behalf of the Trustee in furtherance or fulfilment of the Servicer's responsibility to service the Loan as set out in Article VII. In addition, nothing herein contained shall be deemed to limit each Holder's right to file and prove its claim with respect to Notes held by it and to collect and receive any award in any such proceeding, or to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION V.5 Trustee May Enforce Claims Without Possession of Notes.

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

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee (consistent with those paid under the Trustee Fee Agreement), its agents and counsel, be for the ratable benefit of the Holders of the Notes, if any, in respect of which such judgment has been recovered.

     SECTION V.6 Application of Money Collected.

     Upon the occurrence and during the continuance of an Event of Default, money collected by the Trustee hereunder (including, without limitation, all money deposited by any Issuer or the Servicer into the Payment Account) shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the principal of (and Make-Whole Payments, if any), or interest (and Additional Amounts, if any) on, the Notes, upon presentation of the Notes (to the extent not held in global form), and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          (i) to the payment of all amounts due the Trustee, under the Trustee Fee Agreement, and the Servicer, under the Servicer Fee Agreement, and each Paying Agent, under their respective fee agreements (including reasonable amounts payable in respect of the Trustee's and the Servicer's agents and counsel fees and expenses, but excluding repayment of Advances, which are covered by item (ii) below);

          (ii) to the payment (first to the Trustee and then to the Servicer) of Advances made (and any accrued and unpaid interest thereon) and (if not already covered by item (i) above) other liabilities owed under this Indenture (including, without limitation, indemnification payment obligations of the Issuers under Section 7.19) and the other Security Documents (including, without limitation, payment of any indemnification obligations), the cost and expenses of any foreclosure proceedings and any other enforcement proceedings (including, without limitation, reasonable counsel fees and disbursements, advertising costs and expenses, Impositions, and receivers' and trustee's fees and commissions in connection therewith);

          (iii) to the payment of accrued interest (excluding Additional Amounts, if any, and interest payable in connection with a default in excess of the regular interest payments owed, if any) and then principal (excluding Make-Whole Payments, if any) due and payable on any Notes, in each case, first, to the Holders of the Class A Notes, then to the Holders of the Class B Notes, then to the Holders of the Class C Notes, then to the Holders of the Class D Notes and then to the Holders of the Class E Notes; provided, however, that (A) if there are not sufficient funds in the Payment Account to pay all interest accrued on the Notes of any Class, any amount available will be allocated between the Holders of each Series of such Class so that the amount paid to Holders of Notes in each such Series is equal to the total amount available multiplied by the ratio of (x) the amount of interest then due and payable on the Notes of such Series in such Class over (y) the amount of interest then due and payable to all Holders of Notes of such Class and (B) if there are not sufficient funds in the Payment Account to pay all principal then due and payable on the Notes of any Class, the amounts available shall be allocated among the Holders of such Class pro rata according to the principal amounts of Notes of such Class owned by such Holders immediately prior to any payments of principal hereunder;

     (iv) to the payment of any Additional Amounts due and payable on any Notes in the order of priority described above with respect to payments of interest; provided, however, that if there are not sufficient funds in the Payment Account to pay all Additional Amounts then due and payable on the Notes of any Class, the amount available shall be allocated among the Holders of such Class to whom such Additional Amounts are payable so that the amount paid to each such Holder is equal to the total amount available multiplied by the ratio of (x) the amount of Additional Amounts then due and payable to such Holder in respect of the Notes of such Class over (y) the total amount of Additional Amounts then due and payable to all Holders of Notes of such Class;

     (v) to the payment of any Make-Whole Payment due and payable on any Notes in the following order: first, to the Holders of the Class A Notes, then to Holders of Class B Notes, then to Holders of Class C Notes, then to Holders of Class D Notes and then to Holders of Class E Notes; provided, however, that if there are not sufficient funds in the Payment Account to pay all Make-Whole Payments then due and payable on the Notes of any Class, the amounts available therefore shall be allocated among the Holders of such Class pro rata based on the principal amounts of Notes of such Class owned by such Holders immediately prior to any such payments of principal hereunder;

     (vi) to the payment of any other sums (including interest payable in connection with a default in excess of the regular interest payments owed on any
Note), if any, due to the Holders under any Security Documents; and

     (vii) to the payment of the remainder, if any, to the Issuers, their respective successors or assigns, to whomever may lawfully be entitled thereto or as a court of competent jurisdiction may determine.

     For purposes of Section 10.4 and clauses (iii) through (vi) of this Section 5.6, amounts withheld on account of taxes from money collected by the Trustee or the Servicer as a result of the identity, the jurisdiction of organization, residence or citizenship or any other characteristic of a Holder or beneficial owner of any Note shall be treated as having been distributed by the Trustee to such Holder or to the Holder through which such beneficial owner holds such Note, or to any successor to any such Holder.

     Payment of the Outstanding Notes of any Class shall be on a pro rata basis and shall be based, with respect to interest, on the relative proportions of the accrued interest on any Note of such Class to the aggregate amount of accrued interest on all Outstanding Notes of such Class and, with respect to principal, on the relative proportions of the unpaid principal amount of any Outstanding Notes of such Class to the aggregate unpaid principal amount of all Outstanding Notes of such Class. Notwithstanding the foregoing, to the extent that principal on Outstanding Notes is not then due, the pro rata allocated amount with respect to the principal of such Outstanding Notes that is not then due shall be deposited by the Trustee into the Payment Account, to be held by the Trustee for application to the payment of principal on such Outstanding Notes upon their Maturity.

     SECTION V.7  Limitation on Suits.

     Except as provided in Section 5.8, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, any Note or any other Security Document, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

          (1) such Holder has previously given written notice to the Trustee and the Servicer of a continuing Event of Default;

          (2) the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes have made written request to the Trustee and the Servicer to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee and the Servicer reasonable indemnity or security against any potential losses, expenses and liabilities to be incurred in connection with such request;

          (4) both the Trustee and the Servicer for sixty (60) days after their receipt of such notice, request and offer of indemnity or security have failed to institute any such proceeding;

          (5) no direction inconsistent with such written request has been given to the Trustee or the Servicer during such sixty (60) day period by the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes; and

          (6)  an Event of Default shall have occurred and be continuing;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. The Holders may exercise their rights under this Section 5.7 independently without being subject to Section 1.3.

     SECTION V.8  Unconditional Right of Holders to Receive Principal and
Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note at the Scheduled Maturity Date expressed in such Note (or in the case of redemption, to receive payment of the principal of and interest and Make-Whole Payment, if any, on such Note, on the Redemption Date) and such rights shall not be impaired without the consent of such Holder.

     SECTION V.9  Restoration of Rights and Remedies.

     If the Trustee (or the Servicer on the Trustee's behalf) or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or under any other Security Document and such proceeding has been discontinued, waived, rescinded, or abandoned for any reason, or has been determined adversely to the Trustee, the Servicer or to such Holder, then and in every such case, subject to any determination in such proceeding, each Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Holders and the Issuers shall continue as though no such proceeding had been instituted.

     SECTION V.10  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.9, no right or remedy herein conferred upon or reserved to the Trustee, the Servicer or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION  V.11  Delay or Omission Not Waiver.

     No delay or omission of the Trustee, the Servicer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by any of the Security Documents or by law to the Trustee, the Servicer or to the Holders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Trustee, the Servicer or by the Holders entitled to exercise such remedies, as the case may be.

     SECTION V.12  Control by Holders.

     The Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Servicer, or exercising any trust or power conferred on the Trustee or the Servicer or any right otherwise granted to the Holders; provided that any such direction shall not be in conflict with any rule of law or with this Indenture or any Security Document and that the Trustee or the Servicer may take any other action deemed proper by the Trustee or the Servicer, as applicable, which is not inconsistent with such direction or expressly prohibited hereunder.

     Notwithstanding anything herein to the contrary, if in connection with any Event of Default the Servicer has recommended the commencement of foreclosure or any proceedings or actions which relate to the realization against any of the Mortgaged Properties, or the Servicer has recommended the sale or liquidation of any Foreclosed Property, and, in either case, the requisite Holders have disapproved or have not approved such action pursuant to this Indenture, the Servicer shall nevertheless be entitled to commence such foreclosure proceedings or actions and sell or liquidate such Foreclosed Property, as the case may be, in accordance with Accepted Servicing Practices, upon but only upon a determination by the Servicer or the Trustee that any previously made and unreimbursed Advances with interest thereon constitute Nonrecoverable Advances.

     SECTION V.13  Waiver of Past Defaults.

     The Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default:

          (1) in the payment of principal of or interest on any Note, which shall require the waiver by the Holders of 100% in aggregate principal amount of the Outstanding Notes directly affected thereby; or

          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION V.14  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any other Security Document, or in any suit against the Trustee or the Servicer for any action taken, suffered or omitted by the Trustee or the Servicer, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by any Issuer, or to any suit instituted by the Trustee, or to any suit instituted by the Servicer, or to any suit instituted by any Holder, or group of Holders, holding in the aggregate at least 25% in aggregate principal amount of Outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or interest or Make-Whole Payment, if any, on any Note on or after any Maturity of such Note (or, in the case of redemption, on or after the Redemption Date).

                                  ARTICLE VI

                                  THE TRUSTEE
                                  -----------

     SECTION VI.1  Certain Duties and Responsibilities.

     (a) The duties, responsibilities and liabilities of the Trustee in respect of the Security Documents and the other duties and liabilities of the Trustee under this Indenture shall be as follows:

          (1) The Trustee (and the Servicer on its behalf) shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture or any other Security Document that it may deem advisable in order to enforce the provisions hereof or thereof or to take any action with respect to a default or an Event of Default hereunder or thereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto or thereto, or to protect the interests of the Holders. Neither the Trustee nor any of its directors, officers, shareholders, agents or employees (each, a "Trustee Indemnified Party" and, collectively, the "Trustee Indemnified Parties") shall be answerable to or accountable for, except for its or their own bad faith, willful misconduct or negligence, and each Issuer agrees to indemnify and save harmless the Trustee Indemnified Parties from, any costs, expenses, liabilities and damages that any of them may incur or sustain, in good faith and without willful misconduct or negligence, in the exercise and performance of the

     Trustee's powers and duties hereunder, including the cost and expense of defending themselves against any claim or liability in connection with the exercise or performance thereof; provided, however, that if it is found that any such claim or liability has resulted from the bad faith, willful misconduct or negligence of any Trustee Indemnified Party in the performance of its duties hereunder, such Trustee Indemnified Party shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to that portion of its acts or omissions that is the subject of such finding. If any Trustee Indemnified Party is entitled to receive indemnification hereunder with respect to any such action or proceeding brought by a third party, the Issuers or any of them shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to such Trustee Indemnified Party who shall not, except with the consent of such Trustee Indemnified Party, be counsel to any Issuer or any Affiliate thereof. Upon assumption by any Issuer of the defense of any such action or proceeding, such Trustee Indemnified Party shall have the right to participate in such action or proceeding and to retain its own separate counsel, but the Issuers shall not be liable for any legal fees or expenses of such a separate counsel subsequently incurred by such Trustee Indemnified Party in connection with the defense thereof unless (i) the Issuers have agreed to pay such fees and expenses or (ii) counsel provided by any Issuer pursuant to the foregoing is counsel to one or more of the Issuers and such Trustee Indemnified Party shall have been advised by such counsel that representation of such Trustee Indemnified Party by such counsel provided by the Issuer pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Issuers and such Trustee Indemnified Party, including situations in which there are one or more legal defenses available to such Trustee Indemnified Party that are different from or additional to those available to any Issuer; provided, however, that the Issuers shall not, in connection with any such action or proceeding, or separate but substantially similar action or proceeding arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time, in addition to any local counsel, for any such Trustee Indemnified Party. No Issuer shall consent to the terms of any compromise or settlement of any action defended by any Issuer in accordance with the foregoing without the prior consent of the Trustee Indemnified Party. No Issuer shall be required to indemnify any Trustee Indemnified Party for any amount paid or payable by such Trustee Indemnified Party in settlement of any action, proceeding or investigation without the prior written consent of the Issuers, which consent shall not be unreasonably withheld. Promptly after receipt by any Trustee Indemnified Party of notice of its involvement (or the involvement of any of its affiliates or such affiliate's directors, officers, shareholders, agents or employees) in any action, proceeding or investigation, such Trustee Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Issuers hereunder, notify the Issuers in writing of such involvement, but the failure of such Trustee Indemnified Party to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right, except to the extent, if any, that any Issuer is prejudiced by the failure of the Trustee Indemnified Party to promptly give such notice. The Issuers' indemnification obligations under this Section 6.1(a)(1) shall survive payment of the Notes and any resignation, removal or replacement of the Trustee.

          The Trustee shall be authorized to make, at the expense of the Issuers, all required refilings of any Security Document to preserve the liens created thereby to the extent not so done by the Issuers or the Servicer as provided herein or therein, but shall have no obligation to take any action to protect, preserve or enforce any rights or interests in the Security Documents or towards the execution or enforcement of the trusts hereby or thereby created which, in its opinion, shall be likely to involve expense or liability to the Trustee, unless the Trustee shall have received an agreement satisfactory to the Trustee in its sole discretion to indemnify it against such liability and expense. The Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in any other Security Document or in any other instruments to be performed or observed by any Issuer or any other party to any Security Document (including, without limitation, the necessity or desirability under any applicable state law to re-record, re-register or re-file any Security Document). In accepting the trusts hereunder and under the Security Documents, the Trustee is acting solely as Trustee hereunder and not in its individual capacity and all Persons, other than the Issuers and the Holders, having any claim against the Trustee arising by reason hereof shall look only to the Collateral for payment or satisfaction thereof except as provided herein.

          (2) The Trustee shall incur no liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts, the Trustee may exercise any of the powers hereof directly or through its agents or attorneys and may, at the expense of the Issuers, consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the reasonable expenses thereof shall be paid by the Issuers, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall have no duty to make, arrange or ensure the completion of any recording, filing or registration of any Security Document, any instrument of further assurance, any instrument constituting part of any of the Mortgaged Properties, or any amendments or supplements to any of said instruments and the Trustee shall have no duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith (and the Trustee may act with respect to the Security Documents and pay out deposited monies without regard thereto), or to give any notice thereof, or to make, arrange or ensure the completion of the payment of or be under any duty in respect of any tax, assessment or other governmental charge that may be levied or assessed on any of the Mortgaged

     Properties or any part thereof or against any of the Issuers. Notwithstanding the foregoing, the Trustee agrees that it will notify the Issuers in writing of any filings, fees, taxes or other payments required in connection with the satisfaction of any Issuer's obligations hereunder and under the other Security Documents known to any Responsible Officer of the Trustee assigned to its Corporate Trust Department and actively involved in the administration of the Loan.

          (4) Whenever, in administering the trust, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on the part of the Trustee, request and rely upon (unless other evidence in respect thereof be specifically prescribed herein or in any Security Document) an Officer's Certificate of any one or more of the Issuers, and such Officer's Certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof, but in its discretion the Trustee may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable.

          (5) Whenever, in administering the trust, the Trustee shall be permitted, whether pursuant to the terms of this Indenture or any other Security Document, to determine to grant or withhold its consent to or waiver or approval of any matter described herein or therein or to take or omit to take any action or course of conduct permitted or required hereunder or thereunder, the Trustee shall be fully protected in making such determination based solely upon the written direction of the Servicer or, absent such direction, (a) on the basis of the related submission required by this Indenture or by such other Security Document, as the case may be, or (b) if a standard for such determination is specified herein or therein, on the basis of its determination in good faith as to whether or not such standard has been satisfied, or (c) if no such standard is specified, on the basis of its determination in good faith as to (x) with respect to any act, omission or course of conduct, whether such act, omission or course of conduct is reasonable (which determination may be made solely on the basis of advice from professionals selected by the Trustee with reasonable care) and (y) with respect to the selection of any professional, whether the party proposing the engagement of such professional is motivated primarily by interests contrary to those of the Holders in making such proposal, provided, in each case, that the Trustee grants or withholds its consent or approval or takes any other action on a timely basis. The Trustee shall not be required to seek the individual consents or approvals of the Holders with respect to any such consent or approval unless the same shall be explicitly required by the terms of this Indenture or such other Security Document, as the case may be. Without limiting the generality of the foregoing, in the event the approval of the Trustee is requested with respect to a settlement of an insurance claim pursuant to Article 15 of the Mortgage, the Trustee shall be fully protected in granting such approval if the Trustee has selected with reasonable care and retained a qualified independent insurance adjuster who has advised the Trustee that the proposed settlement is reasonable, and the Trustee determines in good faith, solely on the basis of such advice, that such settlement is reasonable and approves the same. Notwithstanding anything to the contrary herein or in any of the other Security Documents, neither the Trustee nor the Servicer on its behalf shall consent to any transfer of any of the Mortgaged Properties or any beneficial interest therein, any modification or waiver of the other Security Documents or the terms of this Indenture (other than modifications or waivers that may be made unilaterally (within the meaning of Prop. Treas. Reg. (S) 1.1001-3, or any successor provision) as provided herein or in the other Security Documents), any release or substitution of any property pledged pursuant to this Indenture or the other Security Documents, or any release of any Issuer from its obligations hereunder or under the other Security Documents (other than any actions expressly contemplated by this Indenture or the other Security Documents in connection with payments on the Notes (including any redemptions) or otherwise), unless the Issuers have obtained and delivered to the Trustee an Opinion of Counsel from counsel experienced in federal income tax matters that such consent or modification, or waiver, as the case may be, will not be treated as an exchange of any Note for a newly issued obligation pursuant to Section 1001 of the Code and provided, further, that in the case of a transfer of any portion of any of the Mortgaged Properties without release of such transferred portion a further opinion shall be furnished to the Trustee to the effect that (i) such transfer shall not adversely affect the status of the Notes as debt for federal income tax purposes or (ii) result in the creation of a "taxable mortgage pool" within the meaning of Section 7701 of the Code.

          (6) The Trustee shall have no obligation to see to the payment or discharge of any liens (other than the liens of the Security Documents, and then only to the extent therein provided), or to see to the application of any payment of the principal of or interest on any Note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property.

          (7) The Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited monies that shall be released or withdrawn in accordance with the provisions hereof or of any other Security Document or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Trustee shall have no liability for the acts of other parties hereto that are not in accordance with the provisions hereof.

          (8) The Trustee shall not be charged with knowledge of any Event of Default hereunder or under any other Security Document (except default in the payment of monies to the Trustee that the Issuers are required to pay or cause to be paid to the Trustee on or before a specified date and except default in the delivery of any certificate, opinion or other document expressly required to be delivered to the Trustee by any provision hereof or any Security Document) or any condition which after notice and/or the passage of time would constitute an Event of Default or any other fact, circumstance or event the occurrence of which would require the Trustee to give any notice or otherwise take any action (any such Event of Default, condition, circumstance or other event, an "Event"), unless either (i) a Responsible Officer of the Trustee assigned to its Corporate Trust Department shall have actual knowledge of such Event or (ii) written notice of such Event shall have been given to and received by the Trustee, by the Issuers, the Servicer or any Holder or Holders of at least 25% in aggregate principal amount of the Notes then Outstanding.

          (9) The Trustee shall not be responsible for any act or omission of the Servicer.

     The Trustee and the Servicer each may, without the consent of the Holders, but subject to subparagraph (5) above, give any consent, waiver or authorization under, and agree to any modification of, the Notes, this Indenture or any other Security Document, but shall not (i) without the consent of the Holders of not less than 66 2/3% (or such greater amount as may be required thereunder) in aggregate principal amount of the Outstanding Notes consent to any amendment or modification of any Security Document in any respect having a material adverse effect on the interests of the Holders generally, except as expressly permitted by the terms thereof or hereof, (ii) consent to any amendment or modification of any Security Document in any respect having a material adverse effect on the interests of any individual Holder apart from the effect on the interests of the Holders generally without the consent of each individual Holder that would be affected thereby, or (iii) without the prior written consent of all the Holders, consent to or accept any cancellation or termination of any Security Document, or any change in the timing or amount of payment of the Notes, except as contemplated by the terms thereof or hereof.

          (b) Except during the continuance of an Event of Default with respect to the Notes, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (c) In the absence of actual knowledge of a Responsible Officer to the contrary or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

          (d) In case an Event of Default known to the Trustee with respect to the Notes has occurred and is continuing, the Trustee shall exercise, with respect to the Notes, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee may agree, without the consent of the Holders, inter alia, to any modification (subject to certain exceptions) of, or to the waiver or authorization of any breach or proposed breach of, any of the Notes or any provisions of this Indenture which shall not, in the opinion of the Trustee, materially prejudice the interests of the Holders, or to any modification which is of a formal, minor or technical nature or which is made to correct a manifest error or is otherwise not materially prejudicial to the interests of the Holders.

     (e) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

          (1) this Subsection (e) shall not be construed to limit the effect of Subsections (a) or (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and without negligence in accordance with the directions of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes or the Security Documents.

     SECTION VI.2  Money Held in Trust.

      Accounts established by the Trustee hereunder shall be subject to regulations regarding fiduciary funds on deposit substantially similar to those described in 12 C.F.R. (S) 9.10(b). Money held by the Trustee hereunder shall be held in trust for the purposes for which it was paid, and shall be segregated from any other monies held by the Trustee, and may be deposited by the Trustee, under such general conditions as may be prescribed by law, in the trust department of the Trustee. The Trustee shall be under no liability for interest on any money received by it hereunder except as provided in this Indenture or as otherwise agreed with the Issuers. Within a reasonable time after the end of each calendar year or portion thereof during the term of the Notes, the Trustee shall cause the depository for any accounts referred to in this Article to deliver to the Issuers, the Servicer and the Trustee and, upon request, to the Holder of any Note a statement of any amounts received or disbursed by the Trustee in respect of the Collateral during such calendar year or portion thereof.

     SECTION VI.3  Notice of Defaults.

     The Trustee, promptly after a Responsible Officer of the Trustee acquires actual knowledge of the occurrence of an Event of Default or any event that with notice or lapse of time or both would become an Event of Default, shall notify all Holders of then-Outstanding Notes (pursuant to the procedures as set forth in Section 1.6), the Rating Agency and the Issuers of any such Event of Default or other event, unless all such defaults or potential defaults known to the Trustee shall have been cured before the giving of such notice or unless, with respect to an Event of Default, the same is waived by the Trustee pursuant to
Section 6.1.

     SECTION VI.4  Certain Rights of Trustee.

     Subject to the provisions of Section 6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuers referred to herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order and any resolution of any Issuer's Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the

Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of any Issuer personally or by agent or attorney (any such examination to be made upon reasonable advance notice and at reasonable times, except that if an Event of Default has occurred and is continuing such examination shall be permitted at such times, with or without notice, as the Trustee may select in its sole discretion); and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION VI.5  Compensation and Reimbursement.

     Each Issuer agrees:

          (a) to pay to the Trustee amounts due from time to time pursuant to the Trustee Fee Agreement, to the extent fees have been fixed, and if fees have not been fixed then reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in carrying out its duties and responsibilities under this Indenture or under the other Security Documents (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

          (c) that the Trustee Indemnified Parties shall not be answerable to or accountable for, except in the case of their own bad faith, willful misconduct or negligence, and, each Issuer agrees to indemnify, consistent with the provisions set forth in Section 6.1(a)(1) hereof, each of the Trustee Indemnified Parties for, and to hold them harmless against, any loss, liability, damage or expense that it may incur or sustain without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the exercise and performance of the Trustee's powers and duties hereunder and the acceptance or administration of the trust or trusts hereunder, under the Mortgage or under any other instrument included in the Collateral, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The indemnification obligation of the Issuers under this
Section 6.5(c) shall survive payment of the Notes and any resignation, removal or replacement of the Trustee.

     The Trustee shall have, as security for the performance of each Issuer under this Section 6.5, a lien ranking senior to the lien of the Notes upon all property and funds held or collected as part of the Collateral for such Notes by the Trustee in its capacity as such or to be distributed to the Holders in any bankruptcy or insolvency proceeding, which lien shall only be enforced as set forth herein, including in Article V. The expenses and the compensation for the services rendered by the Trustee after an Event of Default as specified in
Section 5.1(4) or Section 5.1(5) hereof in connection herewith are intended to constitute expenses of administration under any bankruptcy proceeding; provided that this sentence shall not affect the lien described in the preceding sentence. The Trustee shall not institute any proceeding seeking the enforcement of such lien against the Collateral unless (i) such proceeding is in connection with a proceeding in accordance with Article V hereof for enforcement of the lien of this Indenture for the benefit of the Holders after the occurrence of an Event of Default (other than an Event of Default due solely to a breach of this Section 6.5) and a resulting declaration of acceleration of Maturity of such Notes that has not been rescinded and annulled, or (ii) such proceeding does not result in or cause a sale or other disposition of such Collateral.

     SECTION VI.6  Confidentiality.

     Unless an Event of Default has occurred and is continuing, the Holders (each in their individual capacities only) shall not have any right to obtain any information relating to the Mortgaged Properties, including information regarding lease rents, any rent rolls or copies of any leases, except as expressly provided for herein. The Holders, the Trustee and the Servicer agree to keep confidential, and to cause their respective directors, officers, employees, agents, attorneys, accountants, financial advisors and other representatives to keep confidential, all leases, lease abstracts, rent rolls, financial statements, appraisals and other financial information, including information relating to lease terms and identities of tenants, furnished to, or obtained by, the Holders, the Trustee or the Servicer hereunder (the "Confidential Information") and to use reasonable efforts, if such material is not marked "Proprietary" or "Confidential", and to use special efforts, if such material is so marked, to not, without the prior written consent of the Issuers, disclose such Confidential Information in whole or in part in any manner whatsoever; provided, however, that the Trustee shall be permitted to fulfill its responsibilities under Section 6.17 hereof and the Trustee, the Servicer and the Holders, and their representatives shall be permitted to disclose Confidential Information if (i) required by law (or regulations thereunder) or
(ii) such disclosure is necessary for either the Trustee or the Servicer to perform its duties hereunder or (iii) an Event of Default shall have occurred and be continuing and such disclosure is made in connection with the enforcement of the provisions of the Notes, this Indenture or any other Security Document. This Section shall not apply to any provisions of the Confidential Information that are or become generally available to the public or to information in or incorporated by reference in offering memoranda prepared in connection with the sale of the Notes.

     SECTION VI.7  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a trust company, an association or a banking corporation, in each case organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating not less than Aa3 (or its equivalent) from the Rating Agency, and a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION VI.8  Representations and Warranties of the Trustee.

     The Trustee hereby represents and warrants to the other parties hereto that, as of the Closing Date:

          (i) the Trustee has been duly organized and is validly existing under the laws of the United States of America and is qualified under the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations in accordance with the terms of this Indenture;

          (ii) the execution and delivery of this Indenture and the other Security Documents to which it is a party by the Trustee have been duly authorized by all necessary corporate action on the part of the Trustee; the Trustee is duly authorized under applicable law, its articles of incorporation and its by-laws to authenticate the Notes, to accept the delivery of the Collateral and to perform its obligations under this Indenture and each of the other Security Documents to which it is a party, and all corporate action necessary or required therefore has been duly and effectively taken or obtained; none of the execution, delivery and performance of this Indenture, or the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under (A) the terms of any agreement or instrument to which the Trustee is a party or by which it is bound; (B) the certificate of incorporation or bylaws of the Trustee; or (C) to the Trustee's knowledge, the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties; neither the Trustee nor any of its Affiliates is a party to, bound by, or in breach of or in violation of any material indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the knowledge of the Trustee may in the future materially and adversely affect (X) the ability of the Trustee to perform its obligations under this Indenture or (Y) the business, operations, financial condition, properties or assets of the Trustee;

          (iii) the execution and delivery by the Trustee of this Indenture and the consummation of the transactions contemplated hereby (with the benefit of the provisions hereof) do not require any consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body, except such as has been obtained and is in full force and effect;

          (iv) this Indenture has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Trustee enforceable against it in accordance with its terms, subject to
     (A) applicable bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights and remedies of creditors generally and
     (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

          (v) there are no actions, suits or proceedings pending or, to the Trustee's knowledge, threatened against the Trustee, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Indenture or (B) with respect to any other matter which could, if determined adversely to the Trustee, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Indenture; and

          (vi) the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trustee or its properties or might have consequences that would materially and adversely affect its performance hereunder.

     Within thirty (30) days of the earlier of discovery by the Trustee or receipt of notice by the Trustee of the breach of any representation or warranty of the Trustee set forth in this Section 6.8, the Trustee shall cure such breach in all material respects.

     SECTION VI.9  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, and shall be deemed to have assumed all of the liabilities and obligations of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto (other then such Person). In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or succession to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION VI.10 Resignation and Removal; Appointment of Successor.

     (a) The Trustee may resign at any time by giving written notice thereof to the Servicer and the Issuers. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

     (b)  If the instrument of acceptance by a successor Trustee required by
Section 6.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of a notice of resignation as contemplated in clause (a) above, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time with respect to the Notes by the Holders of 66 2/3% in principal amount of the Outstanding Notes and notice of such action by such Holders shall be delivered to the Trustee, the Issuers and the Servicer.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 6.6 or shall fail to comply with Section 6.12 after written request for compliance by any Issuer or any Holder who has been a bona fide Holder for at least six (6) months, or

          (2) the Trustee shall cease to be eligible under Section 6.7, or the representations in Section 6.8 shall prove to be untrue, and the Trustee shall fail to resign after written request therefor by the Issuers or any such Holder referred to in clause (1) above, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuers, upon the order of each of their respective Boards of Directors, may remove the Trustee with respect to the Notes, or (ii) subject to Section 5.14, any Holder of a Note may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Issuers, upon the order of each of their respective Boards of Directors, shall promptly appoint a successor Trustee or Trustees satisfying the requirements of Section 6.7 with respect to the Notes and shall comply with the applicable requirements of Section 6.11. If, within sixty (60) days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall not have been appointed by the Issuers or, if appointed, shall not have accepted such appointment in accordance with the applicable requirements of Section 6.11, then a successor Trustee shall be appointed by Act of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes. Upon such resignation, removal, incapacity or other vacancy, the Trustee shall forward all documents relating to the Notes to the successor Trustee at the address provided by the Issuers.

     If, within one hundred and twenty (120) days after such resignation, removal or incapability, or the occurrence of such vacancy, no successor Trustee shall have been so appointed and accepted appointment in the manner required by
Section 6.11, any bona fide Holder may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by giving notice of such event to each of the Holders and the Rating Agency in accordance with Section
1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION VI.11 Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Trustee, the successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment and assuming the responsibilities of the Trustee hereunder, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of any Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, shall take such action as may be necessary to provide for the appropriate interest in the Collateral to be vested in such successor Trustee, and shall execute and deliver any amendments to the Security Documents necessary in connection therewith, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing (which responsibility shall be borne by the successor Trustee).

     Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION VI.12 Conflicting Interests.

     If the Trustee has or shall acquire any conflicting interest (as defined in Section 310 of the Trust Indenture Act of 1939, as amended, applied as if this Indenture were an Indenture to be qualified under such Act), such Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest and if the default (as defined in Section 310 of such Act) has not been cured or duly waived or otherwise eliminated before the end of such ninety day period, either eliminate such conflicting interest or resign, such resignation to become effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment, and the Issuers shall take prompt steps to have a successor appointed in the manner provided in Section 6.10 hereof.

     SECTION VI.13 Self Dealing.

     The Trustee may purchase Eligible Investments through the Trustee, in its individual capacity, and through its Affiliates, and such Persons may retain any charges or commissions customarily imposed for such purchases.

     SECTION VI.14 Investments.

     The Trustee shall invest any amounts held in the Payment Account (pursuant to Section 3.5), pending their application to the purposes herein provided, in one or more of the following investments (the "Eligible Investments") as directed by the Issuers or, in the absence of any such direction, in one or more investments described in clause (i) below:

     (a) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the U.S. These obligations include, but are not limited to:

         .  U.S. Treasury obligations
            All direct or fully guaranteed obligations

         .  Farmers Home Administration
            Certificates of beneficial ownership

         .  General Services Administration
            Participation certificates

         .  U.S. Maritime Administration
            Guaranteed Title XI financing

         .  Small Business Administration
            Guaranteed participation certificates
            Guaranteed pool certificates

         .  U.S. Department of Housing and Urban Development
            Local authority bonds

         .  Washington Metropolitan Area Transit Authority
            Guaranteed transit bonds;

     (b) Federal Housing Administration debentures when such obligations are backed by the full faith and credit of the U.S.;

     (c) obligations of government-sponsored agencies that are not backed by the full faith and credit of the U.S., where the obligation is limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. These obligations are limited to:

         .  Federal Home Loan Mortgage Corp. (FHLMC)
            Debt obligations

         . Farm Credit System (formerly: Federal Land Banks, Federal Intermediate Credit Banks, and Banks for Cooperatives) Consolidated systemwide bonds and notes

         .  Federal Home Loan Banks (FHL Banks)
            Consolidated debt obligations

         .  Federal National Mortgage Association (FNMA)
            Debt obligations

         .  Student Loan Marketing Association (SLMA)
            Debt obligations

         .  Financing Corp. (FICO)
            Debt obligations

         .  Resolution Funding Corp. (REFCORP)
            Debt obligations;

     (d) Federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated "P-1" (or the equivalent) by the Rating Agency;

     (e)  deposits that are fully insured by the Federal Deposit Insurance Corp.
          (FDIC);

     (f) debt obligations maturing in 365 days or less that are rated "Aaa" or higher (or the equivalent) by the applicable Rating Agency;

     (g)  commercial paper rated by the Rating Agency as follows:

                                   Minimum long- and
               Maximum Maturity    Short-Term Ratings
               ----------------    ------------------
               One Month                A2 or P-1
               Three Month             A1 and P-1
               Six Months              Aa3 and P-1
               Over Six Months         Aaa and P-1

     (h) investments in certain short-term debt of issuers rated "P-1" (or the equivalent) by the Rating Agency may be permitted with certain restrictions. The total amount of debt from "P-1" (or the equivalent) issuers must be limited to the investment of an amount equal to the debt service payment amount due in any month for all then Outstanding Notes. The total amount of "P-1" (or the equivalent) investments should not represent more than 20% of the rated issuer's outstanding principal amount and each investment should not mature beyond 30 days. Investments in "P-1" (or the equivalent) rated securities are not eligible for reserve accounts, cash collateral accounts, or other forms of credit enhancement. Short-term debt for purposes of this definition includes: commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits and banker's acceptances;

     (i) investment in money market funds rated "Aaa" (or the equivalent) by the Rating Agency; and

     (j) such other investments as shall be affirmed by means of a Rating Confirmation.

Notwithstanding the foregoing, "Eligible Investments": (i) shall exclude any security with the Standard & Poor's "r" symbol (or the Rating Agency's corresponding symbol, if any) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities; (ii) shall not have maturities in excess of one year; (iii) as to the investments described in (a), (c), (d), (e), (f),
(g) and (h): the obligations shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest may either be fixed or variable; and any variable interest should (other than with respect to investments described in (i)) be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120 percent of the yield to maturity at par of such underlying investment. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of
(x) three (3) months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder. The Trustee shall not be responsible for its inability to invest funds received after 12:00 p.m. New York City time. After application to the purposes for which any amounts invested pursuant to this Section 6.14 are held and so long as no Event of Default has occurred and is continuing hereunder, the Trustee shall pay any net investment income earned from Eligible Investments (after any expenses associated with those investments) promptly to the Issuers.

     SECTION VI.15 Unclaimed Funds.

     At the expiration of two (2) years following the date of Maturity of any Notes issued hereunder, any monies deposited in the Holdover Account for such Notes then remaining on deposit and unclaimed by the lawful owner thereof shall be paid to the Issuers (or in accordance with any directions previously given to the Trustee by the Issuers) and the Person entitled to receive such monies thereafter shall look only to the Issuers for payment thereof as an unsecured general creditor (without regard to any limitation on recourse contained herein or in the Notes or any other Security Document), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided that the Trustee, before being required to make any such repayment, may, at the expense of the Issuers, cause to be published at least once but not more than three times in any Authorized Newspaper (if the Notes were, as of the Trustee's receipt of such payment, listed on a securities exchange) and in two newspapers in the English language customarily published on each Business Day and of general circulation, one in New York, New York and the other in London, England, a notice to the effect that said monies remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than thirty (30) days after the date of first publication of said notice, any unclaimed balance of said monies then remaining in the hands of the Trustee will be paid to the Issuers upon their written directions. Any successor to any Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of any Issuer in a liquidation of such Issuer shall remain liable for the amount of any unclaimed balance paid to such Issuer pursuant to this paragraph.

     SECTION VI.16 Illegal Acts.

     No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Trustee.

     SECTION VI.17 Communications to be Sent to the Rating Agency, Holders and the Initial Purchasers.

     (a) The Trustee shall send to the Rating Agency (with copies to the Issuers and the Servicer) copies of each supplement, notice, certificate, request, demand, report and financial statement sent by it or received by it pursuant to or in connection with this Indenture, the other Security Documents or the Mortgaged Properties, and any other quarterly or annual materials in the Trustee's possession, relating to the Notes or the obligations of the Issuers under the Security Documents and requested by the Rating Agency in accordance with their monitoring activities; provided, that the foregoing shall not apply to statements of the Trustee's fees and expenses sent by it to the Issuers and other communications determined by the Trustee to be of a similarly solely administrative nature. The Trustee shall also provide copies of the documents delivered to it by the Issuers pursuant to Section 18.2 and Sub-sections 18.3(c), 18.3(f), 18.3(g) (if then applicable) and 18.3(h) (if then applicable) of the Mortgage and copies of Debt Service Reports to the Initial Purchasers and to any Holder (or beneficial owner of Notes) requesting delivery of all or part of such information in writing, upon receipt by the Trustee, in the case of any Holder (or beneficial owner of Notes), of a certificate from the requesting Holder (or beneficial owner of Notes) in substantially the form set forth in Exhibit D, it being understood that the Trustee shall be entitled to conclusively rely upon the accuracy of the information provided to it in such certificate.

     (b) The Trustee shall

       (i) send to the Issuers, within five (5) days after the date on which any installment of interest on the Notes (including Additional Amounts, if any, and Make-Whole Payments, if any) becomes due and payable hereunder and is not paid, a written demand for payment thereof;

       (ii) send to the Issuers, within five (5) days after any amount other than principal or interest becomes due and payable hereunder and is not paid, a written demand for payment of such amount;

       (iii) send to the Issuers, within five (5) Business Days after a Responsible Officer of the Trustee acquires actual knowledge that any mechanic's or other lien (other than Permitted Exceptions) shall have been filed against the Mortgaged Property or any part thereof, a written demand that the Issuers bond or otherwise satisfy such lien unless the Servicer shall have already delivered such notice and demand to the Issuers; and

          (iv) send to the Issuers, within seven (7) Business Days after a Responsible Officer of the Trustee acquires actual knowledge of (A) any failure to perform or comply with any of the terms of this Indenture, the Mortgage or any other Security Document, or (B) any breach, in any material respect, of a representation or warranty made by any Issuer in this Indenture, written notice of such default, failure or breach and demand for cure in accordance with the Agreement.

     (c) The Trustee may attach a notice to any document to be delivered by it under clause (a) above disclaiming any responsibility for the contents thereof.

     SECTION VI.18 Separate Trustees and Co-trustees.

     (a) If at any time the Trustee reasonably shall deem it necessary for the purpose of meeting any legal requirements applicable to it in the performance of its duties hereunder (including any legal requirements of any jurisdiction in which any of the Collateral is located), the Trustee shall have the power to, and shall, execute and deliver any and all instruments necessary to appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Trustee, of any of the Collateral, including any of the Mortgaged Properties, subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture and the other Security Documents as shall be specified in the instrument appointing such Person but without thereby releasing the Trustee from any of its duties hereunder. If the Trustee shall request the Issuers so to do, each Issuer shall join with the Trustee in the execution of such instrument, but the Trustee shall have the power to make such appointment without making such request.

     (b) Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

       (1) the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee; provided, however, that in the event of a conflict between the instructions or directions of the Trustee and any separate or co-trustee, the directions of the Trustee shall govern;

          (2) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the custody of all cash and other securities to be deposited with or otherwise held by the Trustee hereunder shall be exercised solely by the Trustee; and

          (3) the Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Trustee, each Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.

     (c) Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instrument, jointly with the Trustee and the Trustee shall take such action as may be necessary to provide for the appropriate interest in the Collateral, including the Mortgaged Properties, to be vested in such separate trustee or co-trustee, the execution and delivery of any amendments to the Security Documents necessary in connection therewith, and the recording of such documents and instruments as may be necessary to give effect to the foregoing. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Trustee, his agent or attorney in fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by him, for and on behalf of him and in his name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture. The appointment of a co-trustee shall in no way release the Trustee from any of its duties or responsibilities hereunder.

     (d) Any notice, request or other writing, by or on behalf of any Holder, delivered to the Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

     SECTION VI.19  Streit Act.

     Any provisions required to be contained in this Indenture by Section 126 of
Article 4-A of the New York Real Property Law are hereby incorporated, and such provisions shall be in addition to those conferred or imposed by this Indenture, provided, however, that to the extent that such Section 126 shall not apply to this Indenture, said Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Indenture, or be construed by judicial decision to be inapplicable, said
Section 126 shall cease to have any further effect upon the provisions of this Indenture. In case of a conflict between the provisions of this Indenture and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions shall prevail, provided that if said Article 4-A shall not apply to this Indenture, should at any time be repealed, or cease to apply to this Indenture, or should be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Indenture.

     SECTION VI.20 Withholding and Information Reporting.

     The Trustee agrees with each Issuer that the Trustee will comply with all applicable United States federal income tax withholding and informational reporting requirements in respect of payments on the Notes.

                                  ARTICLE VII

                                 THE SERVICER

     SECTION VII.1  Servicer to Act as Servicer.

     The Servicer, as an independent contract servicer, shall service and administer the Loan on behalf of the Trustee and in the interests of (as determined by the Servicer in its reasonable judgment) and for the benefit of the Holders in accordance with the terms of this Indenture and the other Security Documents and, to the extent consistent with such terms, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers utilized with respect to assets comparable to those securing the Loan, with a view toward maximizing the timely recovery of principal and interest on the Loan, but without regard to:

          (i) any relationship that the Servicer or any Affiliate of the Servicer may have with any Issuer or any Affiliate of any Issuer;

          (ii) the ownership of any Note by the Servicer or any Affiliate of the Servicer;

          (iii) Servicer's obligations to make Advances or to incur servicing expenses with respect to the Loan; or

          (iv) the adequacy of the Servicer's compensation for its services hereunder or with respect to any particular transaction.

Subject to the above-described servicing standards (hereinafter referred to as "Accepted Servicing Practices") and the terms of this Indenture and of the other Security Documents, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer shall service and administer the Loan in accordance with applicable state and federal law. At the written request of the Servicer, accompanied by the form of powers or other documents being requested and a certificate that such power of attorney or document is necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, the Trustee shall furnish to the Servicer any powers of attorney and other documents and the Trustee shall not be held responsible for any acts by the Servicer in its uses of any such powers of attorney or other documents. Where the terms of the Mortgage or any other Security Document provide that the consent or approval of the Mortgagee is required, then (unless otherwise provided therein) such consent or approval shall be granted or withheld by the Servicer on behalf of the Mortgagee in accordance with Accepted Servicing Practices. In the event the Servicer is administering any consent, approval or other request by any Issuer pursuant to the Notes, this Indenture or any of the other Security Documents, and such consent, approval or request requires a Rating Confirmation, the Servicer shall not be obligated to make any recommendation or provide any opinion to the Rating Agency as to whether such consent, approval or request should be granted or withheld, unless such recommendation or opinion is expressly required to be made or provided pursuant to the terms and provisions of this Indenture.

     SECTION VII.2 Sub-Servicing Agreements.

     The Servicer, at its own expense without a right of reimbursement from the Issuers under this Indenture or the Servicer Fee Agreement, may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Mortgaged Properties, provided that, (i) each Issuer shall have consented in writing to the appointment of such sub-servicer, unless (x) such sub-servicer is a wholly owned subsidiary of the Servicer named herein and has substantially the same Servicing Officers as the Servicer, or (y) the Servicer has determined, in good faith, that the appointment of such sub-servicer is necessary for the purpose of meeting any legal requirements applicable to it in the performance of its duties hereunder (including any legal requirements of any jurisdiction in which any of the Collateral is located) (ii) any such sub-servicing agreement will be upon such terms and conditions as are not inconsistent with this Indenture and as the Servicer and the sub-servicer have agreed, and (iii) no sub-servicer retained by the Servicer shall grant any modification, waiver, or amendment to the Security Documents without the written approval of the Servicer. References in this Indenture to actions taken or to be taken, and limitations on actions permitted to be taken, by the Servicer in servicing the Mortgaged Properties include actions taken or to be taken by a sub-servicer on behalf of the Servicer. Each sub-servicer shall be (i) authorized to transact business in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the applicable sub-servicing agreement, and (ii) qualified to service mortgage loans comparable to the Loan. For purposes of this Indenture, the Servicer shall be deemed to have received any amount when the sub-servicer receives such amount and actions taken by the sub-servicer shall be deemed to be actions of the Servicer. The Servicer shall notify the Trustee and the Issuers in writing promptly upon the appointment of any sub-servicer and promptly furnish the Trustee and the Issuers with a copy of the sub-servicing agreement.

     Notwithstanding any sub-servicing agreement, any of the provisions of this Indenture relating to agreements or arrangements between the Servicer and a sub-servicer or reference to actions taken through a sub-servicer or otherwise, the Servicer shall remain obligated and liable to the Trustee and the Holders for the servicing and administering of the Loan in accordance with the provisions of
Section 7.1 without diminution of such obligation or liability by virtue of such sub-servicing agreement or arrangements or by virtue of indemnification from a sub-servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loan.

     SECTION VII.3 Certain Duties and Responsibilities.

     Until the principal and interest on each Note is paid in full, the Servicer shall proceed diligently to collect all payments called for under the terms and provisions of the Security Documents, including payments from the Issuers' Insurance Proceeds and Taking Proceeds, and in doing so the Servicer shall follow such collection procedures as are in accordance with Accepted Servicing Practices. The foregoing responsibilities shall include, without limitation, making, at the expense of the Issuers, timely filings of any Uniform Commercial Code continuation statements and any refilings of any Security Document as necessary to preserve the liens created thereby to the extent not so done by the Issuers as provided herein or in the other Security Documents. The Servicer agrees that it will notify the Issuers and the Trustee in writing of any filings, fees, taxes or other similar payments required in connection with the satisfaction of the obligations of the Issuers under this Indenture and the other Security Documents known to any officer or employee of the Servicer actively involved in the administration of the Loan. Upon receiving notice of an acceleration of the Notes pursuant to Section 5.2, the Servicer may, unless the Event of Default preceding such acceleration is an Event of Default in the payment of interest (including Additional Amounts, if any) or principal or Make-Whole Payments, if any, under the Notes, in which case the Servicer shall, initiate foreclosure proceedings with respect to the Mortgaged Properties; provided, however, that the Servicer will not convert ownership of any Mortgaged Property to the Trustee on behalf of the Holders unless and until the Servicer has complied with the terms of this Indenture and the Servicer has notified the Trustee in writing and the Trustee, in turn, has notified each Holder. After an Event of Default with respect to the payment of amounts due under the Notes or the Security Documents has occurred, if the Servicer determines that a modification, waiver or amendment of the terms of any Security Document is reasonably likely to produce a greater recovery on a present value basis than liquidation of one or more of the Mortgaged Properties, then the Servicer may, but is not required to, agree to a modification, waiver or amendment of any of the terms of such Security Document in accordance with its terms; provided, however, that the Servicer shall not permit any modification that would change the interest rate payable on any of the Notes, extend the maturity date of any Note or forgive any principal or interest thereof, unless (i) the Servicer has notified the Trustee in writing and the Trustee has notified the Holders in writing of such proposed modification and such modification has been approved in writing by Holders of 100% in aggregate principal amount of the Outstanding Notes affected by such modification and (ii) any such modification will be made in compliance with the terms of this Indenture (including Section 6.1(a)(5)) and any other applicable Security Documents.

     SECTION VII.4 Payment of Impositions, etc. The Servicer shall maintain accurate records with respect to the Mortgaged Properties reflecting the status of Impositions and other similar items that are or may become a lien thereon and the status of insurance premiums payable in respect of any of the insurance policies required to be maintained by the Issuers (in their capacities as Mortgagors) under Article 13 of the Mortgage. The Issuers shall supply to the Servicer evidence of the payment of such amounts at least three (3) Business Days prior to the applicable penalty or termination dates. To the extent the Servicer has obtained notice of any Impositions that have not been paid by the Issuers as required by the immediately preceding sentence and no Issuer is contesting such items pursuant to Article 12 of the Mortgage, the Servicer shall obtain all bills for the payment of such items (including renewal premiums) and shall instruct the Issuers in writing to effect payment thereof prior to the applicable penalty or termination date, provided that failure of the Servicer to provide such instruction shall in no way limit the obligation of the Issuers to timely pay such Impositions nor shall it be a condition for the Servicer to make an advance from its own funds as set forth below. If evidence of such payment is not promptly received by the Servicer, the Servicer shall Advance from its own funds (without having any obligation to give any prior notice to the Issuers but subject to the Servicer's determination that such Advance will not, if made, constitute a Nonrecoverable Advance) amounts payable with respect to all such items related to the Mortgaged Properties when and as the same shall become due and payable, which advance shall constitute a Carrying Cost Advance. The Servicer shall not be obligated to advance from its own funds any amounts required to cure, or pay any other amounts due by reason of, any failure of any Mortgaged Property to comply with any applicable Legal Requirements (as defined in the Mortgage), including any Environmental Law (as defined in the Mortgage), or to investigate, test, monitor, contain, clean up or remedy an environmental condition present at any Mortgaged Property, except to the extent provided in
Section 7.7.

     SECTION VII.5 Maintenance of Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall use its best efforts to cause the Issuers to maintain for each Mortgaged Property all insurance required by the terms of the Mortgage in the amounts, with the terms and provisions, and from the insurers set forth therein. If the Issuers fail to maintain the insurance policies required by the Mortgage, the Servicer shall obtain such required insurance policies (which may be through the Servicer's master force-placed insurance policy) to the extent available and to the extent the Trustee, as Mortgagee, has an insurable interest (as determined by the Servicer in accordance with Accepted Servicing Practices). The cost (including any deductible relating to such insurance) of such required insurance policies (or, in the case of the Servicer's master force-placed policy, the incremental cost (including any related deductible) of such insurance related to the specific Mortgaged Property) shall be paid by the Servicer as a Carrying Cost Advance. In carrying out the foregoing, the Servicer shall monitor each Issuer's compliance with the requirements of Article 13 of the Mortgage and shall advise the Issuers of any instance where the Servicer believes that any Issuer is no longer in compliance with Article 13 of the Mortgage. The Servicer shall also cause to be maintained on each Mortgaged Property after it becomes a Foreclosed Property all such insurance, to the extent the same is then available at reasonable cost and maintaining such insurance would be in the interest of the Holders in accordance with Accepted Servicing Practices. Pursuant to Section 7.6, any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of a Mortgaged Property or property so acquired or amounts released to the Mortgagor in accordance with the terms of the Mortgage) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 7.6. Any costs incurred by the Servicer pursuant to this Section shall be reimbursable to the Servicer pursuant to Section 7.6. Nothing in this Section shall be deemed to require the Servicer to make a Nonrecoverable Advance.

     (b) The Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Indenture, a blanket fidelity bond and an errors and omissions insurance policy from a provider that is rated at least Investment Grade and covering the Servicer's officers and employees and agents acting on behalf of the Servicer in connection with its activities under this Indenture (to the extent such agents are under the supervision, direction and control of the Servicer). The amount of coverage shall be such as is commercially reasonable given the Servicer's role hereunder and at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Servicer and the insurer or insurers providing such coverage shall be assigned a rating of at least Investment Grade. If no such coverage amounts are imposed by such regulatory authorities, the amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC with respect to the Servicer if the Servicer were servicing and administering the Loan for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Servicer shall obtain a comparable replacement bond or policy. Coverage of the Servicer under a policy or bond obtained by an Affiliate of the Servicer and providing the coverage and continuing for the term required by this Section 7.5 shall satisfy the requirements of this Section 7.5.

     No provision of this Section 7.5 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Indenture. Concurrently with the execution hereof, the Servicer shall deliver or cause to be delivered to the Trustee a certificate of insurance from the surety, insurer or insurance broker. The Servicer shall immediately provide notice to the Trustee and the Rating Agency of any cancellation, termination, expiration, reduction in amount of, or material change (other than an increase) in, coverage under any such fidelity bond or policy of errors and omissions insurance.

     (c) The Servicer shall approve adjustments and settlements of insurance claims on behalf of the Trustee as Mortgagee.

     SECTION VII.6 Collection Account.

     (a) Upon the occurrence and continuation of an Event of Default, the Servicer shall establish one or more accounts (collectively, the "Collection Account") in the name of the Trustee in an Eligible Account bearing a designation clearly indicating that such account and all funds deposited therein (including all investments of such deposited funds and all income or other gain from such investments) are held for the exclusive benefit of the Holders. The Servicer shall deposit, or cause to be deposited, in the Collection Account within one (1) Business Day after receipt all revenues received from any Foreclosed Property and all other amounts received by the Servicer with respect to the Security Documents and the Mortgaged Properties. The Servicer shall have exclusive control and the right of withdrawal with respect to the Collection Account for the purpose of making deposits to and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other funds of the Servicer. All monies deposited from time to time in the Collection Account and all investments made with such monies, including all income or other gain from such investments, shall be held by the Servicer in the Collection Account for the benefit of the Holders as herein provided.

     (b) The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below constituting an order of priority for such withdrawals):

          (i) to withdraw any sums deposited in error in the Collection Account and pay such sums to Persons entitled thereto;

          (ii) to pay to the Servicer and the Trustee (pro rata, based on the relative amounts, if any, then owed) the fees due under the terms of the Servicer Fee Agreement and the Trustee Fee Agreement, respectively;

          (iii) to pay or reimburse the Trustee and the Servicer, in that order, for Advances made by it and not previously reimbursed, including any Advance previously made that the Trustee or the Servicer, as applicable, determines in good faith to be a Nonrecoverable Advance, and all accrued but unpaid interest on such Advances computed as set forth in Section 7.17;

          (iv) to pay costs and expenses (not previously advanced by the Servicer) necessary for the proper operation, maintenance and management of any Foreclosed Property pursuant to Section 7.9(c).

          (v) to pay or reimburse the Servicer and the Trustee for any other amounts reimbursable pursuant to the terms of this Indenture and not previously paid or reimbursed pursuant to subsections (iii) or (iv) above or any other Security Document (including satisfaction of any indemnification obligations of the Issuers hereunder or thereunder);

          (vi) following the appointment of a Manager, to pay the Manager the Management Fee;

          (vii) to transfer to the Payment Account on the fourth (4th) Business Day preceding an Interest Payment Date, any amounts remaining in the Collection Account for the purpose of making payments pursuant to Section 5.6 hereof; and

          (viii) to clear and terminate the Collection Account following liquidation of all of the Collateral.

     (c) Money held by the Servicer hereunder shall be held in trust for the purposes for which it was paid, and shall be segregated from any other monies held by the Servicer, and may be deposited by the Servicer under such general conditions as may be prescribed by law. The Servicer shall invest any amounts held in the Collection Account pending their application to the purposes herein provided in one or more Eligible Investments in the manner described in Section
6.14 with respect to the Payment Account. The Servicer shall not be under any liability to the Issuers, the Holders or any other Person for interest or other earnings (or losses) on any money received by it hereunder or Eligible Investments made by it in accordance herewith, except for such losses as may be caused by the negligence or willful misconduct of the Servicer. Within a reasonable time after the end of each calendar year or portion thereof during the term of the Notes, the Servicer shall deliver to the Issuers and the Trustee and, upon request, to the Holder of any Note a statement of any amounts received or disbursed by the Servicer out of the Collection Account in respect of the Collateral during such calendar year or portion thereof.

     SECTION VII.7 Realization upon Mortgaged Property. (a) Upon an Event of Default (i) the Servicer shall exercise the remedies available under Article V hereof, and under the Mortgage and the Assignment of Leases, including foreclosing on all or some of the Mortgaged Properties, and (ii) the Servicer shall deliver such notices as may be required by any Leases or Operating Agreements to the parties entitled thereto. Except in the case of rescission of acceleration in accordance with Article V, the Servicer shall liquidate the Collateral and transfer the payments to the Payment Account for disbursement pursuant to Section 5.6 hereof. In determining whether or not to foreclose on any

Mortgaged Property, the Servicer may obtain a full narrative appraisal of the Mortgaged Property from an appraiser the cost of which shall constitute a Carrying Cost Advance. In addition, upon an Event of Default, or an event which with the giving of notice or the passage of time would become an Event of Default, the Servicer may obtain advice from persons with expertise in the field of distressed real estate, bankruptcy or other relevant fields the cost of which shall constitute a Carrying Cost Advance. Notwithstanding the foregoing but subject to Section 7.7(c), the Servicer shall promptly commence foreclosure following the Maturity Date with respect to any Series, unless prior to that time the term of the Mortgage has been extended with approval of the Holders of not less than 100% in aggregate principal amount of the Notes at the time Outstanding as described in Section 7.3. Within sixty (60) days after an Event of Default and acceleration of the Loan, the Servicer shall prepare, or cause to be prepared, a liquidation plan for the Collateral and shall deliver a copy of such plan to the Trustee for distribution to each Holder. Nothing in such plan shall conflict with or alter in any way any of the obligations of the parties to this Indenture. Such liquidation plan shall be deemed approved by the Holders unless, within sixty (60) days after its delivery, Holders of more than 50% in aggregate principal amount of the Notes then Outstanding object by writings filed with the Trustee to such liquidation plan. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Accepted Servicing Practices. At the time the Servicer on behalf of the Trustee for the benefit of the Holders takes possession of a Mortgaged Property by foreclosure or otherwise, the Servicer may, but shall have no obligation whatsoever to, pay the cost of any capital improvements to the Mortgaged Property if the Servicer determines that such expenditures are advisable to protect or, if permitted by Section 33 of the Mortgage, enhance the value of such Mortgaged Property and are in the best interests of the Holders, and any such payment by the Servicer shall constitute a Carrying Cost Advance hereunder. The foregoing is subject to the condition that the Servicer shall not be required to expend its own funds to restore any property damaged by an Uninsured Cause.

     (b) Notwithstanding Section 7.7(a), the Servicer shall not, on behalf of the Trustee, obtain title to any Mortgaged Property as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, such Mortgaged Property, if, as a result of any such action, the Servicer or the Trustee would be considered to hold title to, be a "mortgagee-in-possession" of, or be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder unless the Servicer has also previously determined, based on an environmental report prepared at the direction of the Servicer by a person having the qualifications set forth in Section 7.7(c) (a copy of which report shall have been delivered to the Trustee), that such Mortgaged Property does not contain an "unacceptable environmental condition" as defined in Section 501.04 (or any successor provision) of Part II of the Fannie Mae Multifamily Guide, or that, if any such unacceptable environmental condition exists, taking such actions as are necessary to bring such Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions as are necessary to contain, clean-up, remove or remediate Hazardous Substances affecting such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

     If the Servicer has so determined based on satisfaction of the criteria in this Section 7.7(b) that it would be in the best economic interest of the Holders to take any such actions and foreclose or otherwise acquire possession of such Mortgaged Property, the Servicer shall notify the Trustee in writing setting forth in reasonable detail the reasons for its determination, and the Trustee, in turn, shall send a copy of the related environmental report and notification to the Holders notifying them of their right to object to such proposed action. Such proposed action shall be taken unless the Trustee (i) shall have received and delivered to the Servicer, within thirty (30) days after such notification from the Servicer, written instructions from the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes directing it not to take such action or (ii) has given the Servicer similar written instructions based upon the Trustee's reasonable opinion that there would be a likelihood of the Trustee's individual liability resulting from such action against which it would not be indemnified hereunder.

     (c) Any environmental report contemplated by Section 7.7(b) shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties, as determined by the Servicer in a manner consistent with Accepted Servicing Practices. The cost of preparation of any environmental site assessment shall qualify as a Carrying Cost Advance and shall be advanced by the Servicer, and the Servicer shall be reimbursed therefor from the Payment Account, as provided in Section 5.6, or the Collection Account pursuant to Section 7.6.

     (d) If the Servicer determines, pursuant to Section 7.7(b), that taking such actions as are necessary to bring a Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of Hazardous Substances affecting such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis than not taking such actions, the Servicer shall notify the Trustee in writing setting forth in reasonable detail the reasons for its determination and any action which it determines to take, and the Trustee, in turn, shall send a copy of such notification to the Holders notifying them of their right to give contrary direction. The Servicer shall take such alternative action as it deems to be in the best economic interests of the Holders, consistent with Accepted Servicing Practices including, without limitation, releasing the lien of the Mortgage with respect to such Mortgaged Property, unless the Trustee has received and delivered to the Servicer within thirty (30) days after such notification from the Servicer, contrary directions from the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes. Neither the Trustee nor the Servicer shall be obligated to take any action, or refrain from taking any action at the direction of Holders pursuant to this Section 7.7(d) unless the Holders offer to the Trustee or the Servicer, as the case may be, security or indemnification satisfactory to the Trustee or the Servicer against the costs, expenses and liabilities that may be incurred with respect to such actions or inaction.

     SECTION VII.8 Trustee to Cooperate; Release of Original Security Documents. From time to time and as appropriate for the servicing or foreclosure of the Mortgaged Properties, the Trustee shall, upon written request of the Servicer and delivery to the Trustee of a trust receipt in the form of Exhibit F hereto, release or cause to be released originals of any Security Documents being held by it to the Servicer and shall execute such documents furnished to it as shall, according to an Officer's Certificate of the Servicer, be necessary to the prosecution of any such proceedings. The Servicer shall promptly return such items to the Trustee (or the Custodian) when the need therefor by the Servicer no longer exists.

     SECTION VII.9 Title and Management of Foreclosed Property.

     (a) In the event that title to any Mortgaged Property is acquired by the Servicer for the benefit of the Holders in foreclosure or by deed-in-lieu of foreclosure or otherwise, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee, on behalf of the Holders or as otherwise contemplated pursuant to Section 6.18. The Servicer, on behalf of the Holders, shall sell any Foreclosed Property as expeditiously as possible in accordance with the provisions of Section 7.10. Subject to Section 7.9(d), the Servicer shall retain the entity or entities that were acting as the Property Manager (as defined in the Mortgage) with respect to the Mortgaged Properties immediately prior to the Event of Default, or such other property managers as the Servicer shall deem appropriate (the "Manager"), to provide property management services at each of the Foreclosed Properties. In connection with such management, the property manager selected by the Servicer shall be entitled to the related Management Fees from the Collateral, and such fees shall be payable in accordance with Section 7.6.

     (b) The Servicer and the Manager shall segregate and hold all funds collected and received in connection with the operation of any Foreclosed Property separate and apart from their own funds and general assets and shall deposit all such funds collected and received in connection with the operation of any Foreclosed Property in the Collection Account.

     (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Indenture and Accepted Servicing Practices, to do any and all things in connection with the Foreclosed Property for the benefit of the Holders on such terms and for such period as the Servicer deems to be in the best interests of the Holders and as consistent with Accepted Servicing Practices. In connection therewith, the Servicer shall require the Manager to deposit or cause to be deposited within one (1)

Business Day after receipt in the Collection Account all revenues received with respect to all Foreclosed Properties. To the extent such funds are available therefor pursuant to Section 7.6(b)(iv) the Servicer shall withdraw from the Collection Account funds necessary for the proper operation, management and maintenance of the Foreclosed Property, including, but not limited to:

          (i) all insurance premiums due and payable in respect of the Foreclosed Properties;

          (ii) all Impositions in respect of the Foreclosed Properties that could result or have resulted in the imposition of a lien thereon;

          (iii) all amounts that are due and payable under the Ground Leases, any Leases or Operating Agreements affecting the Foreclosed Properties; and

          (iv) all costs and expenses necessary to preserve the Foreclosed Properties.

To the extent that funds on deposit in the Collection Account are insufficient for the purposes set forth in clauses (i) through (iv) above, the Servicer shall make a Carrying Cost Advance, subject to the limitations set forth in Section 7.17.

     (d) The Servicer, in the name of the Trustee on behalf of the Holders, shall contract with any Manager for the operation and management of the Foreclosed Properties, provided that no such contract shall impose individual liability on the Trustee, the Servicer or the Holders; and provided, further, that:

          (i) the terms and conditions of any such contract shall not be inconsistent herewith (including those set forth in the definition of Management Fee);

          (ii) any such contract shall require, or shall be administered to require, that the Manager (A) pay from revenues of all Foreclosed Properties all costs and expenses incurred in connection with the operation and management of the Foreclosed Properties, and (B) remit all related revenues, net of such costs and expenses, to the Servicer for deposit to the Collection Account as soon as practicable but in no event later than the Business Day immediately following receipt; and

          (iii) none of the provisions of this Section 7.9 relating to any such contract or to actions taken by any such Manager shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Holders with respect to the asset management of the Foreclosed Properties.

     The Servicer in the name of the Trustee on behalf of the Holders shall be entitled to enter into any agreement with any Manager related to its duties and obligations hereunder for indemnification of the Servicer by such Manager, and nothing in this

Indenture shall be deemed to limit or modify such indemnification. The Servicer agrees to monitor the performance of the Manager and to enforce the obligations of the Manager on behalf of the Trustee in accordance with Accepted Servicing Practices. Expenses incurred by the Servicer in connection herewith shall qualify as Carrying Cost Advances. The Servicer shall not serve as Manager, but shall be obligated with respect to any management contract with the Manager to the same extent as if the Servicer alone were performing all duties and obligations in connection with the operation and management of the Foreclosed Property.

     SECTION VII.10 Sale of Foreclosed Property. (a) Promptly after the acquisition of a Foreclosed Property by the Servicer in the name of and on behalf of the Trustee, the Servicer shall on behalf of the Trustee obtain a full narrative appraisal of such Foreclosed Property from an appraiser (unless there exists and is available to the Servicer a full narrative appraisal of such Mortgaged Property performed within the last twelve (12) months) in order to determine the fair market value of such Foreclosed Property and shall provide copies of such appraisal to the Trustee and the Issuers. The Servicer may offer to sell to any Person one or more of the Foreclosed Properties, if and when the Servicer determines, consistent with the Accepted Servicing Practices, that such a sale would be in the best economic interests of the Holders. The Servicer shall give the Trustee not less than five (5) days' prior written notice of its intention to sell any Foreclosed Property and shall accept the highest cash offer received from any Person (which Person shall certify in its offer as to whether it is an Interested Person) for the Foreclosed Property that at least equals the sum of (i) the Allocated Amount for such Foreclosed Property, plus
(ii) all unpaid interest accrued on Notes representing a principal amount equal to the Allocated Amount (assuming a pro-rata selection of all Outstanding Notes, based on principal amount) from time to time through the date of sale, plus
(iii) all amounts owed to the Servicer and the Trustee hereunder and the Manager with respect to such Foreclosed Property, and all reasonably estimated Liquidation Expenses. In the absence of any such offer, the Servicer shall accept the highest cash offer received from any Person that is not less than the fair market value of the Foreclosed Property as set forth in the most recent full narrative appraisal (prepared by an appraiser) of such Foreclosed Property. In the absence of any such offer, the Servicer shall offer the Foreclosed Property for sale to any Person other than an Interested Person, in a commercially reasonable manner for a period of not less than ten (10) or more than 365 days, and shall accept the highest cash offer received therefor in excess of the highest cash offer previously submitted. If no such offer is received, any Interested Person may submit an offer for no less than the full amount of principal of, and all other amounts due under, the Notes and all other amounts due under the Security Documents, and the Servicer shall accept the highest outstanding cash offer, regardless of from whom received and regardless of its amount. No Interested Person shall be obligated to submit an offer to purchase any Foreclosed Property, and notwithstanding anything to the contrary herein, neither the Trustee in its individual capacity nor any of its Affiliates may offer to purchase or purchase any Foreclosed Property pursuant hereto.

     (b) Subject to the provisions of Section 7.9, the Servicer shall act on behalf of the Trustee for the benefit of the Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of the Foreclosed Properties, including the collection of all amounts payable in connection therewith. Any sale of a Foreclosed Property shall be without warranty by, or recourse to, the Trustee, any Issuer, the Servicer, the Holders or any other Person (except for such warranties of title and condition as may be customary under the circumstances of any such sale) and, if consummated in accordance with the provisions of this Section 7.10, neither the Trustee, any Issuer nor the Servicer shall have any liability to any Holder with respect to the purchase price thereof accepted by the Servicer or the Trustee.

     (c) The proceeds of any sale effected pursuant to Section 7.10(a), after deduction of the expenses incurred in connection therewith, shall be deposited in the Collection Account in accordance with Section 7.6.

     SECTION VII.11 Servicing Compensation. (a) Prior to the occurrence of any Event of Default, the Issuers shall pay the Servicer as servicing compensation the servicer fees and expenses provided for in the Servicer Fee Agreement. On and after the occurrence of an Event of Default, the Servicer shall be entitled to receive from the Collection Account as servicing compensation the servicer fees and expenses provided for in the Servicer Fee Agreement, including reimbursement for the actual out-of-pocket expenses incurred by it in the performance of its duties hereunder, including reasonable amounts payable in respect of the Servicer's counsel fees and expenses. In no event shall the Servicer receive as servicing compensation (i) fees and expenses of any sub-servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 7.5; (iii) overhead expenses of the Servicer, including but not limited to those that may properly be allocable under the Servicer's accounting system or otherwise to the Servicer's activities under this Indenture or the income derived by it hereunder (including the costs to the Servicer associated with employees of the Servicer performing services in connection with the obligations of the Servicer hereunder); and (iv) costs and expenses arising from the negligence or willful misconduct of the Servicer.

     (b) No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the fees payable to the Servicer hereunder or under the Servicer Fee Agreement shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor servicer in connection with the assumption by such successor servicer of the duties hereunder pursuant to Section 7.25 and all (and not a portion) such fees are transferred to such successor servicer.

     SECTION VII.12 Reports to the Trustee; Statements to the Issuers.

     (a) After an Event of Default, the Servicer shall (i) furnish to the Trustee or its designee the originals of all agreements entered into by the Servicer in the name of the

Trustee pursuant to this Indenture, (ii) advise the Trustee in writing of any event or circumstance materially affecting the Mortgaged Properties or the interests of the Holders therein coming to the attention of any Servicing Officer in connection or as a result of the fulfillment by the Servicer of its obligations under this Indenture, and (iii) furnish, and cause any Manager to furnish, to the Trustee or its designee such other reports with respect to the Mortgaged Properties, their condition, tenants, and the income resulting therefrom as the Trustee or its designee may reasonably request in writing.

     (b) On or before the fifth (5th) Business Day preceding each Interest Payment Date the Servicer shall deliver to the Issuers and the Trustee a statement setting forth the total amount of interest and any other expenses due in respect of all of the Notes on such Interest Payment Date; provided, however, that if the Servicer shall at any time fail to deliver such statement to the Issuers, the Issuers shall not be relieved of their obligation to timely pay all interest and other expenses due on any Interest Payment Date and the Servicer shall have no liability to any Issuer for any such failure; and, provided further, that if any such statement shall contain any mistaken information, the Issuers shall not be relieved of their obligation to timely pay all amounts due and owing on such Interest Payment Date and neither the Trustee nor the Servicer shall have any liability to any Issuer arising from such mistaken information.

     SECTION VII.13 Annual Statement as to Compliance. The Servicer shall deliver to the Trustee and the Issuers on or before March 31 of each year, beginning March 31, 1998, an Officer's Certificate stating, (a) that a review of the activities of the Servicer during the preceding calendar year (or since the Closing Date in the case of the first such Officer's Certificate) and of performance under this Indenture has been made under such officer's supervision and (b) that to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Indenture throughout such period, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statements shall be provided by the Servicer to the Rating Agency.

     SECTION VII.14 Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year beginning March 31, 1998, the Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Issuers and the Rating Agency to the effect that such firm has examined such documents and records as it deemed necessary and appropriate relating to the Servicer's servicing of mortgage loans (which examination, if it is conducted on the basis of any sampling of less than all mortgage loans serviced by the Servicer in the relevant period, must include an examination of documents and records relating to the Loan) for the preceding calendar year (or since the Closing Date in the case of the first such statement) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for

Mortgage Bankers, such firm is of the opinion that the assertion of the management of the Servicer that it maintained an effective internal control system over servicing of mortgage loans is fairly stated in all material respects except for such exceptions that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement. Copies of such statement provided to the Trustee by the Servicer shall be provided by the Trustee to any Holder upon request.

     SECTION VII.15 Access to Certain Documentation Regarding the Loan. Upon reasonable advance notice, the Servicer shall provide reasonable access during its normal business hours at its offices (i) to the Trustee to any information in its possession relating to its servicing of the Loan and (ii) subject to the confidentiality restrictions of Section 6.6 and delivery by it of a certificate in the form of Exhibit D hereto to each Holder which is a savings and loan association, bank or insurance company, to certain reports and to information and documentation regarding the Loan sufficient to permit such Holder, the Office of Thrift Supervision, the FDIC, the supervisory agents and the examiners of any such entity to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Notes.

     The Servicer shall provide any inquiring savings and loan association, bank or insurance company desiring to purchase a Note, or a beneficial ownership interest therein, at the reasonable request of such association, bank or insurance company, to the extent reasonably available to the Servicer, specific information as requested; provided that, the institution making such request delivers a Certificate in the form of Exhibit D and agrees to pay the reasonable fees and out-of-pocket expenses incurred by the Servicer in connection therewith.

     SECTION VII.16 Inspections. The Servicer shall, at its expense, inspect or cause to be inspected each Mortgaged Property at least once each calendar year and furnish to the Trustee a written report of the results of any inspection required hereunder. If the Issuers fail to pay any sums due under any Note on or before their due date and such failure is not remedied within five days, or if an inspection is otherwise warranted in accordance with Accepted Servicing Practices, the Servicer shall inspect the Mortgaged Properties (or such of them as the Servicer deems appropriate) within 30 days of the relevant event (or as soon thereafter as is practicable). The cost of inspecting the Mortgaged Properties more than once per year shall be paid by the Issuers upon written request by the Servicer therefor explaining in reasonable detail the basis for such costs. If an Event of Default shall have occurred and be continuing, the costs of inspecting the Mortgaged Properties more than once per year shall constitute Carrying Cost Advances and shall be payable in accordance with
Section 7.6 or Section 5.6, as applicable.

     SECTION VII.17 Advances. (a) On or before each Servicer Advance Date, the Servicer shall make the Interest Advance by depositing in the Payment Account the amount of interest on the Notes that is due from the Issuers with respect to the next Interest Payment Date (at the regular interest rate set forth in Section 3.5) and was delinquent as of the close of business on the Business Day immediately preceding such Servicer Advance Date to the extent required under this Section 7.17. If the Servicer fails to make such Interest Advance on such date in accordance with the terms of this Indenture, which failure shall constitute an immediate Servicer Default, the Trustee, as successor Servicer shall deposit into the Payment Account such Interest Advance amount on the Interest Payment Date; provided that the Trustee shall be required to make an Interest Advance only to the extent that the Trustee has determined that such Interest Advance, together with interest thereon at the Advance Interest Rate, would not constitute a Nonrecoverable Advance if made. Such determination by the Trustee shall be made on the same basis that the Servicer would make such determination in Section 7.17(d) hereof. All Carrying Cost Advances shall be made by the Servicer in a timely manner as necessary and in accordance with Accepted Servicing Practices to the extent required under this Section 7.17. If the Servicer fails to fulfill its obligation to make a Carrying Cost Advance, which failure shall constitute an immediate Servicer Default, the Trustee, as successor Servicer, shall make the Carrying Cost Advance; provided that the Trustee shall be required to make a Carrying Cost Advance only to the extent that the Trustee has determined that such Carrying Cost Advance, together with interest thereon at the Advance Interest Rate, would not constitute a Nonrecoverable Advance if made. The Servicer will not be required to make Advances of any principal payable on the Notes, of any Make-Whole Payments, of any Additional Amounts or of any default interest in excess of the regular interest payments owed by the Issuers on the Notes.

     (b) It is understood that the obligation of the Servicer to make such Advances is mandatory, subject to the limitations set forth in this Indenture, and shall continue to apply after any modification of the Security Documents pursuant to Section 7.3 hereof, beyond the Maturity Date for any Series if a payment default shall have occurred on such date, notwithstanding any other provision of this Indenture, other than the requirement of recoverability, and beyond the insolvency of any Issuer (or any successor Issuer), and shall continue, subject to the requirement of recoverability until the earliest of (i) the payment in full of all amounts due under the Notes and the Security Documents and (ii) the date on which all of the Mortgaged Properties become Liquidated Mortgaged Properties; provided, however, that the obligations of the Servicer to make Advances hereunder are limited to providing a liquidity facility with respect to the Loan and making certain advances with respect to the preservation of the Mortgaged Properties as expressly set forth in this Indenture and do not constitute insurance or any similar credit enhancement with respect to the Loan or the Notes and in no event shall the Servicer be required to advance any Nonrecoverable Advance.

     (c) Interest on each Advance made by the Servicer or the Trustee will accrue for each day that such Advance is outstanding at a rate of interest equal to the Prime Rate as reported in the Money Rates Section of the Wall Street Journal (the "Advance Interest

Rate") as most recently available for such day on the basis of a year of 360 days comprised of twelve (12) thirty (30) day months and the actual number of days elapsed. The Servicer or the Trustee will be entitled to recover interest payable on Advances as set forth in Section 7.6(b)(iii) or Section 5.6(ii), at the Trustee's or the Servicer's option, as applicable.

     (d) Notwithstanding anything herein to the contrary, the Servicer shall be obligated to make an Advance only to the extent that the Servicer has determined that such Advance, together with interest thereon at the Advance Interest Rate, would not constitute a Nonrecoverable Advance if made. The Servicer is not obligated to advance or pay (i) any principal due on the Notes, (ii) any amounts required to cure a failure of any Mortgaged Property to comply with any law, including any applicable Environmental Law, or to investigate (except in connection with the foreclosure or acquisition of a Mortgaged Property as contemplated by Section 7.7(c)), test, monitor, contain, cleanup or remedy an environmental condition present at a Mortgaged Property, (iii) Uninsured Causes,
(iv) the cost of any capital improvements to any Mortgaged Property other than those necessary to prevent an immediate or material loss to the Holder's interest in the Mortgaged Properties or (v) any other payments not specified in this Indenture.

     (e) The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer, delivered on or before the related Servicer Advance Date in the case of an Interest Advance or on or before the next Servicer Advance Date in the case of any other Advance, to the Trustee and the Issuers, and detailing the reasons for such determination, which in each case shall be accompanied by copies of any engineers' reports, environmental surveys, other third party reports or other information relevant thereto that were used by the Servicer to support its determination that any Advance would be non-recoverable. The costs of any such reports, surveys or other information used by the Servicer or the Trustee in making the determination that an Advance is or would be a Nonrecoverable Advance shall be an expense of the Holders or shall constitute a Carrying Cost Advance if paid by the Servicer or the Trustee from its own funds.

     All Advances shall be repaid in the order in which originally advanced, and Advances owed to any prior Servicer shall be repaid in full, with interest, prior to the repayment of Advances made by the successor Servicer; provided, however, that if the Trustee has made an Advance as successor Servicer, it shall be repaid in full, with interest, prior to the repayment of any Advance made by any other Servicer.

     SECTION VII.18 Rights of the Issuers with Respect to the Servicer.

     The Servicer shall afford each Issuer, upon reasonable notice, during normal business hours access to all records regarding payments made with respect to the Loan and the Notes and with respect to any Advances made by the Servicer, including those in electronic form, maintained by the Servicer as required hereunder and access to Servicing Officers of the Servicer responsible for such records. Upon request, the Servicer shall furnish the Issuers with the most recent publicly available financial statements of Servicer. The Issuers shall not have any responsibility or liability for any action or failure to act by the Servicer and are not obligated to supervise the performance of the Servicer under this Indenture or otherwise.

     SECTION VII.19 Limitation on the Liability of the Servicer and Others.

     (a) Neither the Servicer, nor any of its directors, officers, employees, Affiliates or agents shall be under any liability to the Trustee or the Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such other Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any of its directors, officers, employees, Affiliates or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, and any of its directors, officers, employees or agents (each, a "Servicer Indemnified Party" and, collectively, the "Servicer Indemnified Parties") shall be indemnified by the Issuers and held harmless against any loss, liability, claim, demand or expense relating to this Indenture, the Loan, the Mortgaged Properties, or the Security Documents, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder; provided, however, that if it is found that any such claim or liability has resulted from the bad faith, willful misconduct or negligence of any Servicer Indemnified Party in the performance of its duties hereunder, such Servicer Indemnified Party shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to its act or omission which is the subject of such finding. If any Servicer Indemnified Party is entitled to receive indemnification hereunder with respect to any such action or proceeding brought by a third party, the Issuers shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to such Servicer Indemnified Party who shall not, except with the consent of such Servicer Indemnified Party, be counsel to any Issuer. Upon assumption by any Issuer of the defense of any such action or proceeding, such Servicer Indemnified Party shall have the right to participate in such action or proceeding and to retain its own counsel, but the Issuers shall not be liable for any legal fees or expenses subsequently incurred by such Servicer Indemnified Party in connection with the defense thereof unless (i) the Issuers have agreed to pay such fees and expenses or (ii) counsel provided by any Issuer pursuant to the foregoing is counsel to one or more of the Issuers and such Servicer Indemnified Party shall have been advised by such counsel that representation of such Servicer Indemnified Party by such counsel provided by the Issuer pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Issuers and such Servicer Indemnified Party, including situations in which there are one or more legal defenses available to such Servicer Indemnified Party that are different from or additional to those available to any Issuer; provided, however, that the Issuers shall not, in connection with any such action or proceeding, or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time, in addition to any local counsel, for all such Servicer Indemnified Parties. No Issuer shall consent to the terms of any compromise or settlement of any action defended by any Issuer in accordance with the foregoing without the prior consent of the Servicer Indemnified Party. No Issuer shall be required to indemnify any Servicer Indemnified Party for any amount paid or payable by such Servicer Indemnified Party in settlement of any action, proceeding or investigation without the prior written consent of the Issuers, which consent shall not be unreasonably withheld. Promptly after receipt by any Servicer Indemnified Party of notice of its involvement (or the involvement of any of its affiliates or such affiliate's directors, officers, shareholders, agents or employees) in any action, proceeding or investigation, such Servicer Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against any Issuer hereunder, notify the Issuers in writing of such involvement, but the failure of such Servicer Indemnified Party to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right, except to the extent, if any, that any Issuer is prejudiced by the failure of the Servicer Indemnified Party to promptly give such notice.

     The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Indenture and which in the Servicer's opinion may involve it in any expense or liability; provided, however, that the Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Holders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuers. The indemnification provided herein is limited in each case to direct damages and does not extend to consequential damages.

     (b) The Servicer agrees, with respect to its actions and omissions and those of its agents (but, not with respect to the actions or omissions of any other Person), to indemnify the Trustee, and the Holders, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including reasonable attorneys' fees) that the Trustee and/or the Holders may sustain in connection with this Indenture related to the willful misconduct, bad faith and/or negligence by the Servicer or its agents, in the performance of duties by the Servicer or its agents hereunder or by reason of reckless disregard of obligations and duties by the Servicer or its agents, as the case may be, except that the Servicer shall not be liable for losses (i) that arise from events occurring or conditions existing prior to the date of this Indenture; (ii) which were known to the Trustee but not disclosed to the Servicer and as to which an employee or agent of the Servicer performing the duties of the Servicer hereunder did not otherwise have knowledge, unless such failure to have such knowledge resulted from such Person's negligence, bad faith or misfeasance; (iii) which are caused by Servicer's inability to perform because of the unavailability of funds in the Collection Account or the Payment Account or because any Advance would be a Nonrecoverable Advance; or (iv) which are caused by any action or inaction taken by the Servicer in accordance with the express recommendation or at the direction of Trustee; provided, that such indemnity is limited to direct damages and shall not cover consequential damages. The Trustee shall immediately notify the Servicer if a claim is made with respect to this Indenture or the Loan entitling the Trustee or the Holders to indemnification hereunder, whereupon the Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer shall not affect any rights the Trustee or the Holders may have to indemnification under this Indenture or otherwise except to the extent the Servicer is prejudiced by such failure. Such indemnity obligation shall survive the termination of the Trustee and the Servicer hereunder and the termination of this Indenture. The Servicer shall not be required to indemnify the Trustee and the Holders for any amount paid or payable by either of them in settlement of any action, proceeding or investigation without the prior written consent of the Servicer, which consent shall not be unreasonably withheld.

     (c) The Issuers shall, consistent with the provisions set forth in Section 6.1(a)(1) and Section 7.19(a) hereof, defend, indemnify and hold harmless the Servicer Indemnified Parties and the Trustee Indemnified Parties, against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs fees and expenses that the Servicer Indemnified Parties or Trustee Indemnified Parties may sustain in connection with lawsuits brought by third parties based upon actions taken by the Servicer or Trustee pursuant to or in furtherance of this Indenture and the servicing of the Loan, other than the making of Advances; provided, however, that in no event shall the Servicer or Trustee be indemnified or held harmless under this Section 7.19(c) with respect to consequential damages or from its own negligent actions or omissions or its willful misconduct. Any payment made by any Issuer under this Section 7.19(c) shall not be part of the Collateral.

     SECTION VII.20 Servicer Not to Resign; Termination of Servicer by Holders.

     (a) Subject to the provisions of Section 7.21, the Servicer shall not resign from its obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict with applicable law. Any such determination permitting the resignation of the Servicer must be evidenced by an Opinion of Counsel to such effect obtained by the Servicer (at the Servicer's expense) and delivered to the Trustee and the Issuers. No resignation by the Servicer under this Indenture shall become effective until the Trustee, in accordance with Section 6.20 hereof, or a successor Servicer shall have assumed the Servicer's responsibilities and obligations. The Servicer may assign its rights and delegate its duties hereunder to a directly or indirectly wholly owned subsidiary of the Servicer provided such assignment is consented to in writing by the Trustee (which consent shall not be unreasonably withheld).

     (b) Upon the occurrence and continuance of a Servicer Default, the Holders of Notes evidencing, in the aggregate, no less than 66 2/3% of the Outstanding aggregate principal amount of the Notes may terminate the Servicer under this Indenture and replace the Servicer with a successor servicer having the qualifications set forth in Section 7.25; provided, however, that such replacement shall not terminate any rights (including rights to any amounts owed to the Servicer under this Indenture or any other Security Documents) and obligations accrued prior to such replacement and provided, further, that the Holders shall not be entitled to terminate the Servicer under this Section 7.20(b) unless the successor servicer reimburses the Servicer for all outstanding unreimbursed Advances made by the Servicer and interest thereon, whereupon such successor servicer shall be entitled to reimbursement of such Advances from the Collateral pursuant to this Indenture to the same extent as the prior Servicer would have otherwise been entitled. In connection with any termination and replacement of the Servicer, the Trustee shall make such arrangements for the compensation of the successor servicer as it shall deem reasonable and, if such compensation is in excess of the compensation being paid the Servicer hereunder, such compensation shall be approved by the Holders of no less than 66 2/3% of the Outstanding aggregate principal amount of the Notes and, if no Event of Default has occurred and is continuing, each Issuer; provided that if the Holders select a successor Servicer the Holders will also be responsible for negotiating the compensation to be paid to such successor Servicer in accordance with the foregoing.

     SECTION VII.21   Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence and rights as a corporation or other entity, as the case may be, under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of the State of New York and any other State in which any Mortgaged Property is located to the extent necessary to perform its duties under this Indenture.

     Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all business of the Servicer, shall be a permitted successor of the Servicer hereunder and shall be deemed to have assumed all of the liabilities and obligations of the Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto (other than such Person), anything herein to the contrary notwithstanding; so long as (i) the successor or surviving Person to the Servicer shall agree in writing to service the Loan in accordance with this Indenture, (ii) such successor has been affirmed by Rating Confirmation and (iii) such successor shall not in the reasonable opinion of the Trustee be unable to perform the duties of Servicer hereunder in at least the same manner as the Servicer.

     SECTION VII.22   Servicer Default.

     "Servicer Default," wherever used herein, means any one of the following events (whatever the reason for such Servicer Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) any failure by the Servicer to remit to the Trustee (including deposits to the Payment Account) any Advance or any other payment required to be so made or remitted by it under the terms of this Indenture; or

     (ii) any failure by the Servicer to observe or perform in any material respect any other of the Servicer's covenants or agreements contained in this Indenture, which failure shall continue unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay the premium for any insurance policy required to be maintained under the Mortgage as required hereunder) after the date on which written notice of such failure shall have been given to the Servicer by the Trustee; or

     (iii) a representation or warranty of the Servicer set forth in this Indenture shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Holders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within thirty (30) days after the date on which written notice thereof shall have been given to the Servicer by the Trustee; or

     (iv) the entry of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding-up or liquidation of the Servicer's affairs, and such decree or order remains unstayed and in effect for a period of sixty (60) days; or

     (v) the consent by the Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

          (vi) any failure of the Servicer to make any Advance required to be made from its own funds pursuant to Section 7.17; or

          (vii) the reduction, qualification or withdrawal by the Rating Agency of the outstanding rating of any Series of the Notes because the existing or prospective financial condition or mortgage loan servicing capability of the Servicer (taking into account the availability of the Trustee as a "backup servicer" hereunder) is insufficient to maintain such outstanding rating.

          If (A) a Servicer Default due to any action or inaction of the Servicer shall occur, (B) any of the representations or warranties of Servicer are breached in any material respect and, as a result thereof, a Servicer Default occurs, or (C) the Servicer fails to carry out any other of its obligations under this Indenture and, as a result thereof, a Servicer Default occurs or (D) a Servicer Default occurs under clause (vii) above, then, and in each and every such case, so long as such Servicer Default, breach, or other failure shall not have been remedied, the Trustee either (i) may, or (ii) shall, upon the written direction of the Holders of Notes evidencing, in the aggregate, not less than 66 2/3% of the Outstanding principal amount of the Notes, terminate all of the rights and obligations of the Servicer hereunder other than rights (including rights to any amounts owed to it under this Indenture) and obligations accrued prior to such termination by notice in writing to the Servicer (with a copy to the Rating Agency). Upon any termination of the Servicer or appointment of a successor to the Servicer, the Trustee shall, as soon as practicable, give written notice thereof to the Issuers, the Rating Agency and the Holders. Any failure by the Servicer to make an Advance required to be made by it pursuant to Section 7.17 shall constitute an immediate Servicer Default which shall entitle the Trustee immediately to succeed to the rights of the Servicer with respect to any such Advance.

          If a Responsible Officer of the Trustee shall obtain knowledge of any Servicer Default hereunder, the Trustee shall immediately notify the Servicer of the occurrence of such Servicer Default. Upon the occurrence and continuation of any Servicer Default hereunder known to a Responsible Officer of the Trustee for more than ten (10) Business Days after notice thereof to the Servicer, the Trustee shall give the Rating Agency and the Issuers written notice of the occurrence thereof. Within sixty (60) days after a Responsible Officer of the Trustee obtains actual knowledge of the occurrence of any Servicer Default, the Trustee shall transmit by mail to all Holders notice of such Servicer Default, unless such Servicer Default shall have been cured or waived.

          On or after the receipt by the Servicer of written notice of termination, all authority, power and obligations of the Servicer under this Indenture (other than its capacity, if any, as a Holder) shall pass to and be vested in the Trustee in its capacity as successor Servicer hereunder pursuant to and under this Section including, without limitation, the obligation to make Advances hereunder pursuant to Section 7.17. The Servicer agrees to provide to the Trustee promptly (and in any event no later than five Business Days subsequent to such notice) all documents and records, including those in electronic form, requested by it to enable it to assume the Servicer's obligations hereunder, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within one Business Day to the Trustee or its duly appointed agent or any successor appointed by it for administration by it of all cash and other securities then held in the Collection Account and any other cash received by the Servicer under the Loan or the Security Documents and which shall at the time have been or should have been credited by the Servicer to the Payment Account or thereafter received with respect to the Loan (provided, however, that notwithstanding anything to the contrary in this Section, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture on or prior to the date of such termination, whether in respect of Advances or otherwise in accordance with the terms hereof). All reasonable costs and expenses (including attorneys' fees) incurred by the Trustee, any Issuer or the Holders in connection with the appointment of a successor Servicer, including, but not limited to, transferring originals of the Security Documents to the successor Servicer and, if applicable, amending this Indenture to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses to the Trustee. If not paid by the predecessor Servicer within sixty
(60) days after the request therefor, such costs and expenses shall be advanced by the Issuers, who shall then be entitled to reimbursement therefor from the predecessor Servicer.

     SECTION VII.23 Remedies of Trustee. During the continuance of any Servicer Default and so long as such Servicer Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.22 and elsewhere in this Indenture, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim, debt and other papers in connection therewith). Except as otherwise expressly provided in this Indenture, no remedy provided for by this Indenture shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Default.

     SECTION VII.24 Directions by Holders and Duties of Trustee During Servicer Default. During the continuance of any Servicer Default, Holders of Notes evidencing, in the aggregate, not less than a majority of the Outstanding principal of the

Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Indenture (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (ii) the terminating of the Servicer or any successor Servicer from its rights and duties as Servicer hereunder) at the request, order or direction of any of the Holders, unless such Holders shall have offered the Trustee security or indemnification satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby and, provided, further, that the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken (such determination to be evidenced by an Opinion of Counsel obtained by the Trustee and delivered to the Holders of the Notes making such direction, with a copy to the Servicer and the Issuers; the cost of such Opinion of Counsel to be payable by the Issuers in accordance with
Section 6.5) or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

     SECTION VII.25 Trustee to Act as Servicer; Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.22 or the Trustee receives the resignation of the Servicer in accordance with Section 7.20(a), the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Indenture and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer accruing after such termination other than those responsibilities, duties and liabilities of the Servicer arising under Section 7.28; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to comply with Section 7.22 shall not be considered a default by the Trustee hereunder. In its capacity as such successor, the Trustee shall have the same limitation of liability herein granted to the Servicer. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination or resignation had been given, including, without limitation, the fees payable under the Servicer Fee Agreement. Notwithstanding anything contained herein, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, any established financial institution or mortgage servicing institution which, (i) is then rated (A) by the Rating Agency as having a long term debt rating at least equal to Aa3 (or equivalent), (ii) shall be affirmed pursuant to a Rating Confirmation, (iii) has a net worth of not less than $15,000,000 and (iv) has been consented to in writing by each Issuer, such consent not to be unreasonably withheld, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that until such appointment and assumption, the Trustee will continue to perform the servicing obligations pursuant to this Indenture to the extent set forth above. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder unless approved by each Issuer and the Holders of no less than 66 2/3 of the Notes. In the event that no successor Servicer has been appointed as provided above, the Trustee shall solicit, by public announcement, bids from commercial finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Within sixty (60) days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor, net of any amounts due from the Servicer hereunder, which shall be deposited in the Payment Account. If no successor servicer shall have been so appointed and have accepted appointment within sixty (60) days after the Trustee receives the resignation of the Servicer in accordance with Section 7.20, the Trustee may petition any court of competent jurisdiction for the appointment of a successor servicer in accordance with the procedures and terms set forth above. The Trustee, the Issuers, the Servicer and such successor shall take such action, consistent with this Indenture, as shall be necessary to effectuate any such succession. Neither the Trustee nor any successor Servicer shall be deemed to be in default of any of its obligations under this Section if and to the extent that such default arises from failure of the Servicer to timely provide all applicable books, records and other documents necessary to effectuate the sale, transfer or assignment of servicing rights to the Trustee or a successor Servicer in accordance with this Section.

     (b) Any successor, including the Trustee, to the Servicer as servicer hereunder shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as mortgage servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent that the Servicer is required pursuant to Section 7.5(b).

     (c) Notwithstanding any other provision of this Indenture, no Person (other than the Trustee) shall be appointed as a successor Servicer if such appointment, in and of itself, would result in a downgrading or withdrawal of the then-current rating assigned to any Note by the Rating Agency.

     SECTION VII.26 Notification to Holders.

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     (a) Upon any termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall as soon as practicable give written notice thereof to the Rating Agency, to the Issuers and to the Holders at their respective addresses appearing in the Register.

     (b) Any notification to Holders required pursuant to Section 7.24(a) or
Section 7.22, shall advise the Holders of their rights hereunder, including, if applicable, their rights pursuant to item (ii) of the second paragraph of
Section 7.22.

     SECTION VII.27 Waiver of Past Events of Default. Either the Trustee or the Holders of Notes evidencing, in the aggregate, not less than 66 2/3% of the Outstanding Principal of the Notes may, on behalf of all Holders of Notes, waive any Servicer Default hereunder and its consequences; provided, that in the absence of written instructions from all Holders the Trustee shall not waive any Servicer Default (i) consisting of the failure to remit or deposit any interest on the Notes as required by it hereunder, or the failure of the Servicer to make any Advance as required hereunder, or (ii) in respect of a covenant or provision hereunder that under Article IX hereof cannot be modified or amended without the consent of each Holder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION VII.28 Representations and Warranties of the Servicer.

     The Servicer hereby represents and warrants to the other parties hereto that as of the Closing Date:

          (i) the Servicer has been duly organized and is validly existing under the laws of the state of its organization and is in compliance with the laws of the State of New York and each other jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations in accordance with the terms of this Indenture;

          (ii) the execution and delivery of this Indenture by the Servicer have been duly authorized by all necessary action on the part of the Servicer and its general partner; the Servicer is duly authorized under applicable law, its certificate of limited partnership and its limited partnership agreement to perform its obligations under this Indenture and all action necessary or required therefore has been duly and effectively taken or obtained; none of the execution, delivery and performance of this Indenture, or the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, in each case by the Servicer will conflict with or result in a breach of or constitute a default under
     (A) the terms of any material agreement or instrument to which the Servicer is a party or by which it is bound; (B) the certificate of limited partnership or limited partnership agreement of the Servicer; or
     (C) to the Servicer's knowledge, the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties, which conflict, breach or default in the case of clause (A) or clause (C) materially and adversely affects or to the knowledge of the Servicer may in the future materially and adversely affect (X) the ability of the Servicer to perform its obligations under this Indenture or (Y) the business, operations or financial condition of the Servicer; neither the Servicer nor any of its Affiliates is a party to, bound by, or in breach of or in violation of any material indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the knowledge of the Servicer may in the future materially and adversely affect
     (X) the ability of the Servicer to perform its obligations under this Indenture or (Y) the business, operations or financial condition of the Servicer;

          (iii) the execution and delivery by the Servicer of this Indenture and the consummation by the Servicer of the transactions contemplated hereby do not require any consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body required for the execution, delivery and performance by Servicer of this Indenture, except such as has been obtained and is in full force and effect;

          (iv) this Indenture has been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to (A) applicable bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights and remedies of creditors generally and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

          (v) there are no actions, suits or proceedings pending or, to the Servicer's knowledge, threatened against the Servicer, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Indenture or (B) with respect to any other matter which could, if determined adversely to the Servicer, materially and adversely affect the Servicer's (x) business, operations or financial condition or (y) ability to perform its obligations under this Indenture; and

          (vi) the Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the Servicer's business, operations or financial condition or might have consequences that would materially and adversely affect the Servicer's ability to perform its obligations hereunder.

     Within thirty (30) days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation or warranty of the Servicer set forth in this Section 7.28, the Servicer shall cure such breach in all material respects.

                                 ARTICLE VIII

                                  THE ISSUERS

     SECTION VIII.1 Reports by the Issuers.

     (a) The Issuers shall, at the expense of the Issuers, promptly deliver to the Trustee and the Servicer, for distribution to the Rating Agency and, where applicable under Section 6.17, the Initial Purchasers, Holders and owners of beneficial interests in the Notes, copies of all reports and statements to be prepared hereunder and under the Mortgage including, without limitation, the Rule 144A Information as required under Section 3.14.

     (b) If any Notes are listed on the Luxembourg Stock Exchange, the Trustee shall, promptly after receipt of any annual and quarterly financial statements of the Issuers required to be provided by the Issuers under the terms of the Mortgage, deliver the same to the Luxembourg Stock Exchange.

     SECTION VIII.2 Representations and Warranties of the Issuers.

     (a) The Issuers hereby collectively represent and warrant to the other parties hereto that as of the Closing Date:

          (i) each Issuer is a limited liability company, limited partnership or other entity (as applicable), duly organized or formed (as applicable), validly existing and in good standing under the laws of the jurisdiction in which it was organized or formed, with full power and authority to own the Mortgaged Property described on Exhibit A hereto as being owned by such Issuer to carry on its business relating to such Mortgaged Property as presently conducted and to enter into and perform its obligations under the Notes, this Indenture and the other Security Documents to which it is a party;

          (ii) the execution and delivery of the Notes, this Indenture and the other Security Documents to which it is a party by each Issuer have been duly authorized by all necessary action on the part of each such Issuer; neither the execution, delivery and performance of the Notes, this Indenture and the other Security Documents, nor the consummation of the transactions herein or therein contemplated, nor the compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under (A) the terms of any material agreement or instrument to which any Issuer is a party or by which it is bound; (B) the operating agreement, partnership agreement, charter and by-laws or other comparable organizational documents (as applicable) of any Issuer; or (C) to the knowledge of any Issuer, the provisions of any law, governmental rule, regulation, judgment, decree or order binding on any of the Issuers or any Mortgaged Property; none of the Issuers or any of their respective Affiliates is a party to, bound by, or in breach of or in violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which, in any such case, would reasonably be expected to have a material adverse effect on any Issuer's ability to perform its obligations under this Indenture or the other Security Documents to which such Issuer is a party;

          (iii) to each Issuer's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body required for the execution, delivery and performance by the Issuers of their obligations under the Notes, this Indenture or the other Security Documents, except such as has been obtained and is in full force and effect;

          (iv) each of the Notes, this Indenture and each of the other Security Documents have been duly executed and delivered by each Issuer (to the extent it is a party thereto) and, assuming due authorization, execution and delivery by the other parties hereto or thereto, as applicable, constitutes a valid and legally binding obligation of each Issuer enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (v) there are no actions, suits or proceedings pending or, to the knowledge of any of the Issuers, threatened against any Issuer, before or by any court or other governmental body (A) with respect to any of the transactions contemplated by this Indenture or any other Security Document or (B) with respect to any other matter which could, if determined adversely to any Issuer, materially and adversely affect its ability to perform its obligations under the Notes, this Indenture and the other Security Documents to which it is a party.

      Commencing upon the earlier of discovery by any Issuer or receipt of notice by the Issuers of a breach of any representation or warranty set forth in this Section 8.2, the Issuers shall diligently cure such breach in all material respects.
                                  ARTICLE IX

                      SUPPLEMENTAL INDENTURES; AMENDMENTS

     SECTION IX.1 Supplemental Indentures or Amendments Without Consent of Holders.

     Without the consent of any Holders, the Issuers, when authorized by their respective Boards of Directors, the Servicer (it being understood that the Servicer's signature shall not be required for any such supplement or amendment unless the supplement or amendment restricts or impairs the rights of the Servicer hereunder in any material respect) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, and the Issuers and the Trustee may enter into any amendments to the Security Documents (other than the Mortgage, the amendment of which is governed by Article 53 thereof), in form satisfactory to the Trustee and the Servicer (it being understood that the Servicer's signature or approval, as applicable, shall not be required for any such amendment to any such Security Document unless the amendment restricts or impairs the rights of the Servicer thereunder in any material respect), for any of the following purposes:

     (1) to evidence the succession of one or more Persons as the Issuers and the assumption by (subject to Section 1.12 and Section 1.14) any such successors of the covenants of the Issuers herein and in the Notes if such succession and assumption are effected in accordance with Article XIV; or

     (2) to add to the covenants of the Issuers for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon any Issuer, provided such surrender shall not adversely affect the interests of the Holders of the Notes; or

     (3) to add any additional Events of Default, provided such action shall not adversely affect the interests of any Holder of the Notes; or

     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

     (5) to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein, in the Notes, or in any Security Document, provided such action shall not adversely affect the interests of the Holders of the Notes; or

     (6) to provide for the issuance of Additional Notes (or the increase in the principal amount of any of the Global Notes) secured by the Collateral that are either senior to, pari passu in right of payment with or subordinate to the Notes of any other Class of Notes issued hereunder, and to add to, change or eliminate any of the provisions of this Indenture solely in respect of or otherwise necessary in connection with the issuance of such Additional Notes; provided, however, that any such issuance of Additional Notes shall be subject to the conditions precedent that:

          (i) such Additional Notes may only be issued after the Issuers have redeemed some portion of the 2004 Fixed Rate Notes being issued under this Indenture on the date hereof (or simultaneous with such a redemption);

         (ii) such Additional Notes shall mature on November 15, 2007;

         (iii) at the time of issuance of such Additional Notes, no Event of Default shall have occurred and be continuing;

         (iv) immediately after the issuance of any such Additional Notes, the Debt Service Coverage Ratio shall be at least equal to 1.4:1;

          (v) the Additional Notes may rank (in right of payment as set forth in Section 5.6) junior to, pari passu with or senior to the Notes of any Series, provided that Additional Notes (a) shall not rank senior in right of payment to the Notes of the highest rated Series that will be Outstanding immediately after the issuance of such Additional Notes and (b) shall have been assigned a minimum rating of Baa3 or higher by the Rating Agency;

          (vi) the Trustee shall have received written confirmation from the Rating Agency that the issuance of such Additional Notes, in and of itself, will not cause the rating on any Series of Notes intended to be outstanding after such issuance to be rated below the rating level assigned to such Notes on the date of this Indenture (it being understood that the Issuers will pay any fees the Rating Agency may charge in connection with their review and approval of such confirmation);

          (vii) the Issuer may not issue Additional Notes more than once in any period of twelve consecutive months; and

          (viii) the Issuers shall have provided evidence satisfactory to the Servicer (which may include, among other things, opinions of counsel or additional title insurance coverage) that the lien of the mortgage will secure the Additional Notes and that either (i) such lien will have the same priority over other encumbrances on each Mortgaged Property as the mortgage lien that secures the then-outstanding Notes or (ii) such lien will not, at the time of the issuance of the Additional Notes, be impaired by any intervening liens.

     SECTION IX.2 Supplemental Indentures With Consent of Holders .

     With the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes, each Issuer, when authorized by its respective Board of Directors, the Servicer (it being understood that the Servicer's signature shall not be required for any such supplement or amendment unless the supplement or amendment restricts or impairs the rights of the Servicer hereunder in any material respect) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding to any provisions of or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note adversely affected thereby,

          (1) change the Maturity Date of, the principal of, or the due date or amount of any Interest Installment on, any Note, or reduce the principal amount thereof or the rate of interest thereon or change any obligation of any Issuer to pay Make-Whole Payments pursuant to Section 11.1, or change any obligation of any Issuer to pay Additional Amounts pursuant to Section 10.4, or change the coin or currency in which any Note or interest or Additional Amounts thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or for any other reason under this Indenture or reduce the requirements of Section 13.4 for quorum or voting, or

          (3) change any obligation of any Issuer to maintain an office or agency in the places and for the purposes specified in Section 10.2, or

          (4) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

          (5) except as otherwise expressly provided in this Indenture or in the Mortgage, deprive any Holder of the benefit of a first priority security interest in the Mortgaged Properties.

      In connection with the execution of any such supplemental indenture, the Issuers shall obtain and deliver to the Trustee an Opinion of Counsel from counsel experienced in federal income tax matters that the execution of such supplemental indenture will not result in the Notes being treated as having been exchanged for new notes pursuant to Section 1001 of the Code, provided that no such Opinion of Counsel shall be required if such Opinion of Counsel cannot be obtained and that fact is disclosed to the Holder of each Outstanding Note whose consent is required hereunder. It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION IX.3 Delivery of Supplements.

     Promptly after the execution by each Issuer and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Issuers shall mail, first class postage prepaid, a notice to each Holder at the address for such Holder set forth in the Register setting forth in general terms the substance of such supplemental indenture or amendment. Any failure of the Issuers to mail such a notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. The Trustee also shall mail, first class postage prepaid, a conformed copy of such supplement to the Rating Agency. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION IX.4 Opinion of Counsel.

     If the Trustee determines in the exercise of its good faith judgment that it has doubt as to whether a proposed amendment or supplement to this Indenture is permitted under the terms of Section 9.1 or 9.2 above, the Trustee may require, as a condition to its executing any such amendment or supplement, that the Issuers deliver, at no expense to the Trustee, an Opinion of Counsel confirming that the amendment or supplement in question is permitted under the relevant Section of this Article IX, it being understood that the Trustee does not have any affirmative obligation to request such an opinion.

                                   ARTICLE X

                             COVENANTS; WARRANTIES

     SECTION X.1 Payment of Principal and Interest.

     The Issuers collectively covenant and agree for the benefit of the Holders of the Notes that they will duly and punctually pay the principal of, and interest (including

Additional Amounts, if any, and Make-Whole Payments, if any) on, the Notes and any fees due and payable in accordance with the terms of the Notes and this Indenture.

     SECTION X.2 Maintenance of Office or Agency.

     The Issuers will maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon any Issuer in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive such respective notices and demands.

     The Issuers may also from time to time designate one or more other offices or agencies outside the United States where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve any Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth in the preceding paragraph. The Issuers will give prompt written notice to the Trustee and prompt notice to the Holders, in accordance with the provisions of Section 1.6, of any such designation or rescission and of any change in the location of such office or agency.

     SECTION X.3 Paying Agents; Transfer Agent; Money for Note Payments to be Held in Trust.

    The Trustee hereby appoints (on behalf of each Issuer) itself, at its Corporate Trust Office, as Paying Agent, Transfer Agent and listing agent in connection with the Notes. The foregoing appointments may be rescinded at any time by the Issuers giving notice thereof to the Trustee. The Issuers may have more than one Paying Agent and Transfer Agent for the Notes at any time, and the Paying Agent and the Transfer Agent may be the same person. Prior to 11:00 a.m. (New York time) on the date immediately preceding each due date of the principal of or interest on any Notes, the Trustee shall transfer funds from the Payment Account, to the extent funds are available therefor, to the Principal Paying Agent in an amount sufficient to pay when due the principal of or interest (and Make-Whole Payment, if any) on the Notes so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, Make-Whole Payment, if any, and interest. All payments made by the Trustee in its capacity as a Paying Agent, will be made by wire transfer to such account as a Holder shall designate by written instructions to be received by the Trustee no less than five (5) Business Days prior to the applicable Regular Record Date or Special Record Date).

     The Issuers will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of and interest (and Make-Whole Payment, if any) on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by any Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or interest (and Make-Whole Payment, if any) on the Notes; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Issuers may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent (if other than the Trustee or any Issuer) to pay, to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

     SECTION X.4 Withholding; Payment of Additional Amounts.

     (a)  In respect of the Notes held by United States Aliens, at least ten
(10) days prior to the first date of payment of interest on such Notes and at least ten (10) days prior to each date, if any, of payment of principal or interest thereafter, the Issuers will furnish the Trustee and each other Paying Agent with a certificate of an Authorized Person instructing the Trustee and each other Paying Agent whether such payment of principal of or any interest on such Notes shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to Holders of such Notes, and the Issuers will pay or cause to be paid to the Trustee (or, if applicable, directly to a Paying Agent or Agents) Additional Amounts (as defined below), if any, as required by Section 10.4(b) to be paid. The Issuers agree, consistent with the provisions set forth in Section 6.1(a)(1) hereof, to indemnify the Trustee, the Servicer and each other Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence, wilful misconduct or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

     (b) The Issuers will pay to the Holder of any Note who is a United States Alien such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on such Note, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to any one or more of the following:

          (1) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary or member of such Holder, if such Holder is an estate, a trust or a partnership) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a passive foreign investment company, a personal holding company, a foreign personal holding company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

          (2) any tax, assessment or other governmental charge imposed on interest received by reason of such Holder's past or present status as the actual or constructive owner (taking into account attribution rules of ownership under Section 871(h)(3) of the Code) of 10% or more of the capital or profits interest in the Issuers;

          (3) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity, affiliation or connection with the United States of the Holder or beneficial owner of such Note or similar information reporting requirements if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

          (5) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Note;

          (6) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Note for payment on a date more than fifteen (15) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

          (7) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on a Note, if such payment can be made without such withholding by any other Paying Agent;

nor will Additional Amounts be paid with respect to any payment of principal of or interest (or Make-Whole Payment, if any) on any such Note to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

     (c) All references in this Indenture to principal and interest in respect of Notes shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in this Indenture.

     SECTION X. Corporate Existence.

     Each Issuer represents and agrees that it will do or cause to be done all things necessary and within its control to preserve and keep in full force and effect the existence, rights (contractual and statutory) and franchises of such Issuer; provided, however, that no Issuer shall be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable for the conduct of its business and that loss thereof is not disadvantageous in any material respect to the Holders, and the Issuer shall deliver to the Trustee an Officer's Certificate to that effect. The Issuers collectively represent that they are not in default in the payment of any taxes levied or assessed against any of the Mortgaged Properties under any applicable statute, rule, order or regulation of any governmental authority, under the Notes, this Indenture or any of the other Security Documents to which any Issuer is a party or under any other agreement to which any Issuer is a party or by which any Issuer or any of the Mortgaged Properties are bound.

     SECTION X.6 Payment of Taxes and Other Claims.

     Each Issuer agrees, in its independent capacity, that it will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Mortgaged Property described on Exhibit A as being owned by such Issuer or upon the income or profits of such Issuer derived from such Mortgaged Property, as shown to be due on the tax returns filed by the Issuer and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Mortgaged Property, except any such taxes, assessments, governmental charges or claims which the Issuer is in good faith contesting in appropriate proceedings in accordance with Article 12 of the Mortgage.

     SECTION X.7 Maintenance of Lien and Recording.

     (a) Each Issuer will maintain and preserve the security interest created by this Indenture (in Section 3.1(c)) and each other Security Document to which it is a party (except in connection with a release thereof permitted hereby or thereby) so long as any Note is Outstanding.

     (b) The Issuers will, forthwith after the execution and delivery of this Indenture and thereafter from time to time, cause the Mortgage and any continuation statement or, upon the reasonable request of the Trustee or the Servicer, any additional financing statement or similar instrument relating to the Mortgage or to any property intended to be subject to the lien thereof to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect and perfect the validity thereof or the lien thereof purported to be created upon the property subject thereto and the Issuers will take such actions with respect to the interest and rights of the Trustee in the Collateral as are necessary or reasonably requested by the Trustee or the Servicer to preserve the interest and rights of the Trustee therein. The Issuers will pay or cause to be paid all document, recording, stamp and similar taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of the Mortgage and of any instrument of further assurance, and all taxes (except income taxes and franchise taxes of parties other than any Issuer), duties and charges arising out of or incurred in connection with the execution and delivery of such instruments; provided, however, that no Issuer shall be required to pay or discharge or cause to be paid or discharged any lien or encumbrance affecting the Collateral to the extent such lien or encumbrance is being contested in good faith by appropriate proceedings in accordance with and as permitted by the provisions of Section 12 of the Mortgage. The Issuers will at all times preserve, warrant and defend the Trustee's title and right in and to the property included in the Collateral against the claims of all Persons, subject to the Permitted Exceptions.

     SECTION X.8 Performance and Enforcement.

     (a) Each Issuer will faithfully observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in the Security Documents in accordance with the terms thereof and will maintain the validity and effectiveness of such instruments and the pledge thereof to the Trustee. No Issuer will take action, nor permit any action to be taken, that will release any party to such instruments from any of its obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will impair the validity, of any such instruments, except as expressly provided for herein and therein. The Issuers will give the Trustee and the Servicer written notice of any default by any party to any of such instruments promptly after it becomes known to any Issuer.

     (b) Subject to the provisions of the Operating Agreements and the Leases in the event of a casualty or condemnation resulting in the payment to the Trustee, to be held in trust and applied in accordance with provisions of the Mortgage, of any Proceeds, the Trustee shall hold such Proceeds as part of the Collateral in an Eligible Account (the "Casualty Account"), shall invest the funds in the Casualty Account in the manner described in Section 6.14 with respect to the Payment Account and, acting in accordance with directions given by the Servicer, shall disburse or apply such Proceeds in accordance with the provisions of
Article 15 of the Mortgage.

     (c) Each Issuer agrees to undertake any reasonable action necessary to maintain ratings of each Series of the Notes by the Rating Agency (including the payment of any reasonable fees in connection with monitoring by the Rating Agency).

     SECTION X.9    Negative Covenants.

     The Issuers collectively agree that they will not:

     (a) incur, create or assume any indebtedness other than the Notes and as otherwise expressly permitted by the provisions of this Indenture, the Mortgage and the other Security Documents; or

     (b) voluntarily file a petition for bankruptcy, insolvency, rehabilitation, reorganization, assignment for the benefit of creditors or similar proceeding under any Federal or state bankruptcy, insolvency, reorganization, or other similar law.

     SECTION X.10   Statement as to Compliance.

     Each Issuer will deliver to the Servicer and the Trustee, within one hundred and twenty (120) days after the end of each fiscal year, an Officer's Certificate, stating that in the course of the performance by the signer of such Officer's Certificate of his or her present duties as an officer or authorized signatory of such Issuer such signer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which constitutes an Event of Default or would constitute an Event of Default after notice or lapse of time or both and that to the best of the signer's knowledge, based on such review, (a) the applicable Issuer has fulfilled all its obligations under this Indenture in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such signer and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to such signer and the nature and status thereof.

     SECTION X.11   Notices to Rating Agency.

     The Servicer shall provide written notice to the Rating Agency of (i) any Event of Default, (ii) any merger, consolidation or sale of substantially all of the assets of any Issuer, and (iii) any amendments to or modifications of this Indenture, in each case to the extent the Servicer has actual knowledge thereof, and the Trustee, upon receipt, shall provide copies to the Rating Agency of all compliance reports delivered pursuant to Section 10.10 hereof and all certificates, financial statements and reports delivered by the Issuers pursuant to Article 18 of the Mortgage.

     SECTION X.12   Resale of Certain Securities.

     During the period beginning on the Closing Date and ending on the date that is three years from the Closing Date, the Issuers will not, and will not permit any of their "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

     SECTION X.13  Completion of Capital/Environmental Items.

     During the two years following the Closing Date, the Issuers will undertake each of the deferred maintenance and capital improvement items identified on Exhibit G hereto, which items shall have been completed on or prior to the second anniversary of the Closing Date. In addition, the Issuers agree to complete the environmental remediation at Westroads Mall as described on Exhibit G on or before December 31, 1998. The Issuers will provide the Trustee and the Servicer written confirmation of compliance with the requirements of this
Section 10.13 (including a schedule identifying actions to date with respect to each item on Exhibit G) at least once per calendar year within thirty (30) days of the end of each such calendar year beginning with 1998, and each such notice shall be accompanied by such updated cost information with respect to the items on Exhibit G as the Issuers (or their agents or contractors) shall have in their possession at such time. In the event that any of the deferred maintenance or capital improvement items set forth on Exhibit G have not been completed on or before the second anniversary of the Closing Date, such failure shall not form the basis for an Event of Default so long as the Issuers deliver to and maintain with the Trustee Cash and Cash Equivalents, a Credit Facility and/or Eligible Collateral, in any such case in an amount equal to the excess of $2,274,000 over the amount actually expended on such items though the date of determination, provided that the collateral so delivered shall be subject to reduction as and when such excess amount is actually expended.

                                  ARTICLE XI

                              REDEMPTION OF NOTES
                              -------------------

     SECTION XI.1    Applicability of Article.

     (a) All principal, accrued and unpaid interest and other amounts, if any, in respect of the Notes shall be paid in full upon Maturity of such Notes. Upon receipt by the Trustee of amounts corresponding to all principal and accrued and unpaid interest and other amounts owing on the Notes and any other Security Documents upon Maturity, the Trustee shall deposit such monies into the Payment Account and apply such monies as provided in Section 3.5.

     (b) The Notes shall be subject to redemption as set forth in writing to the Trustee on any Interest Payment Date or any other date fixed for redemption in accordance with this Article XI (i) at the option of the Issuers, in whole or in part, as provided in Section 11.1(c), (ii) in whole or in part as specified in Sections 11.1(d) and 11.1(e), and (iii) at the option of the Issuers, in whole but not in part, as specified in Section 11.1(f); provided, that in each such case no Notes may be redeemed hereunder unless and until all other amounts then due and payable to the Trustee and the Servicer under this Indenture and the other Security Documents have been paid in full.

     (c) In the event the Issuers (by notice to the Trustee in accordance with Section 11.2) elect to redeem Notes pursuant to Section 11.1(b), the Trustee shall give notice to the Holders of the Notes (with a copy given to the Rating Agency), which notice shall be given not less than fifteen (15) days prior to the date fixed for redemption, that Notes (in an aggregate principal amount specified in the notice to the Trustee by the Issuers pursuant to Section 11.2) shall be redeemed on such date. Such Notes shall be redeemed at a price equal to 100% of their outstanding principal amounts, together with interest and all other amounts owing on the Notes accrued to the date fixed for redemption and, in the case of a redemption of any Note being redeemed more than five Business Days prior to the applicable Scheduled Maturity Date, the Make-Whole Payment applicable thereto.

     (d) In the event that (i) following the occurrence of a casualty or taking affecting a Mortgaged Property, the Issuers are required or elect pursuant to the terms of the Mortgage to redeem Notes, the Issuers shall redeem such Notes as are required or permitted under Article 15 of the Mortgage at a redemption price equal to 100% of their principal amounts together with interest and all other amounts owing on the Notes accrued to the date of redemption (but without Make-Whole Payment), in accordance with this Indenture, on the first Interest Payment Date on which the Issuers are able to do so after complying with the notice provisions of this Article XI or (ii) after the date hereof, any law of any of the states in which the Mortgaged Properties are located is passed changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on the Mortgage or any of the Notes (other than a tax that may arise in connection with the ownership or transfer of the Notes) and resulting in an increase in the taxes or other charges imposed on or incurred by the Holders by reason of such change in law, the Trustee may, at its option, upon sixty (60) days' notice, declare the Notes to be due and payable (without any premium or Make-Whole Payment); provided, however, that the Trustee shall not make such declaration if, notwithstanding said law, (A)(x) the Issuers may lawfully pay such taxes on behalf of the Holders or (y) the Issuers and the Trustee may lawfully, and do, enter into an enforceable agreement obligating the Issuers to pay the Trustee, for the benefit of the Holders, an amount equal to any increase in taxation or charges imposed on or incurred by such Holders by reason of such change in law (which agreement shall thereupon become part of this Indenture), and (B) the Issuers do in fact pay such taxes or such increases in taxation or charges, as applicable; provided, however, that this clause
(d)(ii) shall not apply to any taxes that may arise in connection with the ownership or transfer of the Notes or that may be imposed upon the income of the Holders.

     (e) In the event that the rate of interest on the Notes of any Series is determined to be usurious under applicable law the Issuers shall redeem the Notes of such Series at a redemption price equal to 100% of their principal amounts together with interest and all other amounts owing on the Notes accrued to the date of redemption (but without Make-Whole Payment), in accordance with this Indenture, on the first Interest Payment Date at which the Issuers are able to do so after complying with the notice provisions of this Article XI.

     (f) Notes held by United States Aliens may be redeemed, as a whole but not in part, at the option of the Issuers, upon not more than one hundred and eighty
(180) or less than fifteen (15) days' prior notice as described under Section
1.6 (which notice shall be irrevocable), at a redemption price equal to 100% of their principal amount, together with interest and all other amounts owing on the Notes (but without Make-Whole Payment) accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any regulations or rulings thereunder) of the United States or any political subdivision or taxing authority thereof affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations or rulings, which amendment or change is effective on or after the Closing Date, the Issuers will become obligated to pay Additional Amounts (pursuant to Section 10.4) on the next succeeding Interest Payment Date, and such obligation cannot be avoided by the use of reasonable measures available to the Issuers, not including assignment of the Notes; provided, however, that (1) no such notice of redemption may be given earlier than sixty (60) days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due, and (2) at the time such notice of redemption is given, such amendment or change giving rise to the obligation to pay such Additional Amounts shall not have been repealed or otherwise voided. Immediately prior to the publication of any notice of redemption pursuant to Section 11.4, the Issuers shall deliver to the Trustee (i) a certificate stating that the Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuers so to redeem have occurred, and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuers have or will become obligated to pay such Additional Amounts as a result of such change or amendment.

     SECTION XI.2  Election to Redeem; Notice to Trustee.

     Any redemption of Notes issued hereunder pursuant to Section 11.1(c), (d),
(e) or (f) shall be preceded by the delivery to the Trustee (with a copy to the Servicer as required by Section 1.5) by the Issuers of an Officer's Certificate, at least thirty (30) days prior to the Redemption Date fixed by the Issuers (unless a shorter period shall be reasonably satisfactory to the Trustee) (i) stating that the Issuers are entitled or required to effect such redemption,
(ii) setting forth in reasonable detail the circumstances giving rise to such redemption, (iii) stating the aggregate principal amount of the Notes to be redeemed, (iv) stating whether a Make-Whole Payment is payable in connection with such redemption and, if so, setting forth the estimated amount thereof and the calculations made to determine such estimated amount and stating that such calculations were made in accordance with the applicable provisions of this Indenture, (v) with respect to the redemption of Notes to be effected pursuant to Section 11.1(c) attaching the written notice of the Issuers referred to in
Section 11.1(c) and (vi) specifying the Redemption Date applicable thereto.

     SECTION XI.3   Selection by Trustee of Notes to be Redeemed.

     (a) With the exception of redemptions described in clause (f) of Section 11.1, if less than all the Notes of any Class are to be redeemed, an equal proportion in aggregate current principal amount of the Outstanding Notes of such Class held by each Holder shall be redeemed.

     (b) In all cases, Notes shall be redeemed only in integral multiples of U.S. $100,000 and increments of $100,000 (or such smaller amount as remains outstanding at such time) for amounts in excess thereof from funds available for such redemption.

     (c) Except as set forth below or elsewhere in this Article XI (including, without limitation, the last clause of Section 11.1(b)), the Trustee will allocate redemption proceeds in the following order of priority: first, to redeem any Outstanding Class A Notes, then to redeem any Outstanding Class B Notes, then to redeem any Outstanding Class C Notes, then to redeem any Outstanding Class D Notes and then to redeem any Outstanding Class E Notes. In each such instance, the Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     In the event that the Issuers elect to redeem Notes as permitted hereunder without seeking the release of any of the Mortgaged Properties from the lien of the Mortgage in connection therewith (other than in connection with a Casualty or Taking or as may be permitted to avoid paying Additional Amounts), the Issuers may, in their sole discretion, select the Series and/or the Notes thereof toward which the Trustee will apply the related redemption proceeds. In the event that the Issuers elect to redeem Notes in connection with the release of one or more Mortgaged Properties as permitted under Section 44.1 of the Mortgage, the Trustee will apply (i) the redemption proceeds first toward the redemption of any Outstanding Class A Notes, then toward the redemption of any Outstanding Class B Notes, then toward the redemption of any Outstanding Class C Notes, then toward the redemption of any Outstanding Class D Notes and then toward the redemption of any Outstanding Class E Notes until Notes with a principal amount equal to 100% of the Allocated Amount for each Mortgaged Property to be released have been redeemed and (ii) (A) so long as the Issuers remaining after such release can demonstrate a Debt Service Coverage Ratio (adjusted to give effect to the release and related redemptions) of at least 1.4:1, the remaining proceeds (i.e. the portion of the redemption proceeds representing the prepayment premium) to repay Notes from such Classes, or Series thereof, as the Issuers may direct in their sole discretion and (B) in all other cases, the remaining proceeds in the same manner as is described in clause (i) above with respect to the initial portion of the redemption proceeds.

     (d) For purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

     SECTION XI.4   Notice of Redemption.

     Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of the Notes to be redeemed, not later than fifteen (15) Business Days prior to the Redemption Date.

     All notices of redemption shall state:

     (1) the Redemption Date (which date must be an Interest Payment Date),

     (2) if less than all the Outstanding Notes are to be redeemed, which Notes are to be redeemed and the aggregate principal amount of the Notes to be redeemed,

     (3) the Redemption Price,

     (4)  whether a Make-Whole Payment is payable,

     (5) that on the Redemption Date the Redemption Price will become due and payable upon each Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

     (6) with respect to Notes other than those in global form, the place or places where such Notes maturing after the Redemption Date are to be surrendered for payment of the Redemption Price.

     SECTION XI.5   Deposit of Redemption Price.

     On or before the Business Day next preceding a Redemption Date, the Issuers shall deposit with the Trustee an amount of Cash sufficient to pay the Redemption Price of all the Notes which are to be redeemed on such Redemption Date.

     SECTION XI.6   Notes Payable on Redemption Date.

     If notice of redemption shall have been given as aforesaid, the Notes subject to redemption shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price; provided, however, that principal and Interest Installments on Notes which have a Maturity Date on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, as of the close of business on the relevant Record Dates according to their terms and the provisions of this Indenture.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and Make-Whole Payment, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

     SECTION XI.7  Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if any Issuer or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Issuers or the Trustee duly executed by, the Holder thereof or an attorney for the Holder duly authorized in writing), and each Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Notes so surrendered.

     In the event of a redemption of the Notes in part, no Issuer shall be required (i) to register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen (15) days before, and continuing until, the date notice is given identifying the Notes to be redeemed, or (ii) to register the transfer or exchange of any Note, or portion thereof, called for redemption, or (iii) to exchange any Note called for redemption, except for a Note of like aggregate principal amount which is simultaneously surrendered for redemption.

                                 ARTICLE XII

                           LIQUIDATION OF COLLATERAL
                           -------------------------

     Following an Event of Default and acceleration of the Notes, the Trustee, or the Servicer on the Trustee's behalf, may take such action as is required (and is permitted by law) in order to liquidate the Collateral or any portion thereof until the sum of the funds so received or obtained by the Trustee are sufficient to make timely payment of such principal and interest and such other amounts as are due to Holders, the Trustee and the Servicer in accordance with
Article V and the other provisions of this Indenture and the other Security Documents. This Article XII shall not be interpreted as limiting the rights of the Trustee and the Servicer described in Article V and Section 1.13. Payment made with funds obtained by the Trustee by liquidating any part of the Collateral shall not constitute a cure of a failure by the Issuers to make a payment for purposes of Section 5.1 hereof unless the Event of Default relating thereto is waived in accordance with Section 5.13.

                                 ARTICLE XIII

                         MEETINGS OF HOLDERS OF NOTES
                         ----------------------------

     SECTION XIII.1 Purposes for Which Meetings May Be Called.

     A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes, or any Series of the foregoing, as required by Section 1.3(e).

     SECTION XIII.2 Call, Notice and Place of Meetings.

     (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 13.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of Notes of any Series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee to each Holder of Notes of such Series and the Issuers, in the manner provided in Section 1.6, not less than 10 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time any Issuer or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 13.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 10 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then any Issuer or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

     SECTION XIII.3 Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of any Issuer and its legal and financial advisers.

     SECTION XIII.4 Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the Outstanding Notes (or, in the case of a Series-specific meeting, a majority of the Notes of such Series) shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that this Indenture expressly provides may be given by Holders of not less than 66 2/3% in principal amount of the Outstanding Notes, the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 60 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten
(10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.2, except that such notice need be given only once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of

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the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes (or, if applicable, the Outstanding Notes of a particular Series) that shall constitute a quorum.

     Except as limited by the proviso to the first paragraph of Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes entitled to vote thereon; provided, however, that, except as limited by the proviso to the first paragraph of Section 9.2, any resolution with respect to any consent or waiver that this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66 2/3% in principal amount of the Outstanding Notes; and provided, further, that, except as limited by the proviso to the first paragraph of Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

     Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of such Notes, whether or nor present or represented at the meeting.

     SECTION XIII.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the rights to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.3 or other proof.

     (b) The Trustee shall, by an instrument in writing, appoint a chairman of the meeting, unless the meeting shall have been called by any Issuer or by Holders of Notes as provided in Section 13.2(b), in which case such Issuer or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a chairman. A permanent

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chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

     (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or of a proxy.

     (d) Any meeting of Holders of Notes duly called pursuant to Section 13.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

     SECTION XIII.6 Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.2 and, if applicable, Section 13.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the issuers, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE XIV

                   ASSUMPTION OF OBLIGATIONS UNDER THE NOTES

     Each Issuer may at any time assign all of such Issuer's interest in the Mortgaged Property or Mortgaged Properties identified in the Mortgage as being owned by such Issuer to a permitted transferee in connection with a permitted transfer of all (but not less

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


than all) of such Mortgaged Property or interests in the ownership of such Mortgaged Property, pursuant to Article 19 of the Mortgage; provided, however that such transferee assumes the obligations of an Issuer under, and agrees to comply with all of the provisions of, this Indenture and, in particular, Section
10.10 hereof. Upon any such assignment and the express assumption, subject to the provisions of Sections 1.12 and 1.14, by the assignee of all of the obligations of an Issuer under the Notes and this Indenture, the transferring Issuer or Issuers shall be released from such obligations, and the assignee shall assume and perform such obligations, and shall succeed to, and be substituted for, and may exercise every right and power of, an Issuer under this Indenture with the same effect as if such assignee had been named as an Issuer herein, subject to Section 1.12 and Section 1.14.

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


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                       LASALLE NATIONAL BANK, as Trustee

                                       By:
                                           Name:
                                           Title:


                                       MIDLAND LOAN SERVICES, L.P., as Servicer

                                           By: Midland Data Systems, Inc.,
                                               its general partner

                                               By:
                                                   Name:
                                                   Title:


                    [SIGNATURE BLOCKS FOR ISSUERS TO COME]


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